UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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DXC Technology Company

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Tuesday, July 26, 2022
10:30 a.m. Eastern Time
via live webcast at
www.virtualshareholdermeeting.com/DXC2022

DXC TECHNOLOGY
DXC TECHNOLOGY
Delivering eXcellence for our Customers and Colleagues
DXC
LISTED
NYSE

Delivering eXcellence for our Customers and Colleagues

Corporate Office

20408 Bashan Drive,

Suite 231

Ashburn, VA 20147

www.dxc.com

June 13, 2022

Dear Fellow Stockholder,

We hope you and your family are doing well.

The Board of Directors and executive leadership team of DXC Technology are pleased to invite you to join our Annual Meeting of Stockholders on July 26, 2022 at 10:30 a.m. Eastern Time. This will be a virtual meeting of stockholders, conducted via live webcast.

Attend our virtual meeting

You can attend the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2022. The Notice of Annual Meeting of Stockholders and the Proxy Statement that accompany this letter provide important information and will serve as a guide to the business that will be conducted.

Our transformation journey

We are pleased with the ongoing business momentum that we achieved in fiscal 2022 and with the progress we have made in driving our transformation journey. There is no doubt that DXC is in a better place.

We significantly improved our organic revenue performance, expanded margins, drove strong Adjusted EPS growth, and improved free cash flow by $1.4 billion as compared to fiscal 2021.

We are excited about our future and the clarity that our DXC leadership team has as to what we need to execute within our business in order to meet our long-term targets.

Your vote is important

We encourage you to vote as soon as possible, whether you plan to participate in the meeting or not. You can vote by proxy over the Internet, by telephone or by completing and returning the printed proxy card, or voting instruction card if you are a beneficial owner and requested and received printed proxy materials from your broker, bank or nominee. The printed card includes instructions for returning it by mail.

We value your support and are committed to communicating regularly and openly. Thank you for your continued trust and confidence.

MICHAEL J. SALVINO President and Chief Executive Officer	IAN READ Chairman of the Board

Notice of 2022 Annual Meeting of Stockholders

Date:	Tuesday, July 26, 2022

Time:	10:30 a.m. Eastern Time

Place:	Online at www.virtualshareholdermeeting.com/DXC2022

The 2022 Annual Meeting of Stockholders of DXC Technology will be held on Tuesday, July 26, 2022, at 10:30 a.m. Eastern Time, and will be a virtual meeting conducted via live webcast. You will be able to attend the meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The purpose of the meeting is:

1.	To elect the 10 director nominees listed in the proxy statement;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023;

3.	To approve, in a non-binding advisory vote, our named executive officer compensation; and

4.	To transact any other business that may properly come before the meeting and any postponements or adjournments thereof.

Only stockholders of record at the close of business on May 27, 2022 will be entitled to vote electronically at the Annual Meeting and any postponements or adjournments thereof.

Your vote is important. Whether or not you plan to attend the meeting online, we encourage you to read this proxy statement and vote as soon as possible. Information on how to vote is contained in this proxy statement. In addition, voting instructions are provided in the notice of Internet availability of proxy materials, or, if you requested printed materials, the instructions are printed on your proxy card, or voting instruction card if you are a beneficial owner and requested and received printed proxy materials from your broker, bank or nominee. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

Zafar A. Hasan

Senior Vice President and Global Head of Corporate

Legal, Board Secretary

Ashburn, Virginia

June 13, 2022

This notice of annual meeting and proxy statement were first made available to stockholders on or about June 13, 2022.

Proxy Summary

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Meeting Date: July 26, 2022

Meeting Time: 10:30 a.m. Eastern Time

Meeting Place: Online at www.virtualshareholdermeeting.com/DXC2022

Virtual Meeting Admission: Stockholders as of the record date will be able to participate in the annual meeting by visiting www.virtualshareholdermeeting.com/DXC2022. To participate in the meeting, you will need the 16-digit control number included on your notice of Internet availability of proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The annual meeting will begin promptly at 10:30 a.m. Eastern Time. Online check-in will begin at 10:15 a.m. Eastern Time, and you should allow ample time for the online check-in procedures.

Record date: May 27, 2022

Voting: Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda

•	Election of the 10 director nominees listed in this proxy statement

•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023

•	Approval, in a non-binding advisory vote, of our named executive officer compensation

•	Such other business that may properly come before the meeting

Voting Matters and Vote Recommendation

Management Proposals		Vote Recommendation

Proposal No. 1:	Election of each of the 10 director nominees listed in this proxy statement	FOR each nominee

Proposal No. 2:	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023	FOR

Proposal No. 3:	Approval, in a non-binding advisory vote, of our named executive officer compensation	FOR

i

Proxy Summary

Proposal 1: Election of Directors

Our Director Nominees

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast, meaning if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election.

Name	Age*	Director Since	Independent	Principal Occupation	Other Public Company Boards

Mukesh Aghi	66	2017	●	President and CEO of US-India Strategic Partnership Forum and current member of Hindustan Media Ventures Ltd (HMVL) (India) board	1

Amy E. Alving	59	2017	●	Former Chief Technology Officer of Leidos and current member of Fannie Mae and Howmet Aerospace boards	2

David A. Barnes	66	2020	●	Former SVP and Chief Information and Global Business Services Officer of UPS	—

Raul J. Fernandez	55	2020	●	Vice Chairman and co-owner of Monumental Sports & Entertainment and current member of Broadcom board	1

David L. Herzog	62	2017	●	Former CFO of AIG and current member of MetLife, AMBAC Financial Group and PCCW Limited (Hong Kong) boards**	3

Dawn Rogers	57	2021	●	Director of Human Capital at American Securities LLC and former EVP and Chief Human Resources Officer at Pfizer	—

Michael J. Salvino	56	2019		President and CEO of DXC Technology	—

Carrie Teffner	55	2022	●	Former Interim Executive Chair of the Board of the Ascena Retail Group, former Chief Financial Officer of Crocs and current member of BFA Industries and IDG boards	—

Akihiko Washington	64	2021	●	Former EVP of Worldwide Human Resources for Warner Bros. Entertainment	—

Robert F. Woods	67	2017	●	Former SVP and CFO at SunGard Data Systems Inc.	—

*	As of June 13, 2022
**

On May 17, 2022, the Company announced that David Herzog will become Lead Independent Director (LID) effective after our 2022 Annual Meeting of Stockholders. In connection with his appointment as LID, Mr. Herzog will reduce his number of other public company boards from three to two before he begins serving as LID for the Company. For more information on our board leadership structure, see Corporate Governance/The Board/Board Leadership Structure.

ii	2022 Proxy Statement

Proxy Summary

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023

We are asking stockholders to consider and to vote upon the ratification of the appointment of Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2023. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as DXC’s independent registered public accounting firm is in the best interests of DXC and its stockholders.

Proposal 3: Approval, in a non-binding advisory vote, of our named executive officer compensation

We are asking stockholders to approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in this proxy statement for the fiscal year ended March 31, 2022 (fiscal 2022). In evaluating this proposal, we recommend you review the information as disclosed under “Compensation Discussion and Analysis (CD&A)” in this proxy statement. As discussed in the CD&A, we are committed to a pay for performance culture, and our executive compensation program is grounded in a philosophy aimed at achieving strong alignment between the Company’s financial and strategic goals and our stockholders’ interests.

iii

A. PROPOSALS	1

Proposal 1: Election of Directors	1

Director Nomination Process	1

Board Skills Matrix	3

Board Diversity and Refreshment	3

2022 Director Nominees Biographies	5

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending March 31, 2023	15

Proposal 3: Non-Binding Advisory Vote to Approve Our Named Executive Officer Compensation	16

B. CORPORATE GOVERNANCE	17

The Board	17

Corporate Governance Guidelines	17

Board Leadership Structure	17

Combination of CEO and Board Chairman Positions	18

Director Independence	18

Limits on Director Service on other Public Company Boards	19

Director Attendance	19

Stockholder Engagement	19

Risk Oversight	20

Information Security Risk	21

Oversight of COVID-19 Risks	21

Oversight of Risks Related to Russia’s Invasion of Ukraine	21

Compensation and Risk	21

Prohibition on Hedging or Pledging of Company Stock	21

Equity Ownership Guidelines	22

Talent Management and Succession Planning	22

Director Education	22

Code of Conduct	22

Retirement of Directors	22

Board Evaluations	23

Resignation of Employee Directors	23

Communicating with the Board	23

Committees of the Board	23

Audit Committee	25

Compensation Committee	26

Nominating/Corporate Governance Committee	26

Audit Committee Report	27

Director Compensation	27

Environmental, Social and Corporate Governance	31

Political Contributions and Lobbying	33

C. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34

Security Ownership	34

iv

v	2022 Proxy Statement

Proposals

Proxy Statement

for the 2022 Annual Meeting of Stockholders

A.    Proposals

Proposal 1: Election of Directors

There are 10 nominees for election to our Board of Directors. The directors elected will hold office until the 2023 Annual Meeting of Stockholders or until their successors have been elected and qualified. Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of DXC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting. Each nominee has informed the Board that he or she is willing to serve as a director.

Vote Required

In uncontested elections, director nominees are elected if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.

In accordance with DXC’s Corporate Governance Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee.

Director Nomination Process

The Nominating/Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought for Board members in the context of our business and then-current membership on the Board. This assessment of Board skills, experience, and background involves considering numerous diverse factors including independence, experience, professional and personal ethics and values, age, gender and ethnic diversity, as well as skills and attributes. Our Board is committed to actively seeking women and minority director candidates for consideration.

The Board seeks directors whose expertise achieves a balance across the following skills and attributes:

•

Leadership and Management: Includes experience as a senior executive in a global public or private organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results.

•

Public Company Governance: Experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, executive compensation practices, and policies and processes to effectively manage and monitor these in support of the stockholders’ interests.

•

Industry: Experience in the professional services industry with a good understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers.

•

Audit and Financial Expertise: Experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

•

Enterprise Transformation and Culture Building: Experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment as the landscape for technology services embraces marketplace-led disruption. Experience aligning HR policies and practices to attract, onboard, develop and retain top talent in support of DXC’s strategic talent plan.

1

Proposals

•

Capital Markets and Treasury: Experience globally in raising funds in the debt and equity markets, managing liquidity and managing the complex interplay of operational performance, rating agencies and stockholder relationships.

•

Technology and Information Security: Experience in senior leadership roles at companies in the technology landscape and an understanding of DXC’s enabling technologies (e.g., cloud, artificial intelligence, machine learning, Internet of Things and Software-as-a-Service). Experience managing information security risks, including an understanding of the information security threat landscape.

The Nominating/Corporate Governance Committee also considers skills and experience related to Environmental, Social and Governance matters as it believes it strengthens the Board’s oversight and ensures that strategic business imperatives and long-term value creation are achieved within a reasonable, sustainable business model.

In addition to the skills and expertise listed above, the Nominating/Corporate Governance Committee and the Board also believe that the following key attributes are important to an effective Board:

•	integrity and demonstrated high ethical standards;

•	sound judgment;

•	analytical skills;

•	the ability to engage management and each other in a constructive and collaborative fashion; and

•	the commitment to devote significant time and energy to service on the Board and its committees.

In evaluating potential director nominees, the Nominating/Corporate Governance Committee considers the applicable qualifications. The committee then considers the contribution they would make to the quality of the Board’s decision making and effectiveness.

The Nominating/Corporate Governance Committee will also consider potential director candidates recommended by stockholders as described under Business for 2023 Annual Meeting at the end of this proxy statement. This committee may retain from time-to-time third-party search firms to identify qualified director candidates and to assist the Nominating/Corporate Governance Committee in evaluating candidates identified by others.

2022 Director Nominees

Each of the nominees has a strong reputation and experience in areas relevant to the strategy and operations of DXC’s businesses, particularly industries and growth segments that DXC serves, as noted above. Each of the nominees holds or has held senior executive positions in global, complex organizations or has relevant operating experience. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, thought leadership, executive management and leadership refreshment. Many of our directors also have experience serving on boards of directors and board committees of other public companies.

2	2022 Proxy Statement

Proposals

Board Skills Matrix

The following chart provides summary information about each of our director nominees’ skills and attributes. More detailed information is provided in each director nominee’s biography.

Top Skills	Leadership and Management	Public Company Governance	Industry	Audit and Financial Expertise	Enterprise Transformation and Culture Building	Capital Markets and Treasury	Technology and Information Security

Mukesh Aghi	●	●	●		●

Amy E. Alving	●	●	●	●	●		●

David A. Barnes	●	●	●	●			●

Raul J. Fernandez	●	●	●	●	●	●	●

David L. Herzog	●	●		●	●	●

Dawn Rogers	●	●		●	●

Michael J. Salvino	●	●	●		●		●

Carrie W. Teffner	●	●		●	●	●

Akihiko Washington	●	●	●		●

Robert F. Woods	●	●		●		●

Board Diversity and Refreshment

The Board believes that maintaining a diverse membership with varying backgrounds, skills, expertise and other personal characteristics promotes inclusiveness, enhances the Board’s deliberations and enables the Board to better represent all of DXC’s constituents, including its diverse customer base and workforce. Accordingly, the Board is committed to regular renewal and refreshment and seeking out highly qualified candidates with diverse backgrounds, skills and experiences as part of each Board candidate search undertaken, including actively seeking women and minority director candidates for consideration.

The Nominating/Corporate Governance Committee, which oversees succession planning for the Board and makes recommendations regarding key leadership roles on the Board and its committees, regularly reviews the composition of our Board and assesses the skills and characteristics of our directors with a view towards enhancing the composition of our Board to support the Company’s evolving strategy. Likewise, on an annual basis, committee assignments are reviewed to discuss whether rotation of Committee members and committee chairs is appropriate to introduce fresh perspectives and to broaden and diversify the views and experiences represented on the Board’s committees.

Our Board believes that these considerations and goals, together with the Board’s Annual Evaluation and the Board Retirement policy based on age limit of 72, are important factors in the Board’s refreshment efforts. Since August 2020, we have welcomed five new directors to the Board, two of whom are women and two others of whom are from a racial / ethnic minority group, and each of whom brings extensive experience and fresh perspectives to enrich Board dialogue and enhance the Board’s ability to continue to effectively oversee our business. Raul J. Fernandez was nominated for election as director at our 2020 annual meeting of stockholders, we appointed Dawn Rogers and Akihiko Washington to our Board in March 2021 and, most recently, we appointed Carrie Teffner to our Board in April 2022.

3

Proposals

The majority of our Board is diverse based on directors’ self-identified gender, race, ethnicity and/or nationality.

Board Diversity—Background of Director Nominees
	Mukesh Aghi	Amy E. Alving	David A. Barnes	Raul J. Fernandez	David L. Herzog	Dawn Rogers	Michael J. Salvino	Carrie W. Teffner	Akihiko Washington	Robert F. Woods

Tenure/Age/Gender

Years on the Board	5	5	2	2	5	1	3	0	1	5

Age	66	59	66	55	62	57	56	55	64	67

Gender	M	F	M	M	M	F	M	F	M	M

Race/Ethnicity/Nationality

African American/Black									●

Asian	●								●

White/Caucasian		●	●		●	●	●	●		●

Hispanic/Latinx				●

Born Outside the U.S.	●

4	2022 Proxy Statement

Proposals

2022 Director Nominees Biographies

The biographies of each of the nominees below contains information as of the date of this proxy statement regarding the person’s service as a director, director positions held currently or at any time during the last five years, and skills, experience and qualifications that led to the conclusion that such person should serve as one of our directors.

Mukesh Aghi Age: 66 Director Since: 2017	DXC Committees: • Compensation	Other Public Company Boards: Current: • HMVL (India) Former (Past Five Years): • Computer Sciences Corporation

Dr. Aghi has served as a member of our Board since April 1, 2017. Since 2017, Dr. Aghi has been the President and CEO of U.S.-India Strategic Partnership Forum (USISPF), a strategic policy organization focused on fostering a stronger relation between the two democracies. Dr. Aghi has over 35 years of experience in international business and IT environment. Earlier, Dr. Aghi served as Chief Executive Officer of L&T Infotech from 2012 to 2015, where he expanded the business internationally, and as Chairman and CEO of Steria India Ltd. from 2007 to 2012. Additionally, Dr. Aghi was the founding CEO of Universitas 21 Global, the world’s largest consortium of research-led universities and global leader in providing post-graduate online education. He was also the President of IBM India for IBM Corporation and worked at Ariba and J.D. Edwards. Dr. Aghi is a member of the board of directors of Hindustan Media Ventures Ltd (HMVL) (India) and a Trustee at the Claremont Graduate University.

Qualifications: Dr. Aghi brings to the DXC Board of Directors extensive leadership and management experience, including global and international business experience and a broad understanding of the professional services industry, with a good understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers. Dr. Aghi has strong experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, executive compensation practices, and policies and processes to effectively manage and monitor these, and robust enterprise transformation and culture-building experience.

5

Proposals

Amy E. Alving Age: 59 Director Since: 2017	DXC Committees: • Audit	Other Public Company Boards: Current: • Federal National Mortgage Association • Howmet Aerospace, Inc. (formerly named Arconic Inc.) Trusteeship: • Trustee, Princeton University

Dr. Alving has served as a member of our Board since April 1, 2017. Dr. Alving is the former Senior Vice President and Chief Technology Officer of Leidos Holdings, Inc. (formerly Science Applications International Corporation (SAIC)), one of the nation’s top defense sector providers of hardware, software and services, where she worked from 2005 to 2013. From 2007 to 2013, she was SAIC’s Chief Technology Officer, where she was responsible for the creation, communication and implementation of SAIC’s technical and scientific vision and strategy. Prior to joining SAIC, Dr. Alving was the director of the Special Projects Office (SPO) at the Defense Advanced Research Projects Agency (DARPA) until 2005, where she was a member of the federal Senior Executive Service. Prior to her time at DARPA, Dr. Alving was a White House Fellow serving as a senior technical advisor to the Deputy Secretary of Commerce from 1997 until 1998. Dr. Alving is a member of the board of directors of the Federal National Mortgage Association (Fannie Mae) and Howmet Aerospace, Inc. (formerly named Arconic Inc.). She is also a member of the Defense Science Board and the board of trustees of Princeton University.

Qualifications: Dr. Alving brings to the DXC Board of Directors extensive technology and innovation experience across multiple sectors, an understanding of DXC’s enabling technologies and experience managing information security risks, including an understanding of the information security threat landscape. Dr. Alving has robust leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Dr. Alving also has extensive experience in the professional services industry, with a robust understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers. She brings to the Board strong public company governance experience and leadership and management experience as well as audit and financial expertise, including an understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

6	2022 Proxy Statement

Proposals

David A. Barnes Age: 66 Director Since: 2020	DXC Committees: • Audit	Other Public Company Boards: Former (Past Five Years): • Hertz Global Holdings, Inc. • Ingram Micro Inc.

Mr. Barnes has served as a member of our Board since August 13, 2020. He is the former Senior Vice President, Chief Information and Global Business Services Officer of United Parcel Service, Inc. (UPS), a role he served from 2011 to 2016. From 2005 to 2011, Mr. Barnes served as Senior Vice President and Chief Information Officer for UPS. UPS is one of the world’s largest global package delivery companies, a provider of global supply chain management and advanced logistic & health care solutions, and an operator of one of the world’s largest airlines. In his role as Chief Information Officer of UPS and a member of the UPS Management Committee, Mr. Barnes was responsible for all aspects of UPS technology utilized in over 220 countries and territories. He also chaired the UPS Information Technology Governance Committee responsible for global technology strategy, architecture, mobility, hardware design, and research and development. In addition, he was responsible for information security, served as Co-Chair of the Enterprise Risk Committee, and was a member of the UPS Corporate Strategy and the Finance Committees. Prior to serving as a member of the UPS Management Committee, he held a number of key leadership positions throughout his 39-year career at UPS in areas including technology development, operations, UPS airline, international custom house brokerage, mergers and acquisitions, and finance. Mr. Barnes has also served as Senior Advisor for Bridge Growth Partners LLC (Bridge Growth), a private equity fund, since 2016 and in this capacity serves as a member of the board of directors for several privately held companies in Bridge Growth’s technology investment portfolio. Mr. Barnes also served as a director of Hertz Global Holdings, Inc. from May 2016 to August 2021 and of Ingram Micro Inc., a global technology and supply chain service provider, from June 2014 to December 2016, where he was a member of the Audit Committee and chair of the Technology Committee. Mr. Barnes serves as a director for Solace Corporation, a software company, since 2016, where he serves on the Audit Committee, and Syniti, a software and services company, since 2017, where he serves on the Audit and Technology Committees.

Qualifications: Mr. Barnes brings to the DXC Board of Directors robust experience managing information security risks, including an understanding of the information security threat landscape and of DXC’s enabling technologies. He also has strong leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Mr. Barnes has extensive experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, executive compensation practices and policies, and processes to effectively manage and monitor these in support of stockholders’ interests. Mr. Barnes also brings to the Board broad experience in the professional services industry, with an understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers, as well as experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

7

Proposals

Raul J. Fernandez Age: 55 Director Since: 2020	DXC Committees: • Nominating/Corporate Governance (chair)	Other Public Company Boards: Current: • Broadcom, Inc. Former (Past Five Years): • Kate Spade & Co. • GameStop Corp. • Capitol Investment Corp. V

Mr. Fernandez has served as a member of our Board since August 13, 2020. He currently is Vice Chairman and co-owner of Monumental Sports & Entertainment, a private partnership that owns some of Washington, D.C.’s major sports franchises, including the WNBA’s 2019 Champion Washington Mystics, the NHL’s 2018 Stanley Cup Champion Washington Capitals, the Washington Wizards, and the NBA 2K League’s 2020 and 2021 Champion Wizards District Gaming. The partnership also owns and operates Washington, D.C.’s premier sports and entertainment complex, Capital One Arena. He is also a Senior Advisor and Limited Partner to General Atlantic Partners, a growth equity firm with more than $84 billion of assets under management. Well-known in the tech industry as the founder of Proxicom (NASDAQ: PXCM), which under his leadership evolved into a prominent global provider of e-commerce solutions for Fortune 500 companies, Mr. Fernandez guided the growth of Proxicom from its launch in 1991 to public listing in 1999. Proxicom was acquired by Dimension Data (LSE: DDT) in an all-cash transaction valued at $450 million. From 2000 to 2002, he served as Chief Executive Officer for Dimension Data North America, an information systems integration company, and as a Director of its parent company, Dimension Data Holdings Plc, in 2001. He also served from 2004 to 2017 as Chairman and CEO for ObjectVideo, a leading developer of intelligent video surveillance software, which was sold to Alarm.com. He has also previously served as a member of the President’s Council of Advisors on Science and Technology.

Mr. Fernandez currently serves on the Board of Directors at Broadcom, Inc. (NASDAQ: AVGO), a global technology leader in semiconductor and infrastructure software solutions. He also served as a director of Kate Spade & Co. from 2001 to 2017, of GameStop Corp. from April 2019 to June 2021, and of Capitol Investment Corp. V from October 2020 to July 2021. Mr. Fernandez also sits on the Board of Directors of URBANEER, an urban innovation company designing and engineering next generation living spaces, is on the Strategic Advisory Board of Volition Capital, a Boston-based growth equity firm, and is a Special Advisor to Carrick Capital Partners, a growth-oriented investment firm. Mr. Fernandez is an active technology investor in disruptive companies, including Cloud9 eSports, SyncThink, Radius Networks, SUGARFISH, Professional Fighters League (MMA), and RemoteRetail.

Qualifications: Mr. Fernandez brings to the DXC Board of Directors extensive leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation and driving results. Mr. Fernandez has strong experience in capital markets and with corporate and board governance, including oversight of compliance, risk, regulatory requirements, executive compensation practices, and policies and processes to effectively manage and monitor these in support of stockholders’ interests. Mr. Fernandez also has experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent, as well as experience in the professional services industry, with a good understanding of DXC’s strategy, offerings, digital transformation, innovation, customers, marketplace dynamics and success drivers.

8	2022 Proxy Statement

Proposals

David L. Herzog Age: 62 Director Since: 2017	DXC Committees: • Audit	Other Public Company Boards: Current*: • MetLife, Inc. • Ambac Financial Group • PCCW Limited (Hong Kong)

Mr. Herzog has served as a member of our Board since April 1, 2017. Mr. Herzog served as the Chief Financial Officer and Executive Vice President of American International Group (AIG) from 2008 to 2016. Mr. Herzog served as Senior Vice President and Comptroller of AIG from June 2005 to October 2008, Chief Financial Officer for worldwide life insurance operations from April 2004 to June 2005 and Vice President, Life Insurance from 2003 to 2004. In addition, Mr. Herzog has served in other senior officer positions for AIG and its subsidiaries, including as the Chief Financial Officer and Chief Operating Officer of American General Life following its acquisition by AIG. Previously, Mr. Herzog served in various executive positions at GenAmerica Corporation and Family Guardian Life, a Citicorp company, and at a large accounting firm that is now part of PricewaterhouseCoopers LLP. In addition, Mr. Herzog holds the designations of Certified Public Accountant and Fellow, Life Management Institute. Mr. Herzog is also a member of the Board of Directors and chair of the Audit Committees of MetLife Inc. and of Ambac Financial Group, Inc. He is also a member of the Board of Directors of PCCW Limited (Hong Kong).

* On May 17, 2022, the Company announced that David Herzog will become Lead Independent Director (LID) effective after our 2022 Annual Meeting of Stockholders. In connection with his appointment as LID, Mr. Herzog will reduce his number of other public company boards from three to two before he begins serving as LID for the Company.

Qualifications: Mr. Herzog has extensive experience and understanding of accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions. Mr. Herzog brings more than three decades of life insurance and financial service expertise to DXC, and his financial and international business experience in the oversight of AIG and its subsidiaries uniquely positions him to enhance stockholder value by leveraging his financial and risk management expertise and deep understanding of the insurance business. Mr. Herzog also has broad capital markets and treasury experience as well as enterprise transformation and culture-building experience.

9

Proposals

Dawn Rogers Age: 57 Director Since: 2021	DXC Committees: • Compensation

Ms. Rogers has served as a member of our Board since March 4, 2021. She is a global human resources executive with 35 years of experience in companies large and small, with deep expertise in the United States, Europe and emerging markets. She has built innovative HR organizations and high-impact teams focused on business outcomes and employee experience and engagement. Ms. Rogers has successfully led executive transitions, culture transformations, and large-scale M&A and business change programs. Ms. Rogers is currently Director of Human Capital at American Securities LLC, where she provides leadership and support to the firm’s portfolio of companies in all areas of human capital management. Prior to joining American Securities, she was the Executive Vice President and Chief Human Resources Officer at Pfizer Inc. Ms. Rogers’ career with Pfizer spanned more than 20 years across their global businesses, working as a key member of the executive team supporting growth and innovation. Prior to Pfizer, she was Senior Director of Human Resources at Kos Pharmaceuticals, where she established the human resources function and built their commercial organization in preparation for their first product launch and IPO. Ms. Rogers also held human resources positions at Earth Tech and The Ares Serono Group/Serono Diagnostics.

Qualifications: Ms. Rogers brings to the DXC Board of Directors extensive experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent in support of the Company’s strategic talent plan. Ms. Rogers has robust leadership and management experience, including experience in a global organization, with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. She also has strong experience with corporate and board governance, including oversight of executive compensation practices, and policies and processes to effectively manage and monitor these in support of the stockholders’ interests, as well as experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

10	2022 Proxy Statement

Proposals

Michael J. Salvino Age: 56 Director Since: 2019

Mr. Salvino became the President and Chief Executive Officer of DXC in September 2019 and has been a member of the Board of Directors of DXC since May 2019. Prior to joining DXC, Mr. Salvino served as Managing Director of Carrick Capital Partners from 2016 to 2019. Prior to his tenure at Carrick, from 2009 to 2016, Mr. Salvino served as group chief executive of Accenture Operations, one of Accenture’s five businesses, where he led a team of more than 100,000 consulting and outsourcing professionals focused on providing business process outsourcing, infrastructure, security and cloud services to deliver business value and drive productivity and digital improvements for clients. Prior to that, he held leadership roles in the HR outsourcing business at Hewitt Associates Inc. and as President of the Americas Region at Exult Inc. Mr. Salvino is a board member of the Atrium Health Foundation, the largest healthcare system in the Carolinas, where he serves on the Investment Oversight Committee for both the hospital and the foundation. Mr. Salvino graduated from Marietta College with a Bachelor of Science degree in industrial engineering. He is a member of the Board of Visitors of the Duke University Pratt School of Engineering.

Qualifications: Mr. Salvino brings to the DXC Board of Directors extensive experience in the professional services industry, with a robust understanding of DXC’s strategy, offerings, enabling technologies, digital transformation, innovation, customers, marketplace dynamics and success drivers. Mr. Salvino has broad experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent in support of DXC’s transformation journey. Mr. Salvino also brings to the Board strong leadership and management experience and public company governance experience. In addition, the Board believes that his expertise and perspective in operations, digital, artificial intelligence and security, and strong international business experience, qualify Mr. Salvino to serve as our President and Chief Executive Officer and, effective after our 2022 Annual Meeting of Stockholders, to also serve as Chairman of the Board.

11

Proposals

Carrie W. Teffner Age: 55 Director Since: 2022	DXC Committees: • Audit	Other Public Company Boards: Former (Past Five Years): • GameStop • Ascena Retail Group

Ms. Teffner has served as a member of our Board since April 21, 2022. Ms. Teffner is a strategic, financial, and operational executive with over 30 years of experience assisting consumer product and retail companies to grow their businesses worldwide. Ms. Teffner’s career has been marked by leading successful large-scale transformational initiatives thanks to her ability to engage, inspire and lead organizations through significant change. She has served on the board of directors of BFA Industries since February 2021 and International Data Group (IDG) since December 2021. Prior to that, Ms. Teffner served on the Ascena Retail Group Board of Directors, first as a member of the board from October 2018 to May 2019 and then as interim executive chair from May 2019 to March 2021. She also served on the GameStop Board of Directors from September 2018 to June 2021. Before her most recent board roles, Ms. Teffner was at Crocs for four years, where she served as EVP of Finance and Strategic Projects from August 2018 to April 2019, as EVP and Chief Financial Officer from December 2015 to August 2018, and as a member of the board of directors from June 2015 to December 2015. Prior to Crocs, she was the EVP and Chief Financial Officer of PetSmart, a Fortune 300 company, from June 2013 to June 2015. Prior to that, Ms. Teffner was the EVP and Chief Financial Officer of Weber Stephen Products from October 2011 to May 2013 and the Chief Financial Officer of Timberland from September 2009 to September 2011. Ms. Teffner spent the first 21 years of her career with Sara Lee Corporation, a Fortune 100 company, where she held various domestic and international roles, including division and segment Chief Financial Officer roles and Corporate Treasurer.

Qualifications: Ms. Teffner brings to the DXC Board of Directors extensive experience and understanding of accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions. She has broad capital markets and treasury experience as well as enterprise transformation and culture-building experience. Ms. Teffner also has robust leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. She brings strong experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent.

12	2022 Proxy Statement

Proposals

Akihiko Washington Age: 64 Director Since: 2021	DXC Committees: • Compensation (chair)

Mr. Washington has served as a member of our Board since March 4, 2021. He retired from Warner Bros. Entertainment as Executive Vice President of Worldwide Human Resources, where he served in that role from 2009 until December 2020 and was responsible for managing the company’s global HR department, including organizational planning and development, recruitment, compensation and benefits, employee training and development, employee relations, employee communications, inclusion and belonging, shared services and work-life initiatives. He joined Warner Bros. in 2000 as Senior Vice President of Worldwide Human Resources. Mr. Washington is a proven leader in shaping cultures and human resources initiatives globally. His professional experience spans serving as Vice President of Human Resources at Time Warner and 15 years as Vice President of Human Resources at HBO.

Qualifications: Mr. Washington brings to the DXC Board of Directors extensive experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent in support of the Company’s strategic talent plan.

Mr. Washington has robust leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. He also has strong experience in the professional services industry, with a good understanding of DXC’s strategy, offerings, enabling technologies, digital transformation, innovation, customers, marketplace dynamics and success drivers as well as experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, executive compensation practices, and policies and processes to effectively manage and monitor these in support of the stockholders’ interests.

13

Proposals

Robert F. Woods Age: 67 Director Since: 2017	DXC Committees: • Audit (chair)	Other Public Company Boards: Former (Past Five Years): • Computer Sciences Corporation

Mr. Woods has served as a member of our Board since April 1, 2017. Mr. Woods served as Senior Vice President of Finance and Chief Financial Officer of SunGard Data Systems, Inc. from 2010 to 2012. Prior to that, from 2004 to 2009, Mr. Woods served as Senior Vice President and Chief Financial Officer of IKON Office Solutions, Inc., a document management systems and services public company. Mr. Woods also served as Vice President and Controller of IBM Corporation from 2002 to 2004 and Vice President and Treasurer of IBM Corporation from 2000 to 2002. He served on the Board of Directors and the Audit Committee of Computer Sciences Corporation from 2015 to 2017. Mr. Woods also served as a director of Insight Enterprises, Inc., from 2009 to 2011 and as a member of its Audit and Compensation Committees.

Qualifications: As the former Chief Financial Officer of two publicly traded companies and having served as an audit committee member of two other publicly traded companies, Mr. Woods brings to the DXC Board of Directors extensive financial experience globally including raising funds in the debt and equity markets, managing liquidity, and managing the complex interplay of operational performance, rating agencies and stockholder relationships. He has strong leadership and management experience, including experience in a global organization, with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Mr. Woods also brings to the Board public company governance experience and robust experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

The Board of Directors recommends a vote FOR the election of each of these 10 nominees for director.

14	2022 Proxy Statement

Proposals

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023

The Audit Committee has appointed Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2023, and the Board asks stockholders to ratify that appointment. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and oversee DXC’s independent registered public accounting firm, the Board considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Deloitte & Touche LLP for ratification by stockholders as a matter of good corporate practice. The Board considers the appointment of Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2023 to be in the best interests of DXC and its stockholders. A representative from Deloitte & Touche LLP will attend the meeting and will have the opportunity to make a statement and respond to appropriate questions.

If stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider whether it is appropriate to appoint a different independent registered public accounting firm.

Vote Required

The affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting at the meeting is required to approve the ratification of the appointment of Deloitte & Touche LLP as DXC’s independent auditor for the current fiscal year. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023.

Fees

The following table summarizes the aggregate fees billed by DXC’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, which include Deloitte Tax LLP and Deloitte Consulting LLP (Deloitte), for services provided to DXC during fiscal years 2022 and 2021.

(in millions)	Fiscal 2022	Fiscal 2021
Audit Fees [1]	$20.70	$23.50
Audit-Related Fees [2]	$10.40	$14.10
Tax Fees [3]	$0.90	$1.10
All Other Fees [4]	$0.10	$0.50
Total Fees	$32.10	$39.20

1.

Includes fees associated with the audit of our consolidated annual financial statements, review of our consolidated interim financial statements, and the audit of our internal control over financial reporting. This would also include services that an independent auditor would customarily provide in connection with subsidiary audits, non-US statutory requirements, regulatory filings, and similar engagements for the fiscal year such as comfort letters.

2.

Consists primarily of fees for third-party assurance audits for outsourced services, carve-out audits required for divestiture transactions, employee benefit plan audits, and accounting consultations related to proposed transactions.

3.	Consists of fees for tax compliance, tax planning, and tax advice related to mergers and acquisitions.

4.	Consists primarily of advisory services to analyze and provide recommendations with respect to the rationalization of legal entities and access to technical accounting guidance.

15

Proposals

Pre-Approval Policy

Pursuant to its charter, and in accordance with Section 10A of the Securities Exchange Act of 1934, as amended (the Exchange Act), the Audit Committee pre-approves all audit, audit-related, tax and other services to be provided by the independent auditors. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve services to be provided by the independent auditors. Such pre-approval decisions of any Audit Committee member to whom such authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Proposal 3: Non-Binding Advisory Vote to Approve Our Named Executive Officer Compensation

In accordance with Section 14(a) of the Exchange Act, we are providing our stockholders the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. We urge the stockholders to read the CD&A appearing elsewhere in this proxy statement, as well as the 2022 Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation policies and practices and the compensation paid to our named executive officers in fiscal 2022, as well as compensation design considerations for fiscal year 2023.

We are therefore asking our stockholders to approve the following advisory resolution at the 2022 Annual Meeting:

RESOLVED, that the stockholders of DXC Technology Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the DXC Technology Company 2022 definitive proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the accompanying footnotes and narratives.

The vote on the compensation of our named executive officers as disclosed in this proxy statement is advisory, and therefore not binding on DXC, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We have determined that our stockholders should cast an advisory vote to approve the compensation of our named executive officers on an annual basis. Unless this determination changes, the next advisory vote to approve the compensation of our named executive officers will be at the 2023 Annual Meeting of Stockholders.

Vote Required

The affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting at the meeting is required to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and the accompanying footnotes and narratives. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.

The Board of Directors recommends a vote FOR the advisory resolution to approve our named executive officer compensation.

16	2022 Proxy Statement

Corporate Governance

B. Corporate Governance

The Board

DXC is committed to maintaining the highest standards of corporate governance. The Board’s responsibilities include, but are not limited to:

•	overseeing the management of our business and the assessment of our business risks;

•	overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics;

•	reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions; and

•	overseeing our talent management and succession planning.

The Board discharges its responsibilities through regularly scheduled meetings as well as telephonic meetings, action by written consent and other communications with management, as appropriate. DXC expects directors to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of DXC’s stockholders at which they are standing for election or re-election as directors.

In this section, we describe some of our key governance policies and practices.

Corporate Governance Guidelines

The Board adheres to governance principles designed to ensure excellence in the execution of its duties and regularly reviews the company’s governance policies and practices. These principles are outlined in DXC’s Corporate Governance Guidelines (Guidelines), which, in conjunction with our Articles of Incorporation (Articles of Incorporation), Bylaws (Bylaws), Code of Conduct (Code of Conduct), Board committee charters and related policies, form the framework for the effective governance of DXC.

The full text of the Guidelines, the charters for each of the Board committees, the Code of Conduct and DXC’s Equity Grant Policy, Related Party Transactions Policy and Executive Compensation Clawback Policy are available on DXC’s website, www.dxc.com, under About Us/Leadership and Governance. These materials are also available in print to any person, without charge, upon request, by calling 1-703-245-9700 or writing to Investor Relations, DXC Technology Company, 20408 Bashan Drive, Suite 231, Ashburn, VA 20147. Information on our website is not, and shall not be, deemed to be a part of this Proxy Statement or incorporated into any other filings DXC makes with the SEC.

Board Leadership Structure

Current:

Currently, our Board leadership structure consists of a Chairman, a Chief Executive Officer and independent chairs for our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. Ian C. Read has served as Chairman of our Board since March 16, 2020 and, as previously announced, will retire from our Board at the 2022 Annual Meeting.

Effective after our 2022 Annual Meeting:

Effective July 26, 2022, our leadership structure will consist of a Chairman and CEO, a Lead Independent Director and independent committee chairs.

•	President, Chief Executive Officer and Chairman of the Board: Michael J. Salvino

•	Lead Independent Director of the Board: David L. Herzog

17

Corporate Governance

Combination of CEO and Board Chairman Positions

DXC’s Guidelines enable the Board to determine the appropriate Board leadership structure for the Company and allow the roles of Chairman of the Board and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s unique individual circumstances and the Board’s assessment of the Company’s leadership from time to time.

The Board regularly considers different structures as circumstances may warrant. The succession planning discussions following Mr. Read’s retirement as Chairman of the Board, effective at our 2022 Annual Meeting, included discussions on the Board leadership structure, including the merits of keeping separate or combining the Chairman and CEO roles. The Board considered several factors, including: the strategic goals of the Company, the status of DXC’s progress with respect to our transformation journey, the various capabilities of our directors, the dynamics of our Board, and best practices in the market. The Board also reflected upon the Company’s independent oversight function exercised by our Board, which consists entirely of independent directors other than Mr. Salvino, as well as the independent leadership to be provided by Mr. Herzog and each of the three standing Board Committees, which consist solely of, and are chaired by, independent directors.

Based on the above, the independent directors of the Board determined that, upon Mr. Read’s retirement as Chairman effective at the 2022 Annual Meeting, a combined Chairman and CEO structure, together with a Lead Independent Director with clearly defined and robust responsibilities, provides the most effective leadership structure for the Company at this time. As Lead Independent Director, Mr. Herzog will have the following duties and responsibilities:

•	presiding over executive sessions of independent directors;

•	chairing meetings of the Board of Directors in the absence of the Chairman of the Board;

•	acting as a liaison between the independent directors and the Chairman of the Board;

•	coordinating with the Chairman of the Board regarding meeting agendas and schedules;

•	coordinating with the Chairman of the Board regarding information presented to the Board;

•	being available for consultation and communication with stockholders, as appropriate; and

•	calling meetings of the independent directors (executive sessions) as appropriate.

DXC’s governance processes include executive sessions of the independent directors after the conclusion of each regularly scheduled Board meeting, annual evaluations by the independent directors of the CEO’s performance, succession planning, annual Board and committee self-assessments, and the various governance processes contained in the Guidelines and the Board committee charters.

Director Independence

Independent Directors. The Board assesses the independence of our directors and examines the nature and extent of any relations between the Company and our directors, their families and their affiliates. The Guidelines provide that a director is “independent” if he or she satisfies the New York Stock Exchange (NYSE) requirements for director independence (as set forth in Appendix A to this proxy statement) and the Board of Directors affirmatively determines that the director has no material relationship with DXC (either directly, or as a partner, stockholder or officer of an organization that has a relationship with DXC).

The Board has determined that, except for Michael J. Salvino, the Company’s President and CEO, all of the Company’s director nominees, namely Mukesh Aghi, Amy E. Alving, David A. Barnes, Raul J. Fernandez, David L. Herzog, Dawn Rogers, Carrie W. Teffner, Akihiko Washington and Robert F. Woods, are independent for purposes of DXC’s Corporate Governance Guidelines. The Board also determined that, except for Michael J. Salvino, the Company’s President and CEO, all of the Company’s directors during fiscal 2022 were independent.

18	2022 Proxy Statement

Corporate Governance

Independent Director Meetings. The non-management directors regularly meet in executive session after the conclusion of each regularly scheduled Board meeting, and meet at such additional times as they may determine.

Committee Independence Requirements. All members serving on the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee must either be independent as defined by the Guidelines or otherwise be eligible to be a committee member under Section 303A of the NYSE Listed Company Manual. In addition, Audit Committee members must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and each Compensation Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to compensation committees and be a “non-employee director” pursuant to the Exchange Act. The company’s Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are comprised entirely of independent members.

Limits on Director Service on other Public Company Boards

We have a highly effective and engaged Board, and we believe that our directors’ outside directorships enable them to contribute valuable knowledge and experience to our Board. Nonetheless, the Board is sensitive to the external obligations of its directors and the potential for overboarding. Our Guidelines provide that directors should not serve as a director of another company if doing so would create actual or potential conflicts or interfere with their ability to devote sufficient time and effort to their duties as a director of DXC. Directors who have a full-time job should not serve on the boards of more than three other public companies and directors who do not have a full- time job should not serve on the board of more than four other public companies.

On May 17, 2022, the Company announced that David Herzog will become Lead Independent Director (LID) effective after our 2022 Annual Meeting of Stockholders. In connection with his appointment as LID, Mr. Herzog will reduce his number of other public company boards from three to two before he begins serving as LID for the Company.

Director Attendance

Pursuant to our Guidelines, directors are expected to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of the Company’s stockholders at which they are standing for election or re-election as directors.

During the fiscal year ended March 31, 2022, DXC held five meetings of the full DXC Board of Directors, DXC’s Audit Committee held eight meetings, DXC’s Compensation Committee held six meetings, DXC’s Nominating/Corporate Governance Committee held five meetings and DXC’s Risk Committee, which was eliminated on August 17, 2021, held one meeting. No DXC director on the DXC Board as of March 31, 2022 attended fewer than 91% of the aggregate of (1) the total number of Board meetings that occurred while he or she was a member of the Board, and (2) the meetings held by each Board committee on which he or she served. Each of the DXC directors then serving attended the 2021 Annual Meeting of Stockholders.

Stockholder Engagement

Governance is a continuing focus at DXC, starting with the Board and extending to all employees.

Management and the Board believe that stockholder engagement is an important component of our governance practices. DXC has an ongoing stockholder outreach program to build relationships with our stockholders and develop a dialogue about DXC’s corporate governance program. We value the input we receive from stockholders, engage on a variety of matters, including corporate governance, executive compensation, ESG issues and human capital management, and strive to be responsive to that feedback.

For details regarding our stockholder engagement efforts relating to our executive compensation program as a result of the 2021 advisory vote to approve executive compensation, please refer to “2021 Say-on-Pay Vote and Stockholder Engagement” in the Compensation Discussion and Analysis.

19

Corporate Governance

Risk Oversight

We believe our Board leadership structure supports a risk-management process in which senior management is responsible for our day-to-day risk-management processes and the Board provides oversight of our risk management. As part of its oversight responsibility, the Board oversees and maintains our governance and compliance processes and procedures to promote high standards of responsibility, ethics and integrity.

Management Role. In fiscal 2022, our Chief Operating Officer (COO) focused on leading the Company’s risk and security efforts and risk management efforts, including cybersecurity preparedness, resiliency and security, brand protection initiatives, asset protection and environmental, social and governance (ESG) risks. Our COO also worked to advance DXC’s enterprise-level resilience strategy to enable leaders to respond to security and business disruptions in an efficient and consistent manner, keeping the safety and security of employees at the forefront while protecting company assets.

In order for us to identify and mitigate our risk exposures, we have also established an Enterprise Risk Management (ERM) function to (1) identify risks in the strategic, operational, financial reporting and compliance domains, for DXC as a whole, as well as for each operating unit, and (2) evaluate the effectiveness of existing mitigation strategies. The ERM function coordinates and reviews assessments of internal processes and controls for ongoing compliance with internal policies and legal regulatory requirements. The ERM function periodically reports potential areas of risk to the Board and its committees.

In fiscal 2022, our enterprise risk, issue and opportunity management framework was centralized under a single executive owner to facilitate consistent processes, definitions and tools to proactively address operational, financial, compliance and strategic risks, issues and opportunities.

We will continue to evaluate our risk management program and structure in fiscal 2023 to ensure alignment with the Company’s strategic and operational risks.

Board Role. The Board has overall responsibility for oversight of risk and assessment of our strategic and operational risks throughout the year on an ongoing basis. Members of senior management regularly report on the opportunities and risks faced by us in the markets in which we conduct business.

Committee Role. In fulfilling its oversight role, the Board delegates certain risk management oversight responsibility to the Board’s committees. The committees meet regularly and report any significant issues and recommendations discussed during the committee meetings to the Board. Specifically, each committee fulfills the following oversight roles:

•

The Audit Committee oversees the accounting, financial reporting processes and related internal control framework of DXC and audits of the Company’s financial statements and internal control over financial reporting, and discusses our policies with respect to risk assessment and risk management. The Audit Committee also oversees the Company’s enterprise risk management program and ethics and compliance program.

•

The Compensation Committee oversees succession planning and leadership development as well as compensation plans. The Compensation Committee retains an independent compensation consultant to assist with its oversight responsibilities and to ensure that the compensation and benefit programs are designed in a manner that aligns DXC’s executive compensation program with the interests of DXC and its stockholders.

•

The Nominating/Corporate Governance Committee monitors the risks related to DXC’s governance structure and process. The Nominating/Corporate Governance Committee is responsible for overseeing the Board’s annual self- evaluation of its performance and overall Board effectiveness, and periodic review and recommendation to the Board of any proposed changes to DXC’s significant corporate governance documents. The Nominating/Corporate Governance Committee oversees the Company’s Environmental, Social and Governance program and climate risks, and the Information Security program.

The risks referenced above do not represent an exhaustive list of all enterprise risks that we face or that are considered and addressed from time to time by the Board and its committees. For more information on risks that affect our business, please see our most recent Annual Report on Form 10-K and other filings we make with the SEC.

20	2022 Proxy Statement

Corporate Governance

Information Security Risk

Our Board devotes significant time and attention to oversight of information security risk. The Nominating/Corporate Governance Committee oversees the Company’s information security risk program, as well as management’s actions to identify, assess, mitigate, and remediate material information security risk incidents. In fiscal 2022, the Nominating/Corporate Governance Committee received regular quarterly reports from the Chief Operating Officer (COO) or the Chief Information Security Officer (CISO) on the Company’s information security program at each regular Committee meeting and provided an overview of these information security reports to the full Board at each regular quarterly Board meeting.

In support of the Enterprise Risk Management (ERM) function, DXC has established a Global Cyber Security Risk Management Program to identify, analyze and manage our global cyber security risk. As part of this program, the CISO and COO oversee and report identified cyber security risks to the ERM function, and material risks to the Nominating/Corporate Governance Committee of the Board. The CISO and COO also work together to analyze emerging global cyber security risks and use their expertise to review the capability of DXC’s current security posture to mitigate such risks and implement required improvements where necessary.

Our CISO and COO have extensive experience assessing and managing cybersecurity-related risks and implementing related policies, procedures, and strategies. Our CISO has served in leadership roles related to information security for over 27 years, including serving as a Deputy CISO since 2005, as a CISO since 2017 and as DXC’s CISO since May 2019. Similarly, our COO is a well-known leader with more than 20 years of experience in the technology industry and has been with DXC since 2020.

The Company maintains an information security risk insurance policy.

Oversight of COVID-19 Risks

The risk landscape associated with the COVID-19 pandemic has been, and continues to be, discussed with the Board as well as the Board committees, as appropriate. Over the course of fiscal 2022, management regularly updated the Board on the pandemic’s impacts to our business and the strategic, operational and financial risks associated with the COVID-19 pandemic. Management continues to report to the Board on its response to the COVID-19 pandemic.

Oversight of Risks Related to Russia’s Invasion of Ukraine

Our Board has overall responsibility for oversight of risk at DXC and has been engaged in, and provided oversight for, DXC’s response to Russia’s invasion of Ukraine, including our exit of the Russian market, our continuing compliance with applicable sanctions and trade control measures, the relocation and support of our people in the affected countries, and the other related risks described in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2022.

Compensation and Risk

Management reviewed DXC’s executive and non-executive compensation programs for fiscal 2021 and determined that its policies and compensation programs were not reasonably likely to have a material adverse effect on DXC. DXC also considered its robust executive stock ownership guidelines, clawback policy and anti-hedging policy as risk-mitigating features of its executive compensation program. See more below under Risk Assessment in the Compensation Discussion and Analysis.

Prohibition on Hedging or Pledging of Company Stock

Our policy against insider trading prohibits employees, officers and directors from engaging in any speculative or hedging transactions in our securities. We prohibit hedging transactions such as puts, calls, collars, swaps, forward sale contracts, exchange funds, and similar arrangements or instruments designed to hedge or offset decreases in the market value of DXC’s securities. No employee, officer or director may engage in short sales of DXC securities, hold DXC securities in a margin account, or pledge DXC securities as collateral for a loan.

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Corporate Governance

Equity Ownership Guidelines

Under stock ownership guidelines adopted by the Board, Board members, other than the CEO, have an equity ownership requirement of five times their annual retainer to be achieved over a five-year period. Restricted stock units, as well as directly held shares, are taken into account for purposes of determining whether requirements have been met. Stock ownership guidelines for the executive officers, including the CEO, are described under Stock Ownership Guidelines in the Compensation Discussion and Analysis.

Talent Management and Succession Planning

Our Compensation Committee and Board are responsible for reviewing succession plans. The Compensation Committee oversees succession planning and leadership development for DXC’s senior management. The Compensation Committee has responsibility to review and make recommendations with respect to (1) the Board’s succession plan for the CEO, and (2) the company’s succession plans for other members of senior management.

Director Education

The Board recognizes the importance of its members keeping current on DXC and industry issues and their responsibilities as directors. All new directors attend orientation training soon after being elected to the Board, and annual Information Security training. Also, the Board encourages attendance at continuing education programs for Board members, which may include internal strategy or topical meetings, third-party presentations and externally-offered programs.

Code of Conduct

DXC is committed to high standards of ethical conduct and professionalism, and our Code of Conduct confirms our commitment to ethical behavior in the conduct of all DXC activities and reflects our values. The Code of Conduct applies to all directors, all officers (including our chief executive officer (CEO), chief financial officer (CFO) and principal accounting officer (PAO)) and employees of DXC, and it sets forth our policies and expectations on a number of topics including avoiding conflicts of interest, confidentiality, insider trading, protection of DXC and customer property and providing a proper and professional work environment. We maintain a worldwide toll-free and Internet-based helpline – the DXC OpenLine – which employees can use to communicate any ethics-related concerns, and we provide training on ethics and compliance topics for all employees. The DXC OpenLine is administered by a third-party provider. The ethics and compliance function resides in the Ethics and Compliance Office and is managed by DXC’s Chief Ethics and Compliance Officer.

For the year ended March 31, 2022, there were no waivers of any provisions of DXC’s Code of Conduct for our CEO, CFO or PAO. In the event DXC amends the Code of Conduct or waives any provision of the Code of Conduct applicable to our CEO, CFO and PAO that relates to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K, we intend to disclose these actions on our website.

Retirement of Directors

Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of DXC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting.

22	2022 Proxy Statement

Corporate Governance

Board Evaluations

We are committed to providing transparency about our Board and committee evaluation process. Our Board utilizes a multi-part process for its ongoing self-evaluation to ensure that the Board is operating effectively and that its processes reflect best practices.

•

Annual self-evaluations: The Nominating/Corporate Governance Committee oversees the annual evaluation of the Board and each committee. Each director completes a comprehensive questionnaire evaluating the performance of the Board as a whole and the committees on which the director serves. The directors’ responses are aggregated and anonymized to encourage the directors to respond candidly and to maintain the confidentiality of their responses. The Chairman, together with the chair of the Nominating/Corporate Governance Committee, summarizes the directors’ responses about the performance of the Board as a whole and the committees and shares his findings with the Board. The annual evaluation process provides the Board with valuable insight regarding areas where the Board believes it functions effectively and, more importantly, areas where the Board believes it can improve.

•

External evaluator: From time to time, our Board evaluation process includes an external evaluator. In fiscal year 2020, the evaluation was facilitated by an outside consultant with significant corporate governance experience. In this process, the outside consultant administered a survey and interviewed directors who provided input regarding the leadership, performance and effectiveness of the Board and each committee on which they served. The outside consultant reviewed the results of its evaluation with the Nominating/Corporate Governance Committee and the full Board and made recommendations for improvements as appropriate.

•

Individual director assessments: The Board conducts individual assessments on a rotating basis, whereby up to four directors are periodically evaluated for purposes of providing individual developmental feedback.

In addition, the Nominating/Corporate Governance Committee periodically assesses the collective skills and experiences of our Board, comparing them to the Company’s long-term strategy.

Resignation of Employee Directors

Under the Guidelines, the CEO must offer to resign from the Board when he or she ceases to be a DXC employee.

Communicating with the Board

Stockholders and other interested parties may communicate with the Board, individual directors, the non-management directors as a group, or with the independent Chairman of the Board, by writing in care of the Corporate Secretary, DXC Technology Company, 20408 Bashan Drive, Suite 231, Ashburn, VA 20147. The Corporate Secretary reviews all submissions and forwards to members of the Board all appropriate communications that in his judgment are not offensive or otherwise objectionable and do not constitute commercial solicitations.

Committees of the Board

As of the date of this proxy statement, the Board has 13 directors and three standing committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee.

Each director serving on the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee must be and is independent.

In addition:

•

Each Audit Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and must be financially literate or must become financially literate within a reasonable period of time after the director’s appointment to the Audit Committee. No member of the Audit Committee may simultaneously serve on the audit committees of more than three other public companies unless the Board determines that such simultaneous service would not impair the member’s ability to effectively serve on the Audit Committee.

23

Corporate Governance

•

Messrs. Barnes, Herzog and Woods and Ms. Teffner each qualifies as an “audit committee financial expert” for purposes of the rules of the SEC. Each member of the Audit Committee is financially literate.

•

Each Compensation Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and SEC relating to compensation committees, and be a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act.

•	The Board has determined that each committee member satisfies all applicable requirements for membership on that committee.

Committee Memberships

	Current Committee Memberships (Effective from August 17, 2021 to July 26, 2022)	Prospective Committee Memberships (Expected to be effective beginning July 26, 2022 until 2023 Annual Meeting of Stockholders)

Audit Committee	Robert F. Woods, Chair Amy E. Alving David Barnes David Herzog Carrie Teffner	Robert F. Woods, Chair David Barnes David Herzog Carrie Teffner

Compensation Committee	Akihiko Washington, Chair Mukesh Aghi Dawn Rogers	Akihiko Washington, Chair Mukesh Aghi David Herzog Dawn Rogers

Nominating/ Corporate Governance Committee	Raul Fernandez, Chair ML Krakauer Manoj Singh	Raul Fernandez, Chair Amy Alving David Barnes David Herzog

24	2022 Proxy Statement

Corporate Governance

The number of committee meetings during the last fiscal year and the function of each of the standing committees are described below.

Audit Committee

Committee	Primary Responsibilities	Number of Fiscal 2022 Meetings

Audit

•  Oversee DXC’s accounting and financial reporting processes and related internal control framework and audits of the company’s financial statements and internal control over financial reporting.

•  Assist the Board in its oversight of:

•  the integrity of the company’s financial statements;

•  the company’s compliance with legal and regulatory requirements;

•  the independent auditor’s qualifications and independence; and

•  the performance of the company’s internal audit function and independent auditors.

•  Prepare the Audit Committee report for inclusion in our annual proxy statement.

•  Oversee and review with management DXC’s enterprise risk management framework, addressing DXC’s exposure across the range of operational risk, brand/reputational risk, strategic risk, compliance risk and other risk categories as appropriate.

•  Oversee the development and implementation of DXC’s risk management program.

•  Oversee DXC’s ethics and compliance program.

8

Remediation of Material Weakness Completed as of March 31, 2022. During the quarter ended March 31, 2022, the Company completed the remediation of a previously disclosed material weakness related to the establishment and timely reassessment of policies and procedures for complex transactions and processes and the related impacts to control activities. The material weakness did not result in a restatement of prior financial statements, and the Company received an unqualified opinion on its financial statements. The Audit Committee was fully engaged and supportive of management’s efforts to remediate the material weakness and reviewed and discussed remediation at each standing Committee meeting it held in fiscal 2022, and held separate sessions of the Committee specifically to review progress on the remediation. The Committee also participated in the recruiting of a new finance leadership team with deep expertise in control environment remediation.

Anyone with questions or complaints regarding accounting, internal accounting controls or auditing matters may communicate them to the DXC Ethics and Compliance Office and our Audit Committee by contacting DXC’s OpenLine on the Company’s website, www.dxc.com, under “About Us/Leadership and Governance/Ethics and Compliance/Integrity Matters at DXC/SpeakUp!/OpenLine.” Calls may be confidential or anonymous. Questions and complaints marked for the Audit Committee are forwarded to the committee’s chairman for its review, and reviewed and addressed, as appropriate, by DXC’s General Counsel, the Vice President of Ethics and Compliance, the Head of Internal Audit, and the Principal Accounting Officer. The Audit Committee may direct special treatment, including the retention of outside advisors, for any concern communicated to it. The Code of Conduct makes clear DXC’s zero tolerance position on matters of retaliation by management or anyone against DXC employees for any report or communication made in good faith through the DXC OpenLine.

25

Corporate Governance

Compensation Committee

Committee	Primary Responsibilities	Number of Fiscal 2022 Meetings

Compensation	• Assist the Board in determining the performance and compensation of the CEO and the compensation of the non-management directors. • Discharge the responsibilities of the Board with respect to the compensation of other executives. • Administer our incentive stock plans. • Oversee succession planning and leadership development for our senior management. • Report on executive compensation for inclusion in our annual proxy statement.	6

Compensation Committee Interlocks and Insider Participation. Current Compensation Committee members Mukesh Aghi, Dawn Rogers and Akihiko Washington, as well as former Compensation Committee members Raul Fernandez and Mary L. Krakauer, were not at any time during fiscal 2022, or at any other time, one of DXC’s officers or employees. No executive officer of DXC served on the compensation committee or board of any company that employed any member of the DXC Compensation Committee or Board.

Nominating/Corporate Governance Committee

Committee	Primary Responsibilities	Number of Fiscal 2022 Meetings
Nominating/ Corporate Governance

•  Identify and recommend to the Board the slate of individuals to be nominated for election as directors.

•  Develop and recommend to the Board qualifications for director nominees.

•  Develop process for identifying and evaluating director nominees and identify and recommend individuals to fill Board vacancies.

•  Recommend to Board directors to serve as members and chair of each committee of the Board.

•  Review and recommend to Board appropriateness of director’s continued service in circumstances such as material change in director’s job responsibility.

•  Review proposed director memberships on new boards.

•  Oversee orientation of new directors and education of all directors.

•  Oversee Board’s annual self-evaluation of its performance.

•  Periodically review and recommend to the Board proposed changes to size, structure and operations of the Board and its committees.

•  Periodically review and recommend to the Board proposed changes to our significant corporate governance documents.

•  Review any “Interested Transactions” in accordance with the terms of DXC’s policy on related party transactions.

•  Oversee the Company’s Information Security program, including cyber security.

•  Oversee the Company’s Environmental, Social and Governance (ESG) program and climate risks.

5

26	2022 Proxy Statement

Corporate Governance

Audit Committee Report

The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, DXC’s independent auditors, DXC’s audited financial statements for the fiscal year ended March 31, 2022, management’s assessment of the effectiveness of DXC’s internal control over financial reporting and Deloitte & Touche LLP’s evaluation of DXC’s internal control over financial reporting. The Audit Committee also discussed with the independent auditors the materials required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission. In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the PCAOB and discussed with them their independence.

Based on such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of DXC in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, for filing with the SEC.

The Audit Committee also appointed Deloitte & Touche LLP as DXC’s independent auditors for the fiscal year ending March 31, 2023, and recommended to the Board of Directors that such appointment be submitted to our stockholders for ratification.

Robert Woods, Chair

Amy Alving

David Barnes

David Herzog

Carrie Teffner

Director Compensation

Director compensation is reviewed annually and approved by the Board of Directors at the recommendation of the Compensation Committee. The annual review includes an analysis by the Compensation Committee’s independent consultant of the program’s framework and pay levels relative to DXC’s peer group.

The director compensation program reflects several best practices to ensure sound governance and alignment with our stockholders:

Director Compensation Best Practices

Annual Benchmarking	Director compensation is reviewed annually relative to DXC’s peer group to ensure it is market-competitive.

Mix of Cash and Equity	The program includes an appropriate mix of annual cash compensation and equity awards.

Vesting Requirements of Annual Equity Awards	Restricted stock units granted under the Director Plan are scheduled to vest in full at the earlier of the first anniversary of the grant date, or the date of the next annual stockholders meeting.

Ownership Guidelines	Directors have an equity ownership guideline of five times their annual retainer to be achieved over a five-year period.

Anti-Hedging or Anti-Pledging of Company Stock	Our insider trading policy prohibits employees and directors from engaging in any speculative or hedging transactions in our securities. Additionally, the policy prohibits employees and directors from pledging DXC securities as collateral for a loan.

27

Corporate Governance

In the tables and narrative below, we describe our non-employee director compensation program and the compensation paid to our non-employee directors for fiscal 2022. Mr. Salvino, our President and CEO, does not receive any separate compensation for his activities on our Board.

Fiscal 2022 Director Retainers and Fees
Annual Cash Retainer for Directors other than Independent Chairman [1]	$90,000
Annual Equity Award for Directors other than Independent Chairman [2]	$200,000
Independent Chairman of the Board Annual Equity Award [2]	$450,000
Audit Committee Chairman Retainer [1]	$30,000
Compensation Committee Chairman Retainer [1]	$25,000
Nominating/Corporate Governance Committee Chairman Retainer [1]	$20,000
Risk Committee Chairman Retainer[1],4	$20,000
Committee Member Retainer [1]	$10,000
Additional Meeting Attendance Fee [1,3]	$2,500 per meeting

1.	Amounts payable in cash could be deferred pursuant to the Deferred Compensation Plan, which is described further below in this proxy statement.

2.

The Annual Equity Award is designed to be payable in the form of restricted stock units (RSUs) scheduled to vest in full at the earlier of (i) the first anniversary of the grant date, or (ii) the date of the next annual meeting of DXC’s stockholders. The RSUs are redeemed for DXC stock and dividend equivalents either at that time or, if an RSU deferral election form is submitted, upon the date or event elected by the director. Directors may elect to receive deferred RSUs at either a fixed in-service distribution date, which may be in August of any year after the year in which the RSUs vest within 15 years after the grant date, or upon their separation from the Board. Distributions made upon a director’s separation from the Board may occur in either a lump sum or in annual installments over periods of five, 10 or 15 years, per the director’s election.

3.

Directors may earn additional meeting attendance fees in situations where there is a large number of meetings that require travel. Specifically, a director is eligible to receive the additional meeting attendance fee for meetings, special projects and assignments involving travel, once the director has exceeded (i) an aggregate of eight Board meetings, projects and assignments or (ii) an aggregate of committee meetings, projects and assignments equal to six times the number of committees on which the director serves.

4.	The Risk Committee was eliminated on August 17, 2021.

28	2022 Proxy Statement

Corporate Governance

The following table sets forth for each individual who served as a non-employee director of DXC during fiscal 2022 certain information with respect to compensation paid to them by DXC in fiscal 2022.

Name (a)	Fees Earned[1] or Paid in Cash (b)	Stock Awards[2] (c)	Total (d)
Mukesh Aghi	$109,511	$198,464	$307,975
Amy E. Alving	111,413	198,464	309,877
David A. Barnes	103,804	198,464	302,268
Raul J. Fernandez	116,196	198,464	314,660
David L. Herzog	111,413	198,464	309,877
Mary L. Krakauer	103,804	198,464	302,268
Ian C. Read[3]	—	450,088	450,088
Michael J. Salvino[4]	—	—	—
Dawn Rogers	100,000	287,952	387,952
Manoj P. Singh	111,413	198,464	309,877
Carrie W. Teffner[5]	—	—	—
Kiko Washington	115,489	287,952	403,441
Robert F. Woods	118,587	198,464	317,051

1.	Column (b) reflects all cash compensation earned during fiscal 2022, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

2.

Each director, other than the Chairman of the Board, serving as a non-employee director of DXC as of the close of DXC’s 2021 Annual Meeting of Stockholders on August 17, 2021, received 5,600 RSUs determined by (i) dividing $200,000 by the closing price of our common stock on the New York Stock Exchange Composite Tape on the grant date of August 20, 2021 ($35.44), and (ii) rounding the result to the nearest multiple of 100. Mr. Read, Chairman of the Board, received 12,700 RSUs determined by (i) dividing $450,000 by the closing price of our common stock on the New York Stock Exchange Composite Tape on the grant date of August 20, 2021 ($35.44), and (ii) rounding the result to the nearest multiple of 100. The RSUs are scheduled to vest in full on the date of DXC’s 2022 annual meeting (July 26, 2022). In addition, Ms. Rogers and Mr. Washington each received a pro rata RSU grant of 2,800 RSUs for service from March 4, 2021, when both Ms. Rogers and Mr. Washington joined the Board, to the date of the August 20, 2021 Annual Meeting of Stockholders.

29

Corporate Governance

Column (c) reflects the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (FASB ASC Topic 718) in connection with the RSUs granted during fiscal 2022. For a discussion of the assumptions made in the valuation of restricted stock and RSUs, reference is made to the section of Note 1 to the Consolidated Financial Statements in DXC’s Annual Report filed on Form 10-K for the fiscal year ended March 31, 2022 providing details of DXC’s accounting under FASB ASC Topic 718. The aggregate number of unvested DXC stock awards outstanding for each DXC non-employee director at March 31, 2022 were as follows:

Name	Aggregate Unvested Stock Awards Outstanding as of March 31, 2022

Mukesh Aghi	5,600
Amy E. Alving	5,600
David A. Barnes	5,600
Raul J. Fernandez	5,600
David L. Herzog	5,600
Mary L. Krakauer	5,600
Ian C. Read	12,700
Michael J. Salvino[4]	—
Dawn Rogers	5,600
Manoj P. Singh	5,600
Carrie W. Teffner[5]	—
Akihiko Washington	5,600
Robert F. Woods	5,600

3.	Mr. Read does not receive cash-based compensation for his service on the Board.

4.	Mr. Salvino’s compensation as President and CEO is reflected in the Summary Compensation Table. Mr. Salvino did not and does not receive separate compensation for his activities on our Board.

5.	Ms. Teffner was appointed to DXC’s Board of Directors on April 20, 2022 and, therefore, did not receive compensation during fiscal 2022.

30	2022 Proxy Statement

Corporate Governance

Environmental, Social and Corporate Governance

With a focus on our customers, colleagues, and communities, DXC is committed to building sustainable and responsible business practices that create value for all our stakeholders and contribute to a better world.

Sustainability	Inclusive, High-Impact Culture	Transparent Leadership
Advancing the sustainability of our operations and IT services while assisting our customers to become more sustainable	Building an inclusive, high-impact culture based on equitable practices, diverse employee perspectives and community stewardship	Instilling trust and garnering respect among the stakeholders we serve through transparent leadership

ESG Strategy and Targets

As a responsible corporate citizen with a commitment to environmental sustainability, we set ambitious carbon-reduction goals, and are working toward circular-economy processes and climate impact mitigation. Our sustainability approach is targeted to (1) Advancing the sustainability of our operations; (2) Advancing the sustainability of our IT services; and (3) Using our technologies and capabilities to help our customers become more sustainable.

We strive to minimize our impact on the environment and improve resource efficiency in the areas of energy consumption, data center management and travel and transportation. Our conservation efforts are supported in part by our shift to a virtual-first operating model, which enables our workforce to be largely remote and helps us reduce our greenhouse gas emissions and our overall energy consumption. While the virtual-first model mainly helps reduce the size of our office footprint, we are also pursuing efficiency programs for data centers and data center rationalization programs to reduce energy consumption.

DXC also partners with customers to help them achieve their own climate-related goals. In response to shifting customer demand, we offer a number of products and services that can have a significant impact on our customers’ sustainability objectives, delivering climate-related benefits far greater than what we could achieve alone through our internal carbon-reduction efforts. Offerings such as DXC Modern Workplace, cloud migration services and data-driven sustainability services directly reduce carbon emissions for our customers.1

Environmental

DXC has committed to set near-term company-wide emission reductions in line with the Science Based Targets initiative (SBTi). Additional targets include reducing Scope 1 and 2 emissions 55% by 2025 against a 2019 baseline.

Achievements include:

✓	41% reduction in Scope 1 & 2 greenhouse gas emissions in FY21 from FY19 baseline, exceeding our FY22 target

✓	24% reduction in energy consumption in FY21 from FY19 baseline

✓	33% of electricity procured from renewable sources

✓	Recycled 99% of the e-waste processed through our recycling and refurbishment partners

[1]	The information in this section is based in part on data provided to us by our customers, and we do not, and do not intend to, independently verify such information or claims.

31

Corporate Governance

Social

We are committed to building a diverse, inclusive, values-based and people-first culture. Diversity is at the core of our ability to serve our customers and stockholders, and it strengthens our reputation as an employer of choice in the technology services industry and beyond.

Achievements include:

✓	Hiring a global Diversity & Inclusion Leader in 2021

✓	Establishing 20 Employee Resource Groups to cultivate diversity

✓	Partnering with cultural groups to increase diverse hiring

✓	Launching global career development programs for women

✓	Improving equity of employee benefits offerings

✓	Employees completing 3.5M training hours via DXC University

✓	Launching DXC Cares corporate giving and volunteer platform

Governance

DXC’s governance program is being structured to instill trust and garner respect among the stakeholders we serve through responsible and transparent leadership. Our Board devotes significant time and attention to ESG issues, inclusive of Information Security Risk and Ethics & Compliance to maintain the highest standards of corporate governance.

Achievements include:

✓	Experienced and engaged Board of Directors and key committees

✓	30% of director nominees from underrepresented social groups and 30% of director nominees are female

✓	Robust ethics program with proactive audit and risk assessments

✓	Continual investment in information security and data privacy to aggressively maintain best-in-class assurances

ESG Oversight

In fiscal 2021, we enhanced the governance of our ESG program to include a multitiered process involving the Board of Directors, members of our executive staff and internal leadership.

•	Our Board of Directors provides oversight of our ESG program, enabling us to have the governance, long-term strategy and processes to manage ESG outcomes and meet the needs of our stakeholders.

•	The Nominating/Corporate Governance Committee of our Board of Directors has specific oversight of ESG.

•	Our ESG leadership team updates the committee on ESG status quarterly, which is subsequently shared with the full board.

32	2022 Proxy Statement

Corporate Governance

Reporting frameworks

Global Reporting Initiative (GRI) reporting since 2017	Reporting through Sustainability Accounting Standards Board (SASB) beginning in 2021

CDP respondent since 2018; improved two levels from “C” to “B” rating in 2021	Reporting against the Task Force on Climate-related Financial Disclosures (TCFD) standards beginning in 2021

UN Global Compact Signatory since 2017

Accolades

•	Awarded EcoVadis 2022 gold medal for outstanding sustainability performance

•	Achieved a top score of 100 for third consecutive year in the 2021 Disability Equality Index

•	Named on Newsweek’s list of America’s Most Responsible Companies 2022 for environmental, social and corporate governance performance

•	Named on 3BL Media’s 2021 list of 100 Best Corporate Citizens for outstanding environmental and social performance

•	DXC’s Mike Salvino ranked 18th in the 2021 Top 100 CEOs of large companies by Comparably

•	DXC named on Comparably’s 2022 list of Best Companies for Global Culture

We maintain a page on our corporate website at www.dxc.com/us/en/about-us/corporate-responsibility where information regarding our Environmental, Social and Governance (ESG) program, including our corporate responsibility reports and our accomplishments on ESG related matters, among others, may be found. We seek to be responsive to key areas of stakeholder interest through our ESG disclosures; however, the ESG disclosures on our website, including our Corporate Responsibility Reports, are not incorporated by reference into this proxy statement or our other filings with the Securities and Exchange Commission, because such disclosures include matters that are not material under the federal securities law definition of materiality or otherwise responsive to our reporting obligations.

Political Contributions and Lobbying

In keeping with DXC’s Code of Conduct, DXC pursues its public policy agenda in strict accordance with the law and its global Government Affairs policy which, among other things, establishes clear governance for Lobbying, Political Contributions and Contact with Government Officials.

•	Lobbying. The company discloses its U.S. federal, state and local lobbying activity and expenditures as required by law.

•

Political Contributions. DXC’s Government Affairs policy does not allow DXC to use corporate funds or assets for contributions to candidates for U.S. federal political office. DXC did not make political contributions in fiscal 2022 to U.S. state candidates or to state and local government ballot measures, Political Action Committees and political party committees.

•	Trade Associations. DXC did not make any trade association payments used for political contributions in fiscal 2022.

The Company’s Government Affairs policy is available on our website at www.dxc.com/us/en/about-us/leadership-and-governance/dxc-government-affairs

33

Security Ownership of Certain Beneficial Owners and Management

C. Security Ownership of Certain Beneficial Owners and Management

Security Ownership

The following table provides information on the beneficial ownership of our common stock as of May 27, 2022, by:

•	each person or group believed by the Company to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all executive officers and directors, as a group.

Unless otherwise indicated, each person or group has sole voting and investment power with respect to all shares beneficially owned.

Name and Address of Beneficial Owner [1]	Number of Shares Beneficially Owned		Percentage of Class [2]
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	27,401,425	[3]	11.93%
Franklin Resources, Inc.	19,180,529	[4]	8.35%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	15,442,625	[5]	6.72%
Michael J. Salvino	347,580	[7]	*
Kenneth P. Sharp	23,261	[7]	*
Mary E. Finch	103,815	[7]	*
Vinod Bagal	75,888	[7]	*
William L. Deckelman, Jr.	211,780	[6,7,8]	*
Mukesh Aghi	36,817	[7]	*
Amy E. Alving	27,659	[7]	*
David A. Barnes	15,900	[7]	*
Raul J. Fernandez	55,792	[7]	*
David L. Herzog	27,706	[7]	*
Mary L. Krakauer	25,024	[7]	*
Ian C. Read	48,800	[7]	*
Dawn Rogers	8,400	[7]	*
Manoj P. Singh	27,659	[7]	*
Carrie W. Teffner	1,800	[7]	*
Akihiko Washington	8,400	[7]	*
Robert F. Woods	38,131	[7]	*
All executive officers and directors of the Company, as a group (20 persons)	1,084,412		*

1	Unless otherwise indicated, the address of each person or group is c/o DXC Technology Company, 20408 Bashan Drive, Suite 231, Ashburn, VA 20147

34	2022 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

2	Based on 229,654,849 shares of common stock issued and outstanding on May 27, 2022.

3

Based solely on the most recently available Schedule 13G/A filed by The Vanguard Group (Vanguard) with the SEC on February 9, 2022. The Schedule 13G/A provides that Vanguard had shared voting power over 311,167 shares of DXC, sole dispositive power over 26,558,547 shares of DXC, and shared dispositive power over 842,878 shares of DXC.

4

Based solely on the Schedule 13G filed by Franklin Resources, Inc. (“FRI”) on February 3, 2022. The Schedule 13G provides that these shares are beneficially owned by one or more open or closed end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (“Investment Management Subsidiaries”) of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. Templeton Global Advisors Limited has sole voting and dispositive power with respect to 16,113,871 shares of DXC. Templeton Investment Counsel, LLC has sole voting power over 1,397,356 shares of DXC and sole dispositive power with respect to 1,464,156 shares of DXC. Templeton Asset Management Ltd. has sole voting power over 177,912 shares of DXC and sole dispositive power with respect to 994,646 shares of DXC. Franklin Templeton Investments Corp. has sole voting and dispositive power with respect to 531,109 shares of DXC. Franklin Advisers, Inc. has sole voting and dispositive power with respect to 66,836 shares of DXC. Fiduciary Trust Company International has sole voting and dispositive power with respect to 5,873 shares of DXC. Fiduciary Trust International LLC has sole voting and dispositive power with respect to 4,038 shares of DXC. The principal address of Franklin Advisors, Inc., FRI and the Principal Shareholders is One Franklin Parkway, San Mateo, California 94403.

5

Based solely on the most recently available Schedule 13G/A filed with the SEC on February 3, 2022, by BlackRock, Inc. (BlackRock). The Schedule 13G/a provides that (i) BlackRock is a parent holding company or control person and (ii) BlackRock, through its subsidiaries identified therein, had sole voting power over 13,920,091 shares of DXC and sole dispositive power over 15,442,625 shares of DXC.

6

With respect to Mr. Deckelman and all executive officers and directors of the Company as a group, includes 124,897 and 124,897 shares of common stock, respectively, subject to employee options which were outstanding on May 27, 2022, and currently are exercisable or which are anticipated to become exercisable within 60 days thereafter. These shares have been deemed to be outstanding in computing the Percentage of Class.

7

With respect to Messrs. Salvino, Sharp, Bagal, Deckelman, Aghi, Barnes, Fernandez, Herzog, Read, Singh, Washington and Woods, and Mses. Finch, Alving, Krakauer, Rogers and Teffner, and all executive officers and directors of the Company, as a group, includes 152,458; 14,657; 25,140; 24,096; 5,600; 5,600; 5,600; 5,600; 12,700; 5,600; 5,600; 5,600; 33,735; 5,600; 5,600; 5,600; 1,800 and 320,586 Restricted Stock Units (RSUs), respectively, outstanding as of May 27, 2022 that would vest or could settle on or within 60 days after May 27, 2022. Each RSU entitles the reporting person to receive one share of common stock upon the vesting date. These shares have been deemed to be outstanding in computing the Percentage of Class.

8

With respect to Mr. Deckelman, and all executive officers and directors of the Company, as a group, includes 4 and 4 shares of common stock, respectively, which are held for the accounts of such persons under the Company’s Matched Asset Plan and with respect to which such persons had the right, as of May 27, 2022, to give voting instructions to the Trustee administering the Plan.

*	Less than 1%.

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Certain Relationships and Related Party Transactions

D. Certain Relationships and Related Party Transactions

Related Party Transaction Policy

DXC has adopted a written policy requiring the approval of the Nominating/Corporate Governance Committee of all transactions in excess of $120,000 between the company and any related person (Interested Transactions). For the purposes of this policy, a related person is any person who was in any of the following categories at any time during the most recently completed fiscal year:

•	A director or executive officer of the company;

•	Any nominee for director;

•

Any immediate family member of a director or executive officer, or of any nominee for director. Immediate family members are any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer or nominee for director, and any person (other than a tenant or employee) sharing the household of such director, executive officer or nominee for director; and

•	Any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:

•	Any beneficial owner of more than 5% of DXC common stock, or

•	Any immediate family member, as defined above, of any such beneficial owner.

A transaction includes any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

In determining whether to approve an Interested Transaction, the Nominating/Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director will participate in any discussion or approval of an Interested Transaction for which he or she (or an immediate family member) is a related party, except that the director will provide all material information concerning the Interested Transaction to the Nominating/Corporate Governance Committee.

Fiscal 2022 Related Party Transactions

There have been no transactions since April 1, 2021, nor are there any currently proposed transactions, in which the company was or is to be a participant and the amount involved exceeds $120,000, which required the approval of the Nominating/Corporate Governance Committee under our Interested Transaction policy, and in which any related person had, has or will have a direct or indirect material interest and which is required to be disclosed under applicable SEC rules.

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E. Executive Compensation

DXC Letter from the Compensation Committee

Dear Fellow Stockholders,

Set out on the following pages is the Compensation Discussion and Analysis, which details our fiscal 2022 executive compensation program and several actions we took during fiscal 2022 related to executive compensation.

Overview. Our executive compensation program is structured to align pay with performance by closely aligning leadership’s financial interests with the execution of DXC’s Transformation Journey turnaround strategy, long-term strategic goals, and value creation for our stockholders. In partnership with the leadership team, we are focused on developing compensation practices that are highly aligned with our stockholders’ interests and allow us to attract and retain the best talent.

Fiscal 2022 Performance. We were pleased with the Company’s continued progress in fiscal 2022. Mr. Michael J. Salvino, our President and CEO, led the Company in navigating the economic and operational challenges presented by the invasion of Ukraine, an inflationary macroeconomic environment, and the ongoing impact of COVID-19, while continuing to drive DXC in a transparent, people-first and customer-centric way.

Importantly, our results prove that DXC is now in a better place. The Company significantly improved organic revenue performance, expanded margins, drove strong Adjusted EPS growth, and improved free cash flow by $1.4 billion as compared to fiscal 2021. Our stock price performance outpaced our GICS 4510 companies for the one- and two-year periods, a signal that execution of our turnaround strategy is taking hold. (Our three- and five-year performance include time periods prior to the Transformation Journey turnaround strategy and prior to Mr. Salvino joining DXC). We fully expect the Company’s momentum to continue and are encouraged by the clarity that Mr. Salvino and the leadership team have provided around the actions needed to meet long-term targets and create long-term value for our stockholders.

Despite the solid financial performance in fiscal 2022, our President and CEO recommended to the Compensation Committee to reduce the annual incentive pool funding for fiscal 2022 from 82% to 75%, as Mr. Salvino felt that certain business optimization objectives for fiscal 2022 were not fully met. After a thorough review, the Compensation Committee approved the 75% annual incentive pool funding for fiscal 2022.

As further evidence of the Compensation Committee’s robust pay for performance philosophy fiscal 2020-2022 3-year PSUs expired with $0 payout for our CEO and other named executive officers. We believe this outcome demonstrates the rigor of our targets and alignment between pay and performance.

Response to Stockholder Feedback. Following the 2021 Annual Meeting of stockholders, in which holders of only 47% of our shares outstanding supported our Say-on-Pay proposal, we engaged in two rounds of investor outreach to ensure we fully understood stockholder feedback, concerns and perspectives, and could make appropriate changes and amendments to address the concerns. We joined members of management in this outreach, to ensure that we heard feedback directly. Combining both outreach efforts, we contacted holders of 70% of the Company’s outstanding shares and engaged directly with holders of 59% of the Company’s outstanding shares.

Fiscal 2022 Commitments and Actions. In these meetings, we openly discussed Mr. Salvino’s compensation, how it relates to peers and the significant improvements he is driving to the Company’s overall performance. We also discussed:

•

Our decision to not make any one-time grants in fiscal 2022 and we committed to severely limit one-time, retention or discretionary awards, equity or cash awards for named executive officers (limited to rare circumstances such as “make whole” awards). Further, we do not anticipate the need to make any one-time awards to the existing named executive officers going forward

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•	Our commitment to no longer apply positive subjective discretion to incentive awards of our named executive officers

•	Our commitment to provide enhanced disclosure of annual cash incentive target levels, rigorous goal-setting and the rationale for selecting certain metrics

We subsequently decided to:

•

Not offer any named executive officers an employment agreement with a cash payment upon voluntary termination, including a modified single trigger, or any large cash payment in lieu of lifetime retiree medical benefits upon voluntary termination going forward

•	Cap the fiscal 2022 short-term incentive program payout at target and as previously mentioned, reduce the short-term incentive pool funding from 82% as calculated to 75%

Looking Ahead: Fiscal 2023 Changes. After requesting stockholders’ input, we made several modifications to our executive compensation program for fiscal 2023, which we believe will further align our incentive program with stockholders’ interests and preferences.

•	We adopted organic revenue and adjusted EBIT margin as the metrics for our short-term incentive program

•	We adopted three-year relative Total Shareholder Return (rTSR) and free cash flow CAGR as the metrics for our long-term incentive program

•	We increased the proportion of performance share units (PSUs) to 60% for executive officers (other than our CEO, for whom PSUs constitute 70% of equity awards) and

•	The CEO’s base salary and target incentive opportunities were held constant and not increased

Stockholder Appreciation. Our stockholders engaged in an open and constructive manner and provided thoughtful feedback regarding our executive compensation program. Stockholders welcomed the ongoing collaboration and the opportunity to provide input on the evolution of the executive compensation program, aligned with both DXC’s Transformation Journey and the long-term interests of stockholders. We value the discussions with our stockholders and look forward to continued collaboration in the years to come.

The full summary of what we heard from stockholders, and the actions and commitments the Compensation Committee took as a result, can be found in the Compensation Discussion and Analysis.

We appreciate the feedback and support, and we will continue to be responsive to our investors as we seek to maintain a highly performance-based executive compensation program that drives long-term value creation for our stockholders and supports DXC’s Transformation Journey.

Sincerely,

Compensation Committee

AKIHIKO WASHINGTON Chair	DAWN ROGERS	MUKESH AGHI

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our fiscal 2022 executive compensation program. It is intended to be read in conjunction with the tables that immediately follow this section, which provide further information on the compensation of our Named Executive Officers (“NEOs”) for fiscal 2022 identified below:

Michael J. Salvino	President and Chief Executive Officer
Kenneth P. Sharp	Executive Vice President and Chief Financial Officer
Mary E. Finch	Executive Vice President and Chief Human Resources Officer
William L. Deckelman Jr.	Executive Vice President and General Counsel
Vinod Bagal	Executive Vice President, Global Delivery(1)

(1)	Mr. Bagal was appointed to the new position of President, Cloud and Infrastructure Services in fiscal 2023.

Quick CD&A Reference Guide

Executive Summary	Section I
2021 Say-on-Pay Vote and Stockholder Engagement	Section II
Compensation Philosophy and Objectives	Section III
Compensation Determination Process	Section IV
Components of Our Compensation Program	Section V
Additional Compensation Policies and Practices	Section VI

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Section I. EXECUTIVE SUMMARY

Pay for Performance

At DXC, we are committed to linking executive compensation to the performance of the Company. Our executive compensation program is closely aligned with our strategic priorities, which include attracting and retaining a strong, experienced senior team focused on leading our Transformation Journey turnaround strategy. In alignment with our priorities, our executives are accountable for leading our people-first strategy, strengthening our customer relationships, and profitably and sustainably growing our business.

In fiscal 2022, DXC delivered strong financial performance with a keen focus on establishing a sustainable financial foundation for the future and driving strong free cash flow. Highlights of our fiscal 2022 financial achievements include:

•	Improved organic revenue* declines from down 8.8% in fiscal 2021 to down 2.6% in fiscal 2022, a 620-basis point improvement

•	Increased adjusted EBIT* margin from 6.2% in fiscal 2021 to 8.5% in fiscal 2022, a 230-basis point improvement

•	Generated non-GAAP diluted earnings per share* of $3.50 in fiscal 2022, a 44% increase compared to fiscal 2021

•	Improved free cash flow* by $1.4 billion, as the Company generated $743 million in fiscal 2022 compared to a use of $652 million in fiscal 2021

The Company also took steps in fiscal 2022 to establish a strong financial foundation as we lowered our debt to a sustainable level, refinanced our debt to extend maturities while locking in significantly lower fixed interest rates that substantially lowered interest expense, significantly reduced our restructuring and Transaction, Separation and Integration (TSI) expenses, and remediated our material weakness. We’ve taken steps to simplify our operating and financial structure, align our executive compensation to our Transformation Journey and improve corporate governance, putting DXC in a better place.

*For a reconciliation of Non-GAAP measures as set forth in this Proxy Statement to the nearest GAAP measure, see “Appendix B: Non-GAAP Financial Measure.”

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DXC’s Fiscal 2021 – Fiscal 2022 Cumulative TSR Comparison Against Peers: Demonstrating Strong Relative Outperformance

While DXC’s 3-year TSR (-48.8%) lags the median of the GICS 4510 industry (16.7%), our 2-year TSR tells a dramatically different story of outperforming the GICS 4510. When Mr. Salvino was appointed to the role of CEO in the middle of fiscal 2020, he conceived, developed, and began implementing our Transformation Journey turnaround strategy. Under Mr. Salvino’s leadership, our 2-year TSR (172.8%) substantially outpaced the median of the GICS 4510 industry group (58.3%). In addition, DXC’s most recent 1-year TSR (5.8%) also outpaced the same industry group (-20.2%).1 We believe that this relative outperformance demonstrates the effectiveness of the turnaround strategy and the specific contribution of Management. For this reason, our Compensation Committee believes it is most appropriate to focus on the most recent 2-year period when considering the relative alignment of our CEO’s compensation and our performance.

[1]

3-year cumulative total shareholder return calculated from actual closing stock price on 4/1/2019 to actual closing stock price on 3/31/2022, with any dividends reinvested. 2-year cumulative total shareholder return calculated from actual closing stock price on 4/1/2020 to actual closing stock price on 3/31/2022, with any dividends reinvested. 1-year cumulative total shareholder return calculated from actual closing stock price on 4/1/2021 to actual closing stock price on 3/31/2022, with any dividends reinvested. Source for GICS 4510 Companies’ (excluding DXC) cumulative total shareholder return data over the same noted time periods: S&P Capital IQ.

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Executive Compensation

Fiscal 2022 Compensation Plan Decisions: Strong Emphasis on Performance

CEO Target Total Direct Compensation: Majority Performance-Based

•  Approximately 92% of CEO target total compensation is variable and at-risk, with 69% being performance-based and subject to achievement of meaningful and objective goals.

•  For the other NEOs, an average of approximately 80% of target total compensation is variable and at-risk, with 51% being performance-based and subject to achievement of meaningful and objective goals.

•  Consistent with our compensation philosophy, which emphasizes performance-based and “at-risk” pay, the proportion of performance-based and at-risk compensation encourages a focus on the Company’s short- and long-term success to align with the long-term interests of our stockholders.

CEO Long-Term Incentive Equity: Majority Performance-Based

•  Majority of CEO and NEO long-term incentive equity awards are performance-based.

•  Overall, 76% (delivered in 70% PSUs and 30% RSUs) of our CEO’s target compensation is allocated to long-term incentive equity.

•  For other NEOs, 58% (delivered in 50% PSUs and 50% in RSUs) of our other NEOs’ fiscal 2022 target compensation is allocated to long-term incentive equity.

•  Starting in fiscal 2023, the PSU weighting of the equity granted to other NEOs was increased from 50% to 60% to further enhance the performance orientation of our executive compensation program.

Short-Term Annual Cash Incentive: Payouts based on performance against rigorous goals and using objective measures only

•  Fiscal 2022 Adjusted EBIT target, with 60% weighting, was set approximately 37% above the fiscal 2021 actual achievement of $1,102 million*. The target was set with an expectation of significant Adjusted EBIT improvement, resulting from optimization initiatives and improved operational performance.

•  Fiscal 2022 Revenue target, with 40% weighting, was set at a level approximately 6% below the fiscal 2021 actual result of $17,729 million. The target reflected significant portfolio shaping activity that reduced the top-line revenue of the Company.

Unearned fiscal 2020 PSUs and annual incentive payouts below target demonstrate Pay for Performance Alignment

•  For the fiscal 2020-2022 PSUs, actual performance on Earnings Per Share and Free Cash Flow performance were below threshold resulting in zero payout for our CEO and other NEOs, clearly demonstrating the rigor of our targets and alignment between pay and performance

	Award	Achievement	Payout
	LTI: Fiscal 2020 PSU Vesting in Fiscal 2022	Below Threshold	0% Vesting

•  In fiscal 2022, under the annual cash incentive plan, the Compensation Committee determined that the Company’s achievements for Adjusted EBIT and Revenue were approximately 89% and 77%, respectively, which were below target performance but above threshold, resulting in a calculated payout of approximately 82% of target, also demonstrating the alignment between pay and performance

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Following a review of overall Company performance, the CEO recommended, and the Compensation Committee approved, the application of a negative modifier to reduce the calculated pool of approximately 82% down to 75% for the Company as a result of not achieving all business optimization objectives in all countries for fiscal 2022. We believe this pool funding better aligns with overall performance by taking into consideration achievement relative to other business objectives that are not directly measured in the plan, but the Compensation Committee believes is important in assessing overall performance.

	Award	Achievement	Payout
	STI: Fiscal 2022 (Incentive Compensation Plan)	Below Target	75% Payout

•  Further underscoring the pay and performance alignment and in direct response to stockholder feedback, annual incentive payouts were based on Company financial performance with no positive subjective discretion applied to increase any NEOs’ final annual cash incentive payouts.

Peer Group: Appropriate Peer Group to Reference

•  Each year, the Compensation Committee, with the assistance of its independent compensation consultant, reviews the peer group of comparable companies to use as a reference point in connection with executive compensation decisions.

•  In determining the peer group, the criteria of competitors for talent, revenues and headcount are given more weight in the Compensation Committee’s determination than market capitalization, in part because of the view that DXC’s stock price is somewhat depressed and thus market capitalization is not as significant a factor.

*	For a reconciliation of Non-GAAP measures as set forth in this Proxy Statement to the nearest GAAP measure, see “Appendix B: Non-GAAP Financial Measure.”

Pay Outcomes Demonstrate Pay for Performance Alignment

A substantial proportion of our CEO’s pay is performance-based and at-risk. If the Company does not meet performance targets and/or our stock price decreases (or, conversely if goals are achieved and/or our stock price increases), the value of our CEO’s pay is affected, underscoring the pay for performance nature of our executive compensation program.

To illustrate this alignment of pay outcomes with performance, the chart below contrasts the amounts reported in the Summary Compensation Table under SEC reporting rules, which uses the accounting grant date fair value of equity grants, with the amounts of CEO compensation that were realized (actual compensation) during a fiscal year.

At the end of fiscal 2022, the total cumulative realized value (shown in the chart below) of Mr. Salvino’s pay was approximately 167% less than the total cumulative fiscal 2020 through fiscal 2022 reported values. This not only provides a meaningful demonstration of the pay for performance alignment of DXC’s executive compensation program, but the line representing Cumulative TSR also shows the strong alignment of our CEO’s realized pay with our stock price performance and the experience of our stockholders.

The chart below displays the following amounts:

Summary Compensation Table reported amounts are the sum of the following: (1) actual salary paid per the Summary Compensation Table; (2) actual annual incentive payout for the performance year; and (3) the accounting grant date fair values of PSUs and RSUs.

Realized Pay Amounts are the sum of the following: (1) actual salary paid per the Summary Compensation Table; (2) actual annual incentive payout for the performance year; and (3) the actual value of all PSUs and RSUs that vested during the fiscal year, based on the stock price on the vesting date.

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Executive Compensation

Cumulative TSR is calculated based on DXC Technology’s stock price on the last trading day of fiscal 2022 in comparison to the Company stock price on the last trading day of fiscal 2017 and assumes an initial investment of $100 on the last trading day of fiscal 2017, plus reinvested dividends.

Fiscal 2022 CEO Target Direct Compensation Aligned with Peer Median; Peer Group Rigorously Determined

As described below under “Section IV. Compensation Determination Process—Compensation Peer Group and Peer Selection Process,” the Compensation Committee believes that obtaining relevant market data is very important to making determinations about executive compensation. The Compensation Committee takes into consideration the structure, components, and amounts paid under the executive compensation programs of other comparable, peer companies when making decisions about the structure and component mix of our program. The Compensation Committee also considers the Company’s compensation philosophy and objectives, internal fairness and market trends, and other relevant factors. For fiscal 2022, the Compensation Committee determined that the appropriate market reference for the CEO’s target total direct compensation was the median (50th percentile) of our compensation peer group.

When DXC initially appointed Mr. Salvino as CEO in September 2019 (fiscal 2020), the Compensation Committee considered market data and Mr. Salvino’s status as a new, first-time public company CEO, and set his target compensation at a level that was below the 25th percentile of the peer companies. Since 2019, the Company has achieved continuous momentum, financial stability, and progress against our strategic plan under his direction.

Therefore, in fiscal 2022, in view of Mr. Salvino’s leadership in executing on the Transformation Journey turnaround strategy, and amidst the ongoing headwinds of the COVID-19 pandemic, the Compensation Committee and the Board set his target total direct compensation opportunity at the median of the peer companies, which was $16.75 million, of which, the vast majority (92%), in accordance with our pay for performance and stockholder alignment philosophy, was variable and at-risk and the majority (69%) being subject to rigorous short- and long-term performance conditions. Further, it is important to note that 90% of the target direct compensation increase vs. fiscal 2021 target direct compensation was allocated to Mr. Salvino’s long-term incentive opportunity, further aligning him to the long-term interests of stockholders.

While the Compensation Committee set the CEO’s target compensation opportunity in alignment with the peer median, under SEC reporting rules, PSUs with a stock price metric must be reported based on their grant date fair value under

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applicable accounting rules. As such, and because the PSUs represented a large percentage of the total, the reported amount shown in the Summary Compensation Table differs from (is considerably higher than) the amount that the Compensation Committee targeted. As described above, the amount actually realized will depend on financial and stock price performance over the three-year performance period.

Fiscal 2023 CEO Compensation Decisions

The Compensation Committee established the fiscal 2023 compensation arrangements for Mr. Salvino and other executive officers during the May 2022 Compensation Committee Meeting. The Compensation Committee considered his compensation structure relative to peers and considered stockholder experience in fiscal 2022, as the Company continued to navigate the economic and operational challenges to returning to growth. In light of these considerations, the Compensation Committee determined not to increase Mr. Salvino’s base salary, target STI opportunity, or target LTI opportunity for fiscal 2023.

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Section II. 2021 SAY-ON-PAY VOTE AND STOCKHOLDER ENGAGEMENT

General. Stockholder feedback has informed the evolution of our executive compensation program. We value the input we receive from stockholders and engage with them on a regular and ongoing basis on a variety of matters, including corporate governance, executive compensation and ESG, including human capital management. We strive to be responsive to that feedback.

2021 Advisory Vote on Executive Compensation. At the 2021 annual meeting of stockholders, our advisory Say-on-Pay proposal regarding the compensation of our named executive officers received the support of approximately 47% of the votes cast. The Compensation Committee and the Board reviewed the result of the Say-on-Pay vote and decided to conduct stockholder engagement efforts to better understand the concerns and perspectives of our stockholders.

Robust Engagement. DXC’s Compensation Committee continues to believe that directly engaging with stockholders is a critical process for receiving and understanding feedback on subjects that matter most to them. Over the course of fiscal 2022, we conducted outreach to stockholders in August 2021 and again in February 2022. The first outreach represented approximately 64% of the Company’s outstanding shares of common stock and we engaged with stockholders that represented 43% of common shares outstanding. The second outreach represented approximately 65% of the Company’s outstanding shares of common stock and we engaged with stockholders representing 41% of common shares outstanding. When combining both outreach programs, we contacted stockholders representing a total of 70% of the Company’s outstanding shares and engaged with stockholders representing a total of 59% of the Company’s outstanding shares.

During the first outreach, we requested that stockholders share their concerns regarding our executive compensation program. We also asked for feedback on our go-forward compensation program metrics.

In the second outreach, we shared the Compensation Committee’s response to stockholders’ feedback, based on what we heard during the first outreach. We also sought feedback on the executive compensation actions taken by the Compensation Committee in fiscal 2022, discussed ESG topics, and sought feedback on the proposed changes to the go-forward short-term and long-term plan metrics based on their input during the first outreach, and in alignment with the next phase of our Transformation Journey turnaround strategy.

Total Contacted	Total Engaged

We also engaged with the research team members at proxy advisory firms Institutional Shareholder Services Inc. and Glass Lewis & Co. to hear their feedback regarding our programs and to share how the Compensation Committee intends to respond to stockholder feedback. Additional commitments have been made in response to their input during those discussions.

The Compensation Committee Chair or other members were also present for the vast majority of the conversations. Participating in these efforts on behalf of the Company were the Chief Human Resources Officer, the SVP, HR Global Performance & Rewards, the SVP, Corporate Secretary, and the Vice President of Investor Relations. The feedback received was then shared and discussed with the full Compensation Committee and the Board.

Incorporating Feedback. We received valuable commentary and insights regarding our compensation practices and disclosure as a result of our engagement with stockholders. As shown below, and in accordance with our practice of

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considering stockholder input, we made significant changes in response to the feedback we received, both in relation to our Say-on-Pay vote and in line with other feedback. Because our executive compensation program is continuously refined based on collaboration with our investors, we believe the program equally takes into consideration the input of our stockholders on structures and practices and the Compensation Committee’s views of the programs and policies that will effectively motivate executive officers to achieve goals, resulting in the creation of long-term stockholder value.

During the first stockholder outreach in fiscal 2022, we learned that our negative fiscal 2021 Say-on-Pay vote was the result of two main concerns: first, the Compensation Committee’s approval of certain one-time discretionary retention awards to our named executive officers; and second, the use of subjective discretion to increase our CEO’s bonus payout beyond the level of the Company’s achievement. In addition to the stockholder feedback we received on the Say-on-Pay vote, we also sought stockholder input on appropriate metrics for the go-forward incentive compensation design to support the next phase of our Transformation Journey.

During the second outreach in fiscal 2022, we spoke with stockholders about our proposed responses to their feedback as outlined in the chart below. The responsiveness was well-received, as were the new metrics in our executive compensation program. Based on the discussions, we believe that our changes meaningfully acknowledged and addressed the stockholder concerns.

Stockholders expressed being pleased with the high level of responsiveness of the Compensation Committee to their concerns and voiced appreciation for the ongoing collaboration and the opportunity to provide input on the evolution of the executive compensation program, aligned with both DXC’s Transformation Journey and the long-term interests of stockholders. We value the ongoing discussions with our stockholders and look forward to continued collaboration in the years to come.

STOCKHOLDER FEEDBACK AND CONCERNS THAT CONTRIBUTED TO NEGATIVE SAY-ON-PAY VOTE:

WHAT WE HEARD	HOW THE COMPENSATION COMMITTEE RESPONDED TO THE FEEDBACK

One-time discretionary retention equity grants, particularly time-based grants, or large cash awards, should not be a regular practice of the Company. Going forward, their use should be limited, given the business stability and new leadership team firmly in place. If they are used, there needs to be robust disclosure on the rationale.

Compensation Committee Response: Communicated to stockholders that during fiscal 2022, no one-time equity or cash awards were made to named executive officers. Additionally, committed to severely limit any one-time discretionary grants or cash awards and to make any such grants only in rare circumstances, such as “make-whole” awards for new hires as a way to immediately align the new executive to the long-term interest of stockholders. In these cases, robust disclosure will be provided to stockholders.

As an immediate follow-up to the outreach discussions, the Compensation Committee met and further agreed that the existing compensation program sufficiently motivates and rewards performance. As such, going forward the Compensation Committee does not anticipate the need to make any one-time awards to the existing named executive officers.

The level of applied positive discretion in determining the CEO’s fiscal 2021 incentive bonus payout resulted in a disconnect between pay and performance.	Compensation Committee Response: Did not exercise positive discretion in connection with the fiscal 2022 annual incentive payout for the CEO or the other named executive officers, and further, made a commitment that going forward, subjective positive discretion to increase named executive officers’ bonus payouts would not be applied. Payouts will be based on actual performance outcomes.

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OTHER STOCKHOLDER FEEDBACK AND OUR RESPONSES:

In addition to our first fiscal 2022 outreach in August 2021, our second outreach with stockholders in February 2022 included discussions on the topics outlined below.

DISCUSSION TOPIC	HOW THE COMPENSATION COMMITTEE RESPONDED

Fiscal 2022 Pay Practices

Compensation Committee Response: We proactively shared that during fiscal 2022, the Compensation Committee acted as follows:

•  No guaranteed bonuses made to newly hired Global Leadership Team members

•  No waiver of performance conditions in incentive awards

•  No LTI awards granted with less than 3 years of vesting

•  No interim vesting in performance-based equity awards

The CEO’s employment agreement provides for a cash payment upon any voluntary termination of employment in lieu of lifetime retiree medical benefits.

Compensation Committee Response: We discussed this topic with stockholders and explained the unique and personal circumstances for negotiating this with the CEO in 2019 when he was being hired.

Although stockholders understood the rationale for negotiating the new hire provision in 2019, as an immediate follow-up to the outreach discussions, the Compensation Committee met and committed that going forward, they will not offer any executive officers an employment agreement with a cash payment upon voluntary termination, including a modified single trigger, or large cash payment in lieu of lifetime retiree medical benefits upon voluntary retirement.

During the first outreach, stockholders were asked for their input on what metrics are most important for them to see in our go forward executive compensation program, aligned with the growth phase of the Transformation Journey.

The vast majority of stockholders asked for the inclusion of a relative metric and financial metrics.

Compensation Committee Response: During the second outreach, we shared that beginning in fiscal 2023, the Compensation Committee will:

1)  Replace the current revenue measure with an organic revenue growth metric and replace the adjusted EBIT measure with adjusted EBIT Margin (encourages continued focus on margin expansion) in the short-term incentive plan.

2)  Introduce 50% Relative Total Shareholder Return and 50% Free Cash Flow CAGR as the two metrics in the fiscal 2023, three-year, long-term incentive program for grants issued in May 2022. These metrics align with our objective of driving value for our stockholders and explicitly addressed their feedback. To further enhance the use of the new rTSR metric, fiscal 2023 award payouts will be capped for negative TSR. More details about the fiscal 2023 awards will be disclosed in the fiscal 2023 CD&A.

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DISCUSSION TOPIC	HOW THE COMPENSATION COMMITTEE RESPONDED

We shared that the fiscal 2023 metrics in the short- and long-term plans reflect management’s direct impact to Company performance, increase alignment with stockholders’ experience, and are key drivers of long-term stockholder value creation. With these metrics, the Company is transitioning from the early turnaround stage to positioning for growth as we continue making progress on our Transformation Journey. The Compensation Committee will continue to consider other metrics, based in part on stockholder feedback, in the future.

Lowering the proportion of performance-based equity in the named executive officers’ long-term incentive grants in fiscal 2021 reduced the alignment of pay and performance.	Compensation Committee Response: Beginning with the grants made for fiscal 2023 (May 2022), other than the CEO, who remains at the higher 70% PSU allocation (above peer median), the Compensation Committee increased the performance orientation of the long-term incentive equity of the leadership team by increasing the Performance Share Unit weighting from 50% to 60%. This ensured that the majority proportion of the equity compensation and total performance-based compensation and is also aligned with the median of our compensation peer group.

Shared rationale for CEO Total Target Compensation adjustment. No concerns were voiced by stockholders.

Compensation Committee Response: We discussed the Compensation Committee’s decision to set the CEO total target compensation in fiscal 2022 to align with market median of our executive compensation peer group (that we compete with for talent). The CEO’s Total Target Compensation moved from $13.75M to $16.75M to align with peers. Note that the amounts that will be shown in the Summary Compensation Table and other tables will be meaningfully higher, because such amounts reflect accounting grant date fair values, rather than the target value approved by the Compensation Committee. The Board aligned the CEO total target compensation to the median of a rigorously determined compensation peer group and 90% of the increase was allocated to the long-term equity portion of the compensation package.

In addition, as described earlier in the CD&A, the Compensation Committee held the CEO’s base salary, target annual cash incentive opportunity, and target long-term equity incentive opportunity flat for fiscal 2023.

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DISCUSSION TOPIC	HOW THE COMPENSATION COMMITTEE RESPONDED

Shared rationale for the amendment to the Change in Control severance provision. No concerns were voiced by stockholders.	Compensation Committee Response: We discussed the Compensation Committee’s decision to adjust the Change in Control arrangement, particularly the cash severance multiple, to align with the design and quantum disclosed by the executive compensation peer group that we compete with for talent. The new design of a 3x multiple is within proxy advisory firm policy guidelines and allows the Company to provide market competitive severance compensation to attract and retain top executive talent. The policy retains double-trigger and no gross-up for excise taxes provisions. A competitive policy enables DXC’s executives to maintain focus on doing their jobs, even in a scenario where they might lose their positions, which preserves and protects value for stockholders.

Evolving market demands, investor feedback and industry best practices on ESG

Compensation Committee Response: ESG is a Company-wide focus. The Board and Management are actively engaged in setting ESG-related goals and monitoring progress. DXC released its first annual Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosure (TCFD) reports in 2022. These industry-recognized frameworks are integral to informing DXC’s ESG strategy and future initiatives.

More details on our ESG progress can be found in the ESG section of the DXC website.

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Compensation Program Governance

Every year, the Compensation Committee assesses the effectiveness of our executive compensation program and reviews risk mitigation and governance matters, including the following best practices that we employ:

What We Do	What We Don’t Do

✓  Proactively reach out to stockholders to understand and address their feedback and concerns regarding our executive compensation program

✓  Majority of total executive compensation is at-risk and performance-based

✓  Appropriate allocation of short- and long-term compensation

✓  Combination of balanced performance metrics

✓  Multi-year vesting period for PSUs and RSUs to motivate long-term performance and align the interests of our executive officers with stockholder interests

✓  Independent consultant engaged by Compensation Committee

✓  Benchmark compensation decisions against data from rigorously-determined peer group

✓  Apply stock ownership guidelines (CEO guideline is 7x base salary)

✓  Include clawback provisions in our key incentive programs

✓  Perform an annual risk assessment of our compensation program

✓  Regularly review dilution and share utilization levels

✓  Annual incentives and PSU payouts are capped

✓  Double trigger Change in Control provisions

×  No dividend equivalents on unearned awards

×  No hedging or pledging of Company securities

×  No repricing of underwater stock options

×  No excessive perks

×  No excise tax gross-ups related to Change in Control

×  No share recycling for options / SARs

×  No exchanges of underwater options for cash

×  No evergreen provisions in the equity plan

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Section III. COMPENSATION PHILOSOPHY AND OBJECTIVES

As stated previously, at DXC, we are strongly committed to tying executive compensation to business performance. Throughout our evolution, our executive compensation program has been grounded in a pay for performance philosophy aimed at achieving strong alignment between the Company’s financial and strategic goals and our stockholders’ interests:

•

We are committed to a pay for performance culture. Our executive compensation program aims to motivate our people to perform at a consistently high level and rewards contributions that enhance our ability to deliver outstanding results for our customers and create value for our stockholders.

•

We believe that executive compensation should have a significant portion of pay at-risk, be aligned to stockholder interests and the long-term value realized by our stockholders through a balance of cash and equity.

•

We believe that the majority of an executive’s total target compensation should be variable and tied to achievement of measurable financial and strategic objectives that support the Company’s business strategy. Performance measures are reviewed annually to ensure that we continue to align our pay programs with our business strategy, create sustainable value, and motivate the right behaviors.

•

We understand that our people are critical to our success. We aim to attract and retain the best talent with a range of backgrounds, skills, capabilities, and experiences to unlock value for our customers and enable our business to thrive.

•	We believe that executive compensation should be competitive to attract the best talent. Actual pay varies based on individual/team and Company performance.

•	We believe that executive compensation should reflect an appropriate mix of short-term and long-term pay elements that make executives accountable for both short-term and long-term performance.

•

We engage with stockholders on a regular basis to obtain their input on our executive compensation program design and operation, so that we can incorporate stockholder feedback into our planning process and revisions to our program.

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Section IV. COMPENSATION DETERMINATION PROCESS

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing DXC’s executive compensation policies and programs. In fulfilling its responsibilities, the Compensation Committee reviews general trends in executive compensation, compensation plan design, and the total value and mix of compensation for our executive officers, including the CEO. On an annual basis, the Compensation Committee evaluates DXC’s executive compensation program to ensure it remains competitive in attracting, retaining, and motivating qualified executives, and supports our short-term and long-term business objectives.

The Compensation Committee considers various factors in determining compensation, including an executive’s experience, performance, and contributions, as well as the Company’s financial performance and overall business context. This flexibility is particularly important in designing compensation arrangements to attract and retain executives in a highly competitive, rapidly changing market. In addition, the Compensation Committee considers feedback the Company receives from stockholders when making decisions on the Company’s executive compensation practices.

Role of Management

The Compensation Committee coordinates with the President & Chief Executive Officer, Chief Human Resources Officer (CHRO) and the SVP, HR Global Performance & Rewards, in collaboration with management and the finance and legal groups as appropriate, to design and develop the compensation program. This group supports the preparation and analyses of financial data, peer group comparisons, and other materials to assist the Compensation Committee in making and implementing its decisions.

The CEO, with the assistance of the CHRO and the SVP, HR Global Performance & Rewards, also conducts an annual review of the total compensation of each executive officer, including the named executive officers. The review includes an assessment of each executive officer’s experience, performance, the performance of the executive officer’s respective business or function, and market pay levels within our peer group. After this review, the CEO recommends base salaries, target annual cash and long-term incentive opportunities, any payouts related to the annual cash incentive plan, and annual equity grants for the executive officers to the Compensation Committee for approval.

While the CEO provides recommendations to the Compensation Committee about executive officer compensation and Company-wide performance targets, the ultimate decisions regarding executive compensation are made by the Compensation Committee. When the Compensation Committee discusses the compensation recommendations of our CEO, our CEO does not play any role with respect to any matter affecting his own compensation and is not present. The independent members of the board approve the CEO’s compensation and the CEO does not participate in the discussion.

Role of the Independent Compensation Consultant

The Compensation Committee retains Pay Governance, an independent compensation consulting firm, to advise on executive compensation matters and provide additional information regarding whether DXC’s executive compensation program is reasonable and consistent with its objectives. Pay Governance reports directly to the Compensation Committee, and regularly participates in Compensation Committee meetings at the request of the Compensation Committee Chairman. During fiscal 2022, Pay Governance advised the Compensation Committee on executive compensation and governance trends; CEO and executive officer compensation; non-employee director compensation; incentive program design; selection of peer group companies; and the share usage and dilution in connection with the equity compensation plan.

Pay Governance has been retained since October 2020, and the Compensation Committee has the sole authority to retain, terminate, and obtain the advice of Pay Governance at the Company’s expense. The Compensation Committee assessed the independence of Pay Governance pursuant to SEC and NYSE rules and concluded that there are no conflicts of interest that prevent them from providing independent advisory services to the Compensation Committee.

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While the Compensation Committee took into consideration the review and recommendations of Pay Governance when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining our executives’ compensation.

Compensation Peer Group and Peer Selection Process

The Compensation Committee believes that obtaining relevant market and benchmark data where we compete for talent is very important to making determinations about executive compensation. Such information provides a solid reference point for making decisions and very helpful context even though, relative to other companies, there are differences and unique aspects of the Company.

The Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources, when making decisions about the structure and component mix of our executive compensation program. The Compensation Committee also considers broader industry practices and our competitors for talent.

The Compensation Committee, with the assistance of its independent consultant, developed and maintained a peer group in connection with decisions made in fiscal 2022 using the following criteria:

•	IT and professional services industries

•	Revenue in the range of 1/3x to 3x the revenue of DXC

•	Direct competitors for talent

•	Organizational scope/complexity (key financial and operating measures, number of employees, and profitability); and

•	Market capitalization

In determining the peer group, the criteria of competitors for talent, revenues, and headcount are given more weight in the Compensation Committee’s determination at this time than market capitalization, in part because of the view that DXC’s stock price is somewhat depressed and thus market capitalization is not as significant a factor.

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DXC operates in an industry where the market for top talent is very competitive. Accordingly, the Compensation Committee recognizes that an accurate representation of DXC’s competition for talent includes a broad number of companies across the IT services landscape. In addition, we compete for talent and hire from industry leading organizations with larger market capitalizations. While DXC’s unique position as a leading end-to-end IT services company means there are relatively few pure-play IT companies of our size that are considered direct comparators, we believe that the peer group provides DXC and the Compensation Committee with a valid set of comparators and benchmarks for the Company’s executive compensation program and governance practices. In fiscal 2022, no existing peers were removed, but 5 additional peers, i.e., Aon, Fiserv, Leidos, Marsh & McLennan, and Willis Towers Watson, were added to the peer group due to their assessed similarity in business model, such as consulting and revenue size. The peer group used in connection with decisions relating to fiscal 2022 components of compensation consisted of the following companies:

Company	Revenue Latest FYE(1) ($ in millions)		Total Employees

Accenture plc	44,327		506,000

Aon plc(2)(3)	20,264		96,600

Automatic Data Processing, Inc.	14,565		58,000

Cisco Systems, Inc.	49,301		77,500

Cognizant Technology Solutions Corp	16,752		292,500

Fidelity National Information Systems Inc.	12,578		55,000

Fiserv, Inc.(2)	15,065		44,000

Hewlett Packard Enterprise Company	26,989		61,600

Intel Corporation	78,098		110,800

International Business Machines	75,030		352,600

Leidos Holdings, Inc.(2)	11,999		34,000

Marsh & McLennan Companies, Inc.(2)	17,072		76,000

Texas Instruments Inc.	13,735		29,768

VMware Inc.	11,338		29,450

Western Digital Corp	16,618		63,800

Willis Towers Watson Public Limited Company(2)(3)	20,264		96,600

Xerox Corporation	7,536		27,000

25th Percentile	13,446		41,500

Median	16,685		62,700

75th Percentile	31,324		100,150

DXC Technology Company	19,189		138,000

Percentile Rank	64	th	81	st

(1)

The Compensation Committee considered the revenue information that was available at the time of review, including the latest fiscal year end revenue data available as of November 1, 2020 for the peer group and for DXC.

(2)	New peers that were added in fiscal 2022.

(3)

Due to an expected pending merger of Aon plc and Willis Towers Watson Public Limited Company at the time of the Compensation Committee’s review, the combined revenue and employee information for the two companies were viewed together.

In the case of the CEO, total target compensation in fiscal 2022 was set to align with the market median (50th percentile) of our executive compensation peer group. For other named executive officers, we do not formally set total compensation, or

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any specific element of compensation, at a specific percentile of the peer group for each position. Instead, the market data is used as a reference point to provide information on the range of competitive pay levels and current compensation practices in our industry. In addition to the selected peer group, the Compensation Committee also references general and specific industry surveys from other sources.

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Section V. COMPONENTS OF OUR COMPENSATION PROGRAMS

Fiscal 2022 Executive Compensation Program Overview

DXC’s executive compensation program reflects our Transformation Journey turnaround strategy and aligns with our pay for performance philosophy. The program for our NEOs for fiscal 2022 is outlined in the table below. Our program was structured with a mix of variable and fixed compensation that incentivizes achievement of short-term financial objectives and long-term stockholder value creation and gives appropriate consideration to the objectives and measures of success entailed in our strategic priorities.

Fiscal 2022 Pay Components

The Compensation Committee uses the components of compensation outlined in the chart below in order to achieve its executive compensation program objectives. The Compensation Committee has developed a balanced program, but also focuses on metrics that can be measured in the near-term that drive value for our stockholders. To verify that each executive officer’s total compensation is consistent with the Compensation Committee’s compensation philosophy and objectives and that the component is serving a purpose in supporting the execution of our strategy, the Compensation Committee regularly reviews all components of the program.

Type of Pay	Purpose	Key Characteristics

Base Salary
Fixed	• Fixed cash compensation based on the individual’s experience, skills, and competencies, relative to the competitive market value of the role

•  Reflects competitive market conditions and individual experience and performance

•  Commensurate with scope of responsibility, experience, internal value of the position and impact to the Company, reflecting internal pay equity

Annual Cash Incentive
Performance-Based

•  Variable cash compensation motivates achievement of annual strategic goals, as measured by objective, pre-established financial metrics

•  Metrics are intended to drive consistent growth and stockholder value creation by measuring successful execution of our current strategy

•  Target opportunities are based on market data and reflect impact to the Company of the executive role

•  Actual payouts are based on achievement of measurable Company performance and individual or team performance

Long-Term Incentive
Performance-Based Restricted Stock Units (PSUs)*

•  Encourage focus on long-term stockholder value creation through profitable growth and increase in stock price over time

•  Aligns compensation with key indicators of success of our strategy

•  Promotes retention through long-term performance achievement and vesting requirements

•  70% long-term incentive (“LTI”) weighting of regular annual grant in PSUs for the CEO (50% for other NEOs) ensures a substantial proportion of equity and overall compensation is performance-based

•  Payouts based on achieving stock price growth hurdles, reflecting the creation of stockholder value (fiscal 2022)

•  Cliff vesting feature requires continued employment through the end of the three-year performance period

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Type of Pay	Purpose	Key Characteristics

Long-Term Incentive
Time-Based Restricted Stock Units (RSUs)*	• Aligns to stockholder interests by providing a retention incentive and rewarding increase in stock price over time	• 30% LTI weighting of regular annual grant in RSUs for the CEO (50% for other NEOs) incentivizes long-term value creation and retention • Vests in increments over a three-year period

*	As discussed below, our executive officers are subject to rigorous stock ownership guidelines in order to further align their interests with the interests of our stockholders.

The graphics below illustrate the fiscal 2022 mix of fixed, target annual incentive, and target long-term incentive compensation we provided to our CEO and other NEOs.

Base Salary

Base salary is designed to compensate executives for normal day-to-day responsibilities and represents the fixed component of annual total pay.

Base salaries are individually determined based on a variety of considerations, including individual and Company performance, responsibilities associated with the role, skills, experience, achievements, and the competitive market for the position.

In the Spring of 2021, at the time that the Compensation Committee typically determines target compensation for the year, the Compensation Committee, in consultation with Pay Governance, reviewed the total target compensation for the executive officers and determined that an increase to the CEO’s base salary was appropriate to ensure that the pay is at a competitive level in the market. Mr. Salvino was appointed as the Company’s CEO in September 2019, and his target total direct compensation was set below the market 25th percentile. Considering Mr. Salvino’s strong performance leading the Transformation Journey turnaround strategy and during the COVID-19 pandemic, in fiscal 2022, the Compensation Committee decided to increase his total compensation to bring it into line with the peer group median level, including increasing his base salary by 8%. In addition, the Compensation Committee determined that the compensation of the other NEOs were either already aligned with the market, or individuals were new to their roles, so therefore did not increase any other NEO base salaries for fiscal 2022.

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Further, as previously stated in the CD&A, the Compensation Committee, in alignment with the full Board, determined not to increase Mr. Salvino’s base salary for fiscal 2023.

NEO	Fiscal 2021 Base Salary ($)	Fiscal 2022 Base Salary ($)	% Change

Michael J. Salvino	1,250,000	1,350,000	8%

Kenneth P. Sharp	700,000	700,000	0%

Mary E. Finch	700,000	700,000	0%

William L. Deckelman Jr.	600,000	600,000	0%

Vinod Bagal	625,000	625,000	0%

For newly hired executive officers, the Compensation Committee establishes initial base salaries at the time the executive officer is hired, considering the position and the executive’s experience and qualifications.

Annual Cash Incentive Plan

The annual cash incentive plan for executive officers rewards named executive officers for the achievement of key short-term financial and other objectives that the Compensation Committee views as important steps in the execution of our overall business strategy, with the intent ultimately of increasing stockholder value.

Overview

DXC’s fiscal 2022 annual cash incentive plan’s pool funding, subject to additional caps on payouts, is calculated based on the following formula:

Financial Performance Measures

The amount of the incentive pool, if any, under the annual cash incentive plan is based on our achievement against pre-defined targets on two financial performance metrics.

The Compensation Committee incorporated two financial measures, Revenue and Adjusted EBIT, collectively representing 100% of the opportunity, into the annual cash incentive. Revenue and Adjusted EBIT are critical building blocks to achieve our key strategic goals and drive stockholder value creation, with more weighting on adjusted EBIT as overall sustained profitability that more closely correlates to cash generation is key to driving long-term financial success for the Company in tandem with long-term value for our stockholders. The metrics are weighted 40% Revenue and 60% Adjusted EBIT.

•	Revenue. The Compensation Committee determined to make Revenue a performance metric under the annual cash incentive, representing 40% of the opportunity.

•

Adjusted Earnings Before Interest and Taxes*. The Compensation Committee selected Adjusted Earnings Before Interest and Taxes (Adjusted EBIT) as the other financial performance metric under the annual cash incentive, representing 60% of the opportunity. Adjusted EBIT is GAAP EBIT adjusted to exclude certain items which DXC management believes are not indicative of operating performance including restructuring costs, amortization of acquired intangible assets, transaction, separation, and integration-related costs, and gains and losses on dispositions of businesses, strategic assets and interests in less than wholly-owned entities, pension and OPEB actuarial and settlement gains and losses, debt extinguishment costs, and impairment losses on goodwill and other assets.

* For a reconciliation of Adjusted Earnings Before Interest and Taxes as set forth in this Proxy Statement to the nearest GAAP measure, see “Appendix B: Non-GAAP Financial Measure.”

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Target, Threshold, and Maximum Performance Levels

The Compensation Committee set the performance targets at levels that it considered rigorous and challenging, that required substantial effort to achieve, and that considered the relevant risks and degree of difficulty during our Transformation Journey turnaround strategy. The Compensation Committee also took into consideration the recent disposition of businesses as part of the strategic priorities. In determining specific financial goals for the year, the Compensation Committee reviewed the annual operating plan, various factors related to the achievability of budgeted goals, including the risks associated with various macroeconomic factors, and performance relative to prior years.

A key component of our Transformation Journey is to unlock value by rationalizing and optimizing our portfolio of businesses. The Company believes that these actions have the ability to position the Company for higher growth and expanded margins. Our portfolio shaping actions have included, and will include, disposing of non-core businesses and using proceeds to buy back outstanding shares of stock. While the Board and the Compensation Committee viewed these dispositions as being in the best interests of the Company and our stockholders, the loss of the revenue and earnings from these businesses necessarily affected the Company’s gross revenue and gross Adjusted EBIT and targets were set accordingly.

The fiscal 2022 Adjusted EBIT target, with 60% weighting, was set approximately 37% above the fiscal 2021 actual achievement, which was primarily driven by expectations regarding growth in Global Business Services (higher margin, positive organic growth business), optimization efforts, and strong performance on contracts, as well as the disposition of certain businesses.

The fiscal 2022 Revenue target, with 40% weighting, was set at a level approximately 6% below the fiscal 2021 actual result because of the previously disclosed dispositions of non-core businesses, and was quite rigorous and challenging to achieve.

The Compensation Committee set the threshold level such that significant performance as a percent of target would need to be attained (80% for Adjusted EBIT and 90% for Revenue) and set the maximum level at 110% for Revenue and 120% for Adjusted EBIT to underscore the importance of achieving the target and presenting a significant challenge requiring exceptionally strong performance and significant effort to achieve.

Payout Curves

The Compensation Committee defined payout levels representing the amount to be paid to NEOs based on the level of actual performance relative to the targets as set forth in the formula described above.

If performance for a metric is below the threshold level, then the payout will be 0% of the target payout. If we achieve 100% of target performance for a metric, the payout is 100% of target. If performance is between the threshold level and the maximum level, then the payout will be determined based on the payout graph below providing between 50% and 200% of the target payout. If performance is above the maximum level, the maximum payout of 200% of target will be earned for that metric.

After the end of fiscal 2022, the Compensation Committee determined achievement with respect to each of the financial metrics and corresponding pool funding, independently.

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Individual Performance Modifier

Once the pool funding is determined, the pool funding percentage is applied to the product of (1) the executive’s base salary and (2) the target opportunity percentage.

The individual modifier ranges from 0% to 200%, but for fiscal 2022 was not applied to any of the named executive officers for individual performance because they were all assessed as one team, as later explained in the “Performance Factor Based on Actions of the NEOs” section. The standard formula for calculating the individual payout in the plan is as follows:

As previously explained in the CD&A, although the Compensation Committee discusses the pool funding with the CEO, he is not involved in decisions pertaining to his own compensation or payouts. The Compensation Committee in alignment with the full Board determines the CEO compensation.

Target Opportunities

The Compensation Committee determines the target cash incentive opportunity available to each NEO by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage. Among other factors, the target incentive percentages are determined with reference to the peer group company percentages of salary and the proportion of total direct compensation represented by the annual incentive.

NEO	Fiscal 2022 Target Annual Cash Incentive Plan Opportunity as a % of Base Salary

Michael J. Salvino	200%

Kenneth P. Sharp	110%

Mary E. Finch	110%

William L. Deckelman Jr.	110%

Vinod Bagal	110%

For fiscal 2022, for the continuing NEOs, the Compensation Committee determined not to change any of the target short-term incentive percentages.

Achievement of Financial Metrics

Ultimately, the Compensation Committee verifies achievement relative to the targets for Revenue and Adjusted EBIT to determine the respective performance levels, and then translates those performance levels to pool funding levels.

As previously mentioned, a key component of our Transformation Journey turnaround strategy is to unlock value by rationalizing and optimizing our portfolio of businesses. The CEO, in agreement with the Board, viewed these dispositions as being in the best interests of the Company and our stockholders in the long-term. As a result of the dispositions, the year-over-year revenue and earnings from these businesses that were disposed of lowered the Company’s gross revenue and gross Adjusted EBIT values.

For fiscal 2022, as recommended by the CEO, and with full approval of the Compensation Committee, a negative modifier of approximately 7 percentage points was applied as a result of not achieving all optimization objectives in all countries. This decision signifies the importance of other business objectives, in addition to revenue and adjusted EBIT goals, in the achievement of our overall objectives. The Company pool funding for fiscal 2022 was adjusted downward from 82% calculated pool funding to 75%.

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The targets for the annual incentive compensation program are as follows. The threshold for revenues is 90% of the target and maximum is 110% of the target. The threshold for Adjusted EBIT is 80% of the target and maximum is 120% of the target.

Performance Metric	Relative Weighting (%)	Target	Actual Result	% Attainment	Funding (% of Target)	Weighted Funding %

Revenues ($M)(1)	40%	$16,633	$16,265	98%	89%	36%

Adjusted EBIT ($M)(2)	60%	$1,514	$1,375	91%	77%	46%

Calculated Pool Funding %						82%

Final Pool Funding % after Negative Modifier Applied						75%

(1)	Target and actual Revenue achievement are calculated using budget exchange rates (constant currency set at beginning of the fiscal year).

(2)	For a reconciliation of Adjusted Earnings Before Interest and Taxes as set forth in this Proxy Statement to the nearest GAAP measure, see “Appendix B: Non-GAAP Financial Measure.”

Performance Factor Based on Actions of the NEOs

During fiscal 2022, our highest priority was to work together as one team to execute the Transformation Journey turnaround strategy. As a result, the Compensation Committee determined to evaluate the NEOs collectively as one team instead of assessing individual performance. For fiscal 2022, the individual performance modifier was not used for the NEOs.

For background, in fiscal 2021, the Management team and the Compensation Committee took steps to integrate a human capital metric, employee engagement, to fund the annual incentive pool, underscoring our commitment to ESG. Based on prior stockholder feedback, starting in fiscal 2022, we did not use employee engagement, a non-financial metric, to fund the annual incentive pool. Instead, we used the employee engagement survey, run by a third-party provider, as an input to assess the performance of the management team.

The employee engagement score reinforces our commitment to human capital, which is a critical component of our ESG and people-first strategy that enables us to execute on the Transformation Journey. ESG is a growing Company-wide focus for DXC, and our Board and management are actively engaged in setting goals and monitoring progress. The Compensation Committee looks to our senior executive officers to be the most responsible for embodying the DXC culture and engaging employees.

In fiscal 2022, we achieved an engagement score of 72 and participation in the engagement survey increased from 61% to 78%, an indication that our people are engaged in building our culture and our leadership team is having a positive impact in taking care of our colleagues who are serving our customers.

In fiscal 2022, in addition to reviewing the employee engagement score, the Compensation Committee evaluated the performance of the CEO (as determined by the Board) and other NEOs (as provided by the CEO) as a team, based on the following Transformation Journey-related goals and achievements:

•	Inspire and take care of our colleagues, which was highlighted by how well DXC took care of our people throughout the COVID-19 pandemic and in the course of the Ukraine / Russian conflict.

•

Take care of our customers, as evidenced by our strong NPS score of 31, which is now above the industry benchmark range of 20 to 30 and demonstrates that our customers are very supportive of DXC in the marketplace.

•

Optimize costs, where our focus is on portfolio shaping and managing our cost base. We made good progress in portfolio shaping by divesting businesses that did not fit our strategy and we drove out costs across the organization, expanding our margins.

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•	Seize the market, where our Book to Bill numbers continue to show that we can win. Our trailing 12-month Book to Bill of 1.1 is a very good outcome.

•

In terms of the financial foundation, the management team has successfully executed on (3) initiatives: (1) Improving cash flow generation, (2) refinancing debt with lower associated interest costs, and 3) the remediation of the material weakness. All three of these items have put DXC in a stronger financial position.

Payout Determination

The Compensation Committee verified achievement of financial metrics relative to the targets to determine the respective performance levels, then considered overall Company performance, then finally the performance factor based on the contributions of the NEOs towards achievement of Company goals to determine the total fiscal 2022 annual incentive plan payout for each NEO.

For fiscal 2022, the Compensation Committee capped the fiscal 2022 short-term incentive program payout at target and approved a reduction of the short-term incentive pool funding from 82% to 75%. The CEO is not involved in decisions pertaining to his own compensation or payouts. The Compensation Committee in alignment with the full Board determines the CEO compensation. An individual performance modifier was not applied to any of the named executive officers. They were all assessed as one team. The total payout under our Annual Incentive Plan for each NEO for fiscal 2022 is reflected in the table below.

NEO	Pool Funding %	X	Target Bonus	=	Individual Payout

Michael J. Salvino	75%	X	$2,700,000	=	$2,025,000

Kenneth P. Sharp	75%	X	$ 770,000	=	$ 577,500

Mary E. Finch	75%	X	$ 770,000	=	$ 577,500

William L. Deckelman Jr.	75%	X	$ 660,000	=	$ 495,000

Vinod Bagal	75%	X	$ 687,500	=	$ 515,625

Long-Term Incentives

The third main component of our executive compensation program is long-term incentives delivered in the form of equity. Consistent with our pay for performance philosophy, this component is also the largest component of executive total pay. A higher weighting of performance-based incentives motivates executives to achieve superior financial results.

Long-term incentive equity awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term stockholder value. The Management team and the Compensation Committee structured the long-term incentive opportunity for the NEOs to motivate executive officers to achieve multi-year strategic goals and deliver sustained long-term value to stockholders, and to reward them for doing so.

The use of equity as the vehicle for long-term incentives creates a strong link between performance and payouts, and a strong alignment between the interests of executive officers and our stockholders. Multi-year vesting improves retention because it gives executives an incentive to stay with the Company throughout the vesting period and be actively engaged in driving strong financial results.

We believe that stock-based grants create an ownership mindset by giving executives an equity stake in the business, which gives them a strong incentive to manage the Company with the long-term perspective of an owner.

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Equity Vehicles and Mix for Annual Grants

In fiscal 2022, the Compensation Committee approved the long-term incentive grants to the NEOs in the form of two different vehicles:

Equity Vehicle	Fiscal 2022 Allocation	Vesting Period	How Payouts Are Determined	Rationale for Use

PSUs	• 70% for CEO • 50% for other NEOs	3-year cliff	Stock price growth based on achievement throughout fiscal 2022 – 2024 performance period

•  Stock price growth hurdles tie executive officer compensation directly to stockholder value creation

•  Stock price growth hurdles were most appropriate during first phase of Transformation Journey turnaround strategy

•  Promotes long-term focus

RSUs	• 30% for CEO • 50% for other NEOs	3 years: 1/3 per year	Value of stock at vesting	• Aligns with stockholders • Promotes retention • Provides alignment to stockholders’ interests, even during periods of market volatility

The Compensation Committee, in partnership with Management, structured the mix of equity vehicles and the relative weight assigned to each type to motivate stock price growth over the long-term, which equates to stockholder value creation.

For the fiscal 2022 PSUs, performance is measured in terms of stock price growth throughout the three-year performance period, which ties executive compensation directly to the creation of long-term stockholder value.

The Compensation Committee used stock price growth because it is directly aligned with the value received by, and experience of, our stockholders.

The time-based RSUs are complementary to performance-based PSUs because they provide strong retention value, help balance periods of stock price volatility, and reinforce an ownership culture and commitment to creating stockholder value.

Fiscal 2022 Regular Annual PSU Grants

The PSUs granted to the NEOs represent the opportunity to earn shares at the end of the three-year performance cycle based on the stock price growth for the performance period of fiscal 2022-2024. The NEOs will earn PSUs based on the three-month rolling average closing price per share of the Company’s common stock during the three-year fiscal 2022-2024 performance period (April 1, 2021, to March 31, 2024).

The PSUs, if any, will vest at the end of a three-year performance period, based on the three-month rolling average stock price improvement during the performance period. The target 3-month rolling average stock price is achieved at a rigorous 28% total stock price appreciation. The Compensation Committee determined that a target goal of 28% was rigorous for the fiscal 2022-2024 performance period in light of our progression to later stages of our Transformation Journey, the growth the Company has experienced since Mr. Salvino joined in the last two years, and exogenous factors impacting stock performance in our industry and the broader market. This target is significantly above the long-term S&P 500 index annualized return of 10.5% since its inception through calendar year 2021. The Compensation Committee deemed this to be a robust and rigorous target. Further, the Compensation Committee considered that 28% growth would result in 1.93 billion of stockholder value creation.

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The vesting for the PSUs ranges from 0% to 200% of the target number of shares of the grant. There is no vesting unless there is at least 9% price appreciation (threshold achievement at which 40% of the target number of shares would be earned), and the vesting is capped at 200% when stock price appreciation reaches 46% or higher (maximum achievement). Since this is a 3-year cliff plan, the actual value received by NEOs will be based on the stock price at the time of vesting when the 3-year performance period ends. Moreover, the vested shares are subject to significant shareholding requirements, including 7x salary for the CEO. The Compensation Committee believes that the rigorous targets, long-term performance measurement and vesting period, and meaningful shareholding requirements ensure that our PSU program aligns with long-term stockholder interests and market practice.

Target Opportunities

The Compensation Committee established target long-term incentive opportunities for each of the NEOs, considering the following:

•	The values of, allocations to, and proportion of total compensation represented by the long-term incentive opportunities at the peer group companies;

•	Individual performance and criticality of, and expected future, contributions of the NEO;

•	Time in role, skills, and level of experience; and

•	Retention considerations.

The specific long-term incentive opportunity for each NEO for fiscal 2022 was as follows:

NEO	Fiscal 2022 Target Long-Term Incentive Opportunity as a % of Base Salary

Michael J. Salvino	941%

Kenneth P. Sharp	400%

Mary E. Finch	300%

William L. Deckelman Jr.	250%

Vinod Bagal	250%

Fiscal 2022 Grants of PSUs and RSUs

Based on the target long-term incentive opportunity, the Compensation Committee determined the aggregate target value of the long-term incentive equity grants, and then allocated the target value 70%/50% PSUs and 30%/50% RSUs for the CEO and NEOs, respectively. The 70% allocation to PSUs for the CEO underscored the significant emphasis on performance-based equity.

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In line with DXC’s Equity Grant Policy, the number of PSUs and RSUs granted was calculated by dividing the dollar amount of each award by the average closing price of DXC stock for the three-month period ending on the grant date. This approach reduces the impact that positive or negative swings in our stock price can have on the executive’s award. The grant value that appears in the Summary Compensation Table will be different because it is calculated by multiplying the number of PSUs and RSUs granted by the grant date fair value, which is determined using a Monte Carlo valuation for the PSUs and is determined using the closing price on the date of grant for the RSUs. For the CEO, the Compensation Committee and Board set the target compensation opportunity in alignment with the median of the compensation peer group. As described in the preceding sentence, however, the reported amount shown in the Summary Compensation Table below differs from (is considerably higher than) the amount that the Compensation Committee targeted. We have a volatile stock that contributes to the differences. The actual amount realized will depend on financial and stock price performance over the three-year performance period.

NEO	Base Salary ($)	Target LTI %	Target Value ($)	PSUs ($)	PSUs (#)	RSUs ($)	RSUs (#)

Michael J. Salvino	1,350,000	941%	12,700,000	8,890,000	279,209	3,810,000	119,661

Kenneth P. Sharp	700,000	400%	2,800,000	1,400,000	43,970	1,400,000	43,970

Mary E. Finch	700,000	300%	2,100,000	1,050,000	32,977	1,050,000	32,977

William L. Deckelman Jr.	600,000	250%	1,500,000	750,000	23,555	750,000	23,555

Vinod Bagal(1)	625,000	250%	1,570,000	785,000	24,655	785,000	24,655

(1)	Mr. Bagal’s actual fiscal 2022 LTI award was 100.5% of target $1,562,500.

The Compensation Committee intends to make grants of long-term incentive awards annually and would grant long-term incentive awards when an individual is promoted to a senior executive position to recognize the increase in the scope of his or her role and responsibilities.

0% Vesting on Fiscal 2020 PSUs

The fiscal 2020 PSU goals were not achieved. Therefore, the entire fiscal 2020 PSU award was forfeited.

In fiscal 2020, the Compensation Committee granted PSUs with performance-based vesting requirements for the three-year performance period of fiscal 2020-2022. There were two fiscal 2020-2022 Company financial performance measures, Earnings Per Share (EPS), which was weighted 75%, and Free Cash Flow, which was weighted 25%.

After the end of the three-year period, when EPS and Free Cash Flow final performance were measured, the Compensation Committee determined that the fiscal 2020 award was not earned, as the achieved EPS and Free Cash Flow were both below threshold performance as compared to the target. EPS threshold was $7.50 and target was $8.75. EPS achievement was $3.50. Free Cash Flow threshold was $1,860 million and target was $2,171 million. Free Cash Flow achievement was $743 million.

As a result of the below-threshold level of achievement compared to goals, all PSUs granted as part of the fiscal 2020 PSU grants were forfeited.

Based on these performance results, the NEOs earned PSUs with respect to their fiscal 2020 PSU grants as follows:

NEO(1)	Target EPS PSUs (#)	EPS PSU Award Achievement %	Earned EPS PSUs (#)	Target Free Cash Flow PSUs	Free Cash Flow PSU Award Achievement %	Earned Free Cash Flow PSUs

Michael J. Salvino(2)	80,819	0%	—	26,940	0%	—

William L. Deckelman Jr.	12,568	0%	—	4,189	0%	—

Vinod Bagal(2)	11,130	0%	—	3,710	0%	—

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(1)	Mr. Sharp was not an employee of the Company in fiscal 2020 and Ms. Finch only received an Inducement new hire RSU grant in fiscal 2020. As such, neither received fiscal 2020 PSU grants.

(2)	Mr. Salvino and Mr. Bagal’s fiscal 2020 PSU grants were pro-rated based on hire date.

Fiscal 2023 PSU Arrangements

For fiscal 2023, the Compensation Committee has modified the structure of the 3-year PSU program to include 50% relative TSR (S&P 500 IT Service Index and industry peer set) and 50% Free Cash Flow CAGR.

Other Elements of Compensation

In addition to base salary, annual cash and long-term incentives, DXC provides a mix of other benefits as part of each NEO’s total rewards package.

Retirement Benefits

The Compensation Committee views retirement benefits as an important component of DXC’s executive compensation program. DXC offers its employees, including the NEOs, a retirement program that provides the opportunity to accumulate funds for retirement.

Matched Asset Plan (MAP)	Broad-based, qualified, defined contribution 401(k) plan with Company match on a portion of employee contributions and directed investment alternatives.

Deferred Compensation Plan	Unfunded plan offered to a select group of management or highly compensated employees. Allows participants to defer receipt of incentive compensation and salary.

Health Care Benefits

DXC provides health and welfare benefits to eligible employees, including medical, dental, life, disability, and accident insurance. These benefits are available to all U.S. employees generally, including the NEOs. These programs are designed to provide certain basic quality of life benefits and protections.

Perquisites

DXC provides certain limited perquisites to senior executives, including the NEOs, to enhance their security and productivity. Perquisites include optional financial planning services, optional executive health screening benefits, and relocation benefits for new hires, as applicable.

We believe the benefits and limited perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

We reimburse Mr. Salvino for up to $25,000 annually for assistance with tax preparation and financial planning. In addition, Mr. Salvino may use DXC-owned or leased aircraft for business purposes and reasonable personal use for domestic flights only and subject to such limits as may be reasonably imposed by the Board. Mr. Salvino takes an active approach to overseeing and managing our global operations, which necessitates both U.S. domestic and international travel due to our diverse set of business and operations centers and many customer locations around the world. Additionally, access to corporate aircraft is provided to Mr. Salvino to ensure business efficiency and security/privacy of business information and communications, especially given the global nature of DXC’s business.

Mr. Salvino is taxed on the value of this usage according to IRS rules and no tax gross-up is provided for personal usage of corporate aircraft or any other perquisite he receives. See the notes to the Summary Compensation Table for more information about the perquisites provided to the NEOs.

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Career Shares

DXC grants Career Shares in the form of RSUs to a select, limited number of long-tenured key executives. The Career Share program replaced CSC’s Supplemental Executive Retirement Plan, which was frozen in 2009 and is no longer maintained by DXC. The Career Share program is closed to new executives. At the beginning of fiscal 2022, Mr. Deckelman received a grant of Career Shares equal to 25% of his fiscal 2021 base salary and annual cash incentive award for fiscal 2021. Career Shares have all fully vested as Mr. Deckelman has satisfied the requisite age and service for retirement.

Severance and Change in Control Compensation

To offer competitive total compensation packages to our executive officers, align the interests of our executives with the interests of our stockholders, as well as to ensure the ongoing retention of these individuals, DXC offers certain post-employment benefits to a select group of executives, including its NEOs.

Various plans and arrangements provide for the payment of certain severance and other benefits to participants for terminations not in connection with a change in control. These plans and arrangements generally provide for the payment of severance amounts if the CEO’s or other NEO’s employment is terminated by us without cause, or if the CEO terminates his employment for good reason. For such terminations, generally cash severance amounts are one times base salary plus a pro rata bonus, or one times the sum of base salary and target bonus, or two times the sum of base salary plus target bonus plus a pro rata bonus for the CEO and 12 months of Company-subsidized COBRA continuation ($1 million for the CEO). The vesting of the CEO’s inducement RSUs will be accelerated and the CEO’s other RSUs would vest on a pro-rata basis; the CEO’s PSUs would remain outstanding and eligible to vest on a pro-rata basis based on the achievement of the performance goals at the end of the applicable performance period, provided at least one year in the performance period has elapsed as of the date of termination.

For fiscal 2022, we made several changes to the severance arrangements for our NEOs for qualifying employment terminations related to a change in control, in order to more closely align the arrangements between the CEO and our other NEOs, and to align these arrangements with market practices. As amended, our Change in Control Severance Plan for Senior Management and Key Employees (which covers our NEOs other than the CEO) and the CEO’s employment agreement (which covers the CEO) each provide for severance benefits upon “double trigger” terminations without cause by the Company within three years after a change in control, or a termination by the NEOs for good reason within two years after a change in control. The amount of severance is equal to a multiple (as set forth below) of the sum of the NEO’s then-current annual base salary plus the greater of (1) the average of the three most recent annual cash incentive awards paid or determined, (2) the target annual bonus for the year of termination, or (3) the most recent annual bonus paid or determined prior to termination, plus a pro rata bonus for the year of termination, and health and welfare benefits. The multiple for NEOs other than the CEO is 2x, and the multiple for the CEO is 3x, which is aligned with the market. Unvested time-vesting and performance-vesting restricted stock are “double trigger” and vest only if there is a termination of employment following a change in control. There are no tax gross-ups on any amounts payable in connection with a change in control.

Additional details about these severance arrangements are provided under the “Potential Payments Upon Change in Control and Termination of Employment” section.

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Section VI. ADDITIONAL COMPENSATION POLICIES AND PRACTICES

Stock Ownership Guidelines

DXC’s stock ownership guidelines reflect the Company’s strategy of placing a stronger emphasis on pay for performance and achieving strong alignment between our financial goals and our stockholders’ interests. The Compensation Committee believes that stock ownership by executive officers further aligns their interests with those of long-term stockholders. We have equity ownership guidelines for senior level executives to encourage them to build their ownership positions in DXC’s common stock over time. The ownership guidelines for the CEO and other NEOs, expressed as a multiple of base salary, are as follows:

Position	Multiple of Base Salary
CEO	7x
Other Executive Officers	3x

Shares owned outright by the executive officer or jointly with, or separately by, his or her immediate family members residing in the same household, shares held in any DXC retirement plan, and unvested time-based RSUs may be counted toward the guideline but unvested PSUs do not count toward the guideline. Covered executive officers are expected to attain the applicable ownership within five years of being appointed to their positions. The Compensation Committee reviews compliance with the guidelines on an annual basis.

Compensation Recoupment (Clawback) Policy

DXC’s compensation recoupment or clawback policy allows us to recover cash or equity performance-based compensation from participants whose fraud or intentional illegal conduct materially contributed to a financial restatement. The policy allows for the recovery of the difference between compensation awarded or paid and the amount which would have been paid had it been calculated based on the restated financial statements, excluding any tax payments. In addition, under our equity grant agreements, employees may be required to forfeit awards or gains if the recipient breaches the non-competition, non-solicitation of employees, or non-disclosure provisions of such agreements.

Policies on Hedging and Pledging

Our policies prohibit employees, officers, and directors from engaging in any speculative or hedging transactions in our securities designed to hedge or offset decreases in the market value of DXC’s securities. No employee, officer, or director may engage in short sales of DXC securities, hold DXC securities in a margin account, or pledge DXC securities as collateral for a loan.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a deduction for annual compensation in excess of $1 million that we pay to our CEO, CFO, our next three most highly compensated officers and any other individual who has served as one of our covered executive officers after 2016, other than pursuant to certain legacy compensation arrangements in effect on November 2, 2017. Compensation decisions for our NEOs are driven by market competitiveness and the other factors described above in this CD&A, and the Compensation Committee approves non-deductible compensation whenever it believes that corporate objectives justify the cost of being unable to deduct such compensation.

Risk Assessment

To assess the risks arising from our compensation policies and practices, management reviewed our various compensation programs for fiscal 2022, and presented this risk assessment to the Compensation Committee. The risk assessment included a review of our compensation plans from various perspectives, as well as other aspects of our programs that mitigate risk, ultimately assessing whether the policies and practices could directly or indirectly encourage or mitigate risk-taking by executives or increase risk to DXC. The assessment concluded that our policies and programs

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were not reasonably likely to have a material adverse effect on the Company. We also considered the Company’s robust executive stock ownership guidelines, clawback policy and anti-hedging and anti-pledging policies as risk mitigating features of our executive compensation program.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of PSUs and RSUs under our equity incentive award plans are accounted for under ASC Topic 718. The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Compensation Committee may revise certain programs to appropriately align accounting expenses of equity awards with the overall executive compensation philosophy and objectives.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed this Compensation Discussion & Analysis (“CD&A”) with management. Based on this review and discussion, it has recommended to the Board that the CD&A be included in this proxy statement and in the Annual Report on Form 10-K filed for the fiscal year ended March 31, 2022.

Compensation Committee of the Board of Directors

Akihiko Washington, Chairman of the Committee

Dawn Rogers

Mukesh Aghi

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Executive Compensation Tables

Summary Compensation Table

The following table provides information on the compensation of the NEOs paid or awarded by DXC for fiscal 2022, fiscal 2021 and fiscal 2020.

Name and Principal Position (a)	Fiscal Year (b)	Salary[1] (c)	Bonus[2] (d)	Stock Awards[3] (e)	Option Awards[4] (f)	Non-Equity Incentive Plan Comp.[5] (g)	Change in Pension Value and Nonqualified Deferred Comp. Earnings[6] (h)	All Other Comp.[7] (i)	Total (j)
Michael J. Salvino President and Chief Executive Officer	2022	$1,365,064	—	$25,087,727	—	$2,025,000	—	$238,889	$28,716,680
	2021	$1,250,000	—	$15,311,312	—	$5,000,000	—	$171,808	$21,733,120
	2020	$658,654	$3,250,000	$9,350,018	—	—	—	$61,833	$13,320,505
Kenneth P. Sharp Executive Vice President and Chief Financial Officer	2022	$722,436	—	$4,908,371	—	$577,500	—	$10,692	$6,218,999
	2021	$215,385	$750,000	$1,673,186	—	$291,000	—	$2,029	$2,931,600

Mary E. Finch Executive Vice President and Chief Human Resources Officer	2022	$722,436	—	$3,681,222	—	$577,500	—	$10,692	$4,991,850
	2021	$700,000	—	$3,899,241	—	$960,500	—	$15,824	$5,575,565
	2020	$333,846	$1,133,945	$2,727,693	—	—	—	$541	$4,196,025
William L. Deckelman Jr. Executive Vice President and General Counsel	2022	$619,231	—	$3,055,400	—	$495,000	—	$24,462	$4,194,093
	2021	$600,000	—	$2,313,613	—	$823,500	—	$24,536	$3,761,649
	2020	$600,000	—	$1,426,738	—	—	—	$17,628	$2,044,366
Vinod Bagal Executive Vice President, Global Delivery	2022	$645,032	—	$2,752,238	—	$515,625	—	$10,514	$3,923,410
	2021	$625,000	—	$3,027,212	—	$857,500	—	$18,148	$4,527,860
	2020	$247,596	$1,038,185	$1,698,507	—	—	—	$401	$2,984,689

1.

The amounts shown in Column (c) reflect all salary earned during the fiscal year. The values reflected differ from target base salary amounts shown in “Compensation Discussion and Analysis – Components of Our Compensation Program – Base Salary” due to a payroll conversion from pay in arrears to current pay during the fiscal year. All NEOs are paid in U.S. dollars.

2.

The fiscal 2021 amount shown in Column (d) for Mr. Sharp reflects the one-time cash sign-on bonus paid as part of his employment offer. The fiscal 2020 amounts shown for Messrs. Salvino and Bagal and Ms. Finch reflect the one-time cash sign-on bonuses and prorated bonuses paid them as part of their employment offers.

3.

The amounts shown in Column (e) reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for performance-vesting and service-vesting RSUs granted during the fiscal year. Pursuant to SEC rules, we present the amounts excluding the impact of estimated forfeitures. For a discussion of the assumptions made in the valuation of RSUs, reference is made to the section of Note 1 to the Company’s consolidated financial statements set forth in the Company’s 2022 Annual Report filed on Form 10-K providing details of the Company’s accounting under FASB ASC Topic 718. A substantial portion of the stock awards granted consisted of PSUs. For all PSUs, the amounts included in Column (e) reflect the value at the grant date based upon the estimated performance during the performance period at 100% of target. The maximum grant date values of the fiscal 2022 stock awards (including service-vesting RSUs and Career Shares, and assuming that PSUs were to have a payout at the maximum of 200% of target) are as follows:

Fiscal 2022 Stock Awards at Maximum Value

Michael J. Salvino	$45,615,172
Kenneth P. Sharp	$ 8,141,046
Mary E. Finch	$ 6,105,691
William L. Deckelman Jr.	$ 4,787,163
Vinod Bagal	$ 4,564,873

4.	No stock option awards were granted to the NEOs.

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5.

The amounts shown in Column (g) reflect amounts earned during the fiscal year under the annual cash incentive plan, based on the achievement of corporate and individual performance objectives. See “Compensation Discussion and Analysis—Components of Our Compensation Program—Annual Cash Incentive Plan” for additional detail regarding the annual performance bonus program.

6.	No NEO received above market or preferential earnings from the Deferred Compensation Plan for any year presented in the table.

7.

Column (i) includes the total dollar amount of all other compensation, perquisites and other property paid to the NEOs. During fiscal 2022, DXC offered the following perquisites and other personal benefits, or property to NEOs, except as otherwise indicated: personal use of DXC aircraft, sport event tickets, and financial planning. In addition, DXC made matching contributions to DXC’s broad-based 401(k) defined contribution plan on behalf of the NEOs. DXC also paid premiums for life insurance policies for the benefit of the NEOs, none of whom has or will receive, or has been allocated, an interest in any cash surrender value under these policies. The incremental costs of each perquisite representing the greater of $25,000 or 10% of the total amount of perquisites, and the amount of matching contributions to the defined contribution plan, life insurance premiums paid, and financial planning services covered for each NEO in fiscal 2022, are shown in the table below:

	Personal Use of Corp Aircraft (a)	401(k) Plan Matching Contribution (b)	Basic Life Insurance Premiums	Financial Planning (c)

Michael J. Salvino	$202,488	$8,700	$2,365	$25,000
Kenneth P. Sharp	—	$8,700	$1,656	—
Mary E. Finch	—	$8,700	$1,656	—
William L. Deckelman Jr.	—	$3,688	$1,419	$19,355
Vinod Bagal	—	$8,700	$1,478	—

(a)

The CEO takes an active approach to overseeing and managing our global operations, which necessitates a significant amount of U.S. domestic and international travel due to our diverse set of business and operations centers and many client locations around the world. The table reflects the incremental cost of Mr. Salvino’s use of DXC aircraft and is based on the variable costs to DXC, including fuel costs, on-board catering, landing/ramp fees and other miscellaneous variable costs. This calculation does not include fixed costs which do not change based on usage, such as depreciation, leasing costs, and flight crew salaries and flight-based maintenance. This amount also includes Mr. Salvino’s personal use of chartered flight expenses.

(b)	All employees (including the NEOs) with at least one year of service are vested in the matching contributions credited to their 401(k) accounts.

(c)	The table reflects the amounts covered by the Company for financial planning services provided to Messrs. Salvino and Deckelman by a third-party provider.

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Grants of Plan-Based Awards

The following table provides information about annual cash incentive awards, RSUs, PSUs and Career Shares granted to the NEOs in fiscal 2022, which ended March 31, 2022.

	Grant Date (b)	Approval Date (c)	Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Units (j)	All Other Option Awards: Number of Securities Underlying Options (k)	Exercise of Base Price of Option Awards (l)	Grant Date Fair Value of Stock and Options Awards (m)
Name (a)			Threshold (d)	Target (e)	Maximum (f)	Threshold (g)	Target (h)	Maximum (i)

Michael J. Salvino

Annual Cash Incentive Plan	—	—	$1,350,000	$2,700,000	$5,400,000	—	—	—	—	—	—	—

RSUs – Performance(2)	1-Jun-21	17-May-21	—	—	—	111,684	279,209	558,418	—	—	—	$20,527,446

RSUs – Time-Based(3)	1-Jun-21	17-May-21	—	—	—	—	—	—	119,661	—	—	$4,560,281

Kenneth P. Sharp

Annual Cash Incentive Plan	—	—	$385,000	$770,000	$1,540,000	—	—	—	—	—	—	—

RSUs – Performance(2)	1-Jun-21	17-May-21	—	—	—	17,588	43,970	87,940	—	—	—	$3,232,674

RSUs – Time-Based(3)	1-Jun-21	17-May-21	—	—	—	—	—	—	43,970	—	—	$1,675,697

Mary E. Finch

Annual Cash Incentive Plan	—	—	$385,000	$770,000	$1,540,000	—	—	—	—	—	—	—

RSUs – Performance(2)	1-Jun-21	17-May-21	—	—	—	13,191	32,977	65,954	—	—	—	$2,424,469

RSUs – Time-Based(3)	1-Jun-21	17-May-21	—	—	—	—	—	—	32,977	—	—	$1,256,753

William L. Deckelman Jr.

Annual Cash Incentive Plan	—	—	$330,000	$660,000	$1,320,000	—	—	—	—	—	—	—

RSUs – Performance(2)	1-Jun-21	17-May-21	—	—	—	9,422	23,555	47,110	—	—	—	$1,731,764

RSUs – Time-Based(3)	1-Jun-21	17-May-21	—	—	—	—	—	—	23,555	—	—	$897,681

RSUs – Career Shares(4)	1-Jun-21	17-May-21	—	—	—	—	—	—	11,177	—	—	$425,955

Vinod Bagal

Annual Cash Incentive Plan	—	—	$343,750	$687,500	$1,375,000	—	—	—	—	—	—	—

RSUs – Performance(2)	1-Jun-21	17-May-21	—	—	—	9,862	24,655	49,310	—	—	—	$1,812,636

RSUs – Time-Based(3)	1-Jun-21	17-May-21	—	—	—	—	—	—	24,655	—	—	$939,602

1.

The amounts shown in columns (d), (e) and (f) reflect the threshold, target and maximum amounts which could be earned under the annual cash incentive plan for fiscal 2022. Actual amounts earned for fiscal 2022 under the annual cash incentive plan are set forth in column (g) of the Summary Compensation Table.

2.

Fiscal 2022 PSU vesting is based on stock price target hurdles throughout a three-year period. The number of PSUs that may vest ranges from 40% (threshold) to 200% (maximum). If performance thresholds are not met, no PSUs vest. If performance thresholds are met, settlement of any vested shares is made after the end of the third fiscal year. The Compensation Committee will make a conclusive determination as to the number of PSUs earned and vested only after the end of fiscal 2024. Vesting based on performance is generally subject to the NEO’s continued employment through the end of the third fiscal year.

3.	Time-based RSUs do not have a threshold or maximum. The time-based RSUs vest one-third per year on the first three anniversaries of the grant date.

4.	All Mr. Deckelman’s Career Shares have vested, with settlement to be made in ten equal installments beginning one year following retirement.

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Outstanding Equity Awards at Fiscal Year-End March 31, 2022

The following table provides information on unexercised stock options and unvested RSUs, PSUs and Career Shares previously granted and held by the NEOs on March 31, 2022.

		Option Awards					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (c)	Option Exercise Price (d)	Option Expiration Date (e)		Number of Shares or Units of Stock That Have Not Vested (f)		Market Value of Shares or Units of Stock That Have Not Vested(1) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (h)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) (i)

Michael J. Salvino	9/12/2019	—	—	—	—		15,393	[2]	$502,274	—		—

	9/12/2019	—	—	—	—		44,642	[3]	$1,456,668	—		—

	6/2/2020	—	—	—	—		86,636	[2]	$2,826,933	1,039,636	[4]	$33,923,323

	6/2/2020	—	—	—	—		69,252	[5]	$2,259,693	—		—

	6/1/2021	—	—	—	—		119,661	[2]	$3,904,538	558,418	[6]	$18,221,179

Kenneth P. Sharp	12/15/2020	—	—	—	—		—		—	49,236	[4]	$1,606,571

	12/15/2020	—	—	—	—		24,618	[3]	$803,285	—		—

	6/1/2021	—	—	—	—		43,970	[2]	$1,434,741	87,940	[6]	$2,869,482

Mary E. Finch	11/15/2019	—	—	—	—		24,421	[3]	$796,857	—		—

	4/15/2020	—	—	—	—		9,810	[5]	$320,100	—		—

	6/2/2020	—	—	—	—		45,483	[2]	$1,484,110	136,452	[4]	$4,452,429

	3/25/2021	—	—	—	—		19,729	[7]	$643,757	—		—

	6/1/2021	—	—	—	—		32,977	[2]	$1,076,040	65,954	[6]	$2,152,079

William L. Deckelman Jr.	5/16/2014	33,331	—	$23.63	5/16/2024	[8]	—		—	—		—

	5/22/2015	67,575	—	$26.58	5/22/2025	[8]	—		—	—		—

	5/27/2016	23,991	—	$42.59	5/27/2026	[8]	2,329	[9]	$75,995	—		—

	5/31/2017	—	—	—	—		2,032	[9]	$66,304	—		—

	5/30/2018	—	—	—	—		4,701	[9]	$153,394	—		—

	5/29/2019	—	—	—	—		2,393	[2]	$78,084	—		—

	5/29/2019	—	—	—	—		4,768	[9]	$155,580	—		—

	4/15/2020	—	—	—	—		9,810	[5]	$320,100	—		—

	6/2/2020	—	—	—	—		32,488	[2]	$1,060,083	97,466	[4]	$3,180,316

	6/2/2020	—	—	—	—		9,747	[9]	$318,045	—		—

	6/1/2021	—	—	—	—		23,555	[2]	$768,600	47,110	[6]	$1,537,199

	6/1/2021	—	—	—	—		11,177	[9]	$364,706	—		—

Vinod Bagal	11/15/2019	—	—	—	—		2,119	[2]	$69,143	—		—

	11/15/2019	—	—	—	—		8,140	[3]	$265,608	—		—

	4/15/2020	—	—	—	—		9,810	[5]	$320,100	—		—

	6/2/2020	—	—	—	—		33,842	[2]	$1,104,264	101,528	[4]	$3,312,859

	3/25/2021	—	—	—	—		14,656	[7]	$478,225	—		—

	6/1/2021	—	—	—	—		24,655	[2]	$804,493	49,310	[6]	1,608,985

1.	The market value of service-vesting RSUs shown in column (g) and PSUs shown in Column (i) are based on the $32.63 closing market price of DXC common stock on March 31, 2022.

2.	Represents the remaining unvested portions of the regular-cycle fiscal 2020, 2021, and 2022 RSUs. Regular-cycle RSUs vest in three equal tranches on the first three anniversaries of the grant date.

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3.

Represents the remaining unvested portions of the fiscal 2020 new hire inducement grants for Messrs. Salvino and Bagal and Ms. Finch and the fiscal 2021 new hire inducement grant for Mr. Sharp. New hire inducement grants vest in three equal tranches on the first three anniversaries of the grant date.

4.

Represents the maximum number of regular-cycle fiscal 2021 PSUs (200% of target) that are subject to performance-based vesting until the end of fiscal 2023. Regular-cycle 2021 PSUs are earned and vest based on achievement of stock price appreciation results, as measured after the end of the three-year performance period. The Compensation Committee will make a conclusive determination as to the number of PSUs earned and vested only after the end of fiscal 2023. Vesting based on performance is generally subject to the NEO’s continued employment through the end of the third fiscal year.

5.

Represents the remaining unvested portions of the first tranche of the fiscal 2021 strategic alternative grants for Messrs. Salvino, Bagal, and Deckelman and Ms. Finch. The remaining unvested portion of the first tranche of the fiscal 2021 strategic alternative grant for Mr. Salvino vests on the second anniversary of the grant date. The remaining unvested portion of the first tranche of the fiscal 2021 strategic alternative grants for Messrs. Bagal and Deckelman and Ms. Finch vest on August 30, 2022.

6.

Represents the maximum number of regular-cycle fiscal 2022 PSUs (200% of target) that are subject to performance-based vesting until the end of fiscal 2024. Regular-cycle 2022 PSUs are earned and vest based on achievement of stock price target hurdles, as measured throughout the three-year performance period. The Compensation Committee will make a conclusive determination as to the number of PSUs earned and vested only after the end of fiscal 2024. Vesting based on performance is generally subject to the NEO’s continued employment through the end of the third fiscal year.

7.	Represents the remaining unvested portion of the fiscal 2021 retention grants for Ms. Finch and Mr. Bagal, which vests on the second anniversary of the grant date.

8.

As a result of the merger of CSC and HP Enterprise, any stock options originally granted by CSC prior to the merger and that were outstanding on the merger date are exercisable until the end of their original ten-year term (or until the fifth anniversary of the executive’s death, if earlier).

9.	Represents Career Shares for Mr. Deckelman. All Career Shares have vested, with settlement to be made in ten equal installments beginning one year following retirement.

Option Exercises and Stock Vested

The following table provides information on stock options and RSUs, PSUs and Career Shares previously granted that were exercised by the NEOs or that vested during fiscal 2022, which ended March 31, 2022.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting[1]

Michael J. Salvino	—	—	207,234	$7,606,814

Kenneth P. Sharp	—	—	12,310	$377,425

Mary E. Finch	—	—	81,900	$2,889,227

William L. Deckelman Jr.	50,195	$970,054	38,314	$1,439,798

Vinod Bagal	—	—	56,844	$2,019,581

1.	The values in this column equal the aggregate number of shares vested multiplied by the closing price of DXC’s common stock on the applicable vesting date(s).

Pension Benefits

Our NEOs did not participate in any qualified or nonqualified defined-benefit pension plan during fiscal 2022.

Fiscal 2022 Nonqualified Deferred Compensation

DXC’s Deferred Compensation Plan is an unfunded, nonqualified plan that permits employee participants to defer U.S. federal and most state income tax on up to 100% of their annual cash incentive award, up to 80% of their annual base salary, and up to 100% of amounts payable in cash and equity to non-employee directors for Board services. Each cash

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participant is required to select from among four notional investment options, and deferred amounts are credited with earnings (or losses) based on the participant’s investment choices. The notional investment options mirror actual investment options offered under DXC’s Matched Asset Plan. The annual returns of the notional investment options for the twelve-month period ending March 31, 2022 were as follows: SSgA Money Market Fund, 0.02%; BlackRock Core Bond, 4.16%; Mellon S&P 500 Index Fund, 15.65%; and SSgA Target Retirement Income, 3.27%. Participants elect when they wish to receive distributions of their Deferred Compensation Plan account balances upon termination of employment, death, disability, change in control, or a date certain. There is a potential six-month delay in payments under the Deferred Compensation Plan to certain specified employees (as determined under Section 409A of the Internal Revenue Code) for amounts deferred on or after January 1, 2005 (as determined under Section 409A). The Deferred Compensation Plan provides for the crediting of earnings during any such payment delay period.

The following table summarizes, for each NEO, the contributions and earnings under DXC’s Deferred Compensation Plan in fiscal 2022 and the aggregate account balance as of March 31, 2022. Mr. Sharp was the only NEO who participated in the Deferred Compensation Plan during fiscal 2022. There were no Company contributions to the Deferred Compensation Plan on behalf of any NEOs for fiscal 2022.

	Executive Contributions in Last FY (b)[1]	Aggregate Earnings in Last FY (c)[2]	Aggregate Withdrawals/ Distribution (d)	Aggregate Balance at Last FYE (e)

Michael J. Salvino	—	—	—	—

Kenneth P. Sharp	$43,750	$7	—	$43,757

Mary E. Finch	—	—	—	—

William L. Deckelman Jr.	—	—	—	—

Vinod Bagal	—	—	—	—

1.

Mr. Sharp’s contributions set forth on column (b) of this table are reported as compensation in the applicable column of the Summary Compensation Table (i.e., fiscal 2022 salary and/or fiscal 2021 non-equity incentive plan compensation).

2.	Mr. Sharp received no above market or preferential earnings from the Deferred Compensation Plan, therefore his earnings are not reported in the Summary Compensation Table.

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Potential Payments Upon Change in Control and Termination of Employment

DXC offers certain post-employment benefits to a select group of executive officers, including the NEOs. With the exception of Mr. Salvino, these post-employment benefits are limited to the payments and benefits provided under the Severance Plan and the Severance Policy, (or individual offer letters in lieu of the Severance Policy), and the terms of our equity award agreements. Mr. Salvino did not participate in the Severance Plan or the Severance Policy; however, he was entitled to certain post-employment benefits under his employment agreement.

The post-employment arrangements offered to our NEOs during fiscal 2022 are described below. This description and the amounts in the tables that follow reflect the terms of arrangements in effect on March 31, 2022.

Severance Plan for Senior Management and Key Employees (Severance Plan)

Each of the NEOs other than Mr. Salvino participated in the Severance Plan, which provides certain benefits to participants in the event of a Change of Control (as defined below) of DXC. If there were a Change of Control and any of the participating NEOs either:

•	had a voluntary termination of employment for Good Reason (as defined below) within two years afterward, or

•	had an involuntary termination of employment, other than for death, disability or Cause (as defined below), within three years afterward,

then he/she would receive a one-time payment and certain health and welfare benefits during a specified period after termination. The amount of the one-time payment is generally equal to a multiple of annual base salary plus the greater of (1) the average of the three most recent annual cash incentive awards paid or determined, (2) the target annual bonus for the year of termination, or (3) the most recent annual bonus paid or determined prior to termination. For each of the participating NEOs, the multiple is 2x and the post-termination period for health and welfare benefit continuation is 24 months. Participating NEOs are also entitled to a pro-rata annual bonus for the year of termination.

There is a potential six-month delay in payments and benefits provided under the Severance Plan to certain specified employees (as determined under Section 409A). The Severance Plan provides for the crediting of earnings during any such payment or benefits delay period.

For purposes of the Severance Plan, the following definitions apply:

•

Change of Control means the consummation of a change in the ownership of DXC, a change in effective control of DXC or a change in the ownership of a substantial portion of the assets of DXC, in each case, as defined under Section 409A of the Internal Revenue Code.

•	A participant’s termination of employment with DXC is deemed for Good Reason if it occurs within six months of any of the following without the participant’s express written consent:

1.	A substantial change in the nature, or diminution in the status, of the participant’s duties or position from those in effect immediately prior to the Change of Control;

2.

A reduction by DXC in the participant’s annual base salary as in effect on the date of a Change of Control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the Change of Control;

3.

A reduction by DXC in the overall value of benefits provided to the participant, as in effect on the date of a Change of Control or as in effect thereafter if such benefits have been increased and the increase was approved prior to the Change of Control;

4.

A failure to continue in effect any stock option or other equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change of Control, or a reduction in the participant’s participation in any such plan, unless the participant is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value;

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5.

A failure to provide the participant the same number of paid vacation days per year available to him or her prior to the Change of Control, or any material reduction or the elimination of any material benefit or perquisite enjoyed by the participant immediately prior to the Change of Control;

6.	Relocation of the participant’s principal place of employment to any place more than 35 miles from the participant’s previous principal place of employment;

7.	Any material breach by DXC of any provision of the Severance Plan or of any agreement entered into pursuant to the Severance Plan or any stock option or restricted stock agreement;

8.	Conduct by DXC, against the participant’s volition, that would cause the participant to commit fraudulent acts or would expose the participant to criminal liability; or

9.

Any failure by DXC to obtain the assumption of the Severance Plan or any agreement entered into pursuant to the Severance Plan by any successor or assign of DXC provided that for purposes of bullets 2 through 5 above, Good Reason will not exist (1) if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the change of control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the change of control, or (2) if the reduction in aggregate value is due to reduced performance by DXC, the operating unit of DXC for which the participant is responsible, or the participant, in each case applying standards reasonably equivalent to those utilized by DXC prior to the change in control.

•	Cause means:

a)	fraud, misappropriation, embezzlement or other act of material misconduct against DXC or any of its affiliates;

b)	conviction of a felony involving a crime of moral turpitude;

c)	willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of DXC; or

d)

substantial and willful failure to render services in accordance with the terms of the Severance Plan (other than as a result of illness, accident or other physical or mental incapacity), provided that (1) a demand for performance of services has been delivered to the participant in writing by or on behalf of the Board of Directors at least 60 days prior to termination identifying the manner in which the Board believes that the participant has failed to perform and (2) the participant has thereafter failed to remedy such failure to perform.

Non-Change in Control Executive Officer Severance Policy (Severance Policy)

The Company also maintains the Severance Policy to provide severance benefits to certain executives whose employment with the Company is terminated in situations not involving a change in control. The Severance Policy covers executive officers reporting directly to the CEO who are subject to Section 16 of the 1934 Act, and certain other non-Section 16 officers, and provides for benefits similar to those offered under the Severance Plan. Upon termination of employment by DXC without Cause (as defined above), each covered executive may receive, in the discretion of DXC and the Compensation Committee, up to 12 months of base salary continuation, paid in installments, and up to 12 months of DXC-provided healthcare coverage continuation. Terminated executives also are eligible to receive a pro-rata portion of the annual cash incentive award earned for the year of employment termination, subject to approval by the Compensation Committee.

In addition, certain NEOs (including Messrs. Sharp and Bagal and Ms. Finch) are entitled under the terms of individual offer letters with the Company to severance benefits similar to, and in lieu of, the benefits provided under the Severance Policy above, except that the amount of the severance is equal to 1x base salary plus target bonus, is payable in a lump sum and may (in certain cases) be paid on a termination by the executive for good reason in addition to a termination by the Company without cause.

Vesting of Equity Awards

Upon an NEO’s qualifying termination of employment within two years following a Change of Control (as defined above), RSUs and PSUs granted by DXC provide for accelerated vesting (with PSUs granted prior to fiscal 2021 vesting at 100% of

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target and PSUs granted in fiscal 2021 or later vesting at the greater of target or actual performance achieved as of the change in control). In general, a qualifying termination of employment includes termination of the executive’s employment without cause at a time when the employee is meeting performance expectations (or, for Mr. Salvino, pursuant to the terms of his employment agreement, a termination without cause or termination for good reason), or termination due to death, disability, or retirement on or after age 62 with at least 10 years of service.

For terminations unrelated to a change in control, all DXC annual equity awards provide for accelerated vesting (unless the Compensation Committee determines otherwise) upon retirement, other than for Cause (as defined above), at age 62 or older with at least 10 years of service (and, in the case of PSUs, provided at least one year has elapsed during the performance period). Mr. Deckelman was the only NEO eligible to retire under this definition as of March 31, 2022, the last day of fiscal 2022. In addition, all annual equity awards provide for accelerated vesting upon an executive’s termination of employment due to death or permanent disability, with vesting of annual-cycle PSUs occurring with respect to only a pro-rata fraction of the target amount (based on the executive’s service during the applicable performance period), as opposed to the full target amount. Mr. Salvino is entitled to accelerated vesting of equity awards in certain additional circumstances as described in “Employment Agreement with Mr. Salvino” below. Upon a termination of employment not in connection with a change in control for any reason other than those set forth in this paragraph, all annual equity awards will be forfeited.

Employment Agreement with Mr. Salvino

Mr. Salvino’s annual compensation opportunity is governed by his employment agreement. Pursuant to the employment agreement, DXC has agreed to employ Mr. Salvino as its President and Chief Executive Officer through September 30, 2022, at a minimum annual base salary of $1,250,000 and an annual cash incentive award with a target opportunity of 200% of base salary and a maximum amount of 400% of base salary. With respect to each fiscal year which commences during the term of his employment agreement, Mr. Salvino also will receive equity awards with an aggregate value of 800% of base salary, in each case on terms and conditions that are generally consistent with those applicable to awards granted to other senior executive officers of DXC. The employment agreement also provides for certain benefits and perquisites and certain severance benefits described below. Mr. Salvino reports directly to the Board of Directors, and his salary and target incentive are subject to annual review and increase by the Board.

In the event that Mr. Salvino’s employment terminates for any reason, he is entitled to a $1 million payment in lieu of lifetime participation in our group health plan. In addition, if Mr. Salvino’s employment is terminated by DXC without cause or if he resigns from DXC for good reason (as each such term is defined in the employment agreement and collectively referred to as a Qualifying Termination), he would receive the following payments under the terms of the agreement:

•

a pro-rata annual cash incentive award for the year in which the termination occurred, based on DXC’s actual performance for the entire fiscal year, payable at the time annual cash incentive awards are generally paid (the pro-rata bonus);

•

for a Qualifying Termination that is not in connection with a change in control of the Company (i.e., a termination by the Company without cause that is prior to or more than 3 years after a change in control, or a termination by the CEO for good reason that is prior to or more than 2 years after a change in control), a severance payment equal to two times the sum of Mr. Salvino’s (A) base salary and (B) target annual cash incentive award for the year of termination, payable in twenty-four equal monthly installments following Mr. Salvino’s termination;

•

for a Qualifying Termination that is in connection with a change in control of the Company (i.e., a termination by the Company without cause that is within 3 years after a change in control or a termination by the CEO for good reason that is within 2 years after a change in control), a severance payment equal to three times the sum of Mr. Salvino’s (A) base salary and (B) the greater of (1) the average of the three most recent annual cash incentive awards paid or determined, (2) the target annual bonus for the year of termination, or (3) the most recent annual bonus paid or determined prior to termination, payable in a lump sum if such termination occurs within 2 years following the date of the change in control and otherwise in monthly installments; and

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•	accelerated vesting of equity awards as described below.

In general, in the event of a Qualifying Termination that is not in connection with a change in control, any outstanding annual-cycle RSU awards would vest on a pro-rata basis, any outstanding inducement RSUs would vest in full (without pro ration), and any outstanding, annual-cycle PSU awards as to which at least one year in the performance period has lapsed at the time of termination would remain outstanding and eligible to vest, based on performance as if termination had not occurred. In the event of a Qualifying Termination in connection with a change in control, any outstanding RSUs or PSUs would vest in full (with outstanding PSUs granted prior to fiscal 2021 vesting at 100% of target and outstanding PSUs granted in fiscal 2021 or later vesting at the greater of target or actual performance achieved as of the change in control). The employment agreement also provides that upon the termination of Mr. Salvino’s employment due to death or disability, he would be eligible to receive a pro rata bonus. Any outstanding inducement RSUs would vest in full upon Mr. Salvino’s termination due to death or disability as well.

The severance benefits described above are subject to Mr. Salvino’s execution and non-revocation of a release of claims against the Company and certain related parties and his continued compliance with certain restrictive covenants as set forth in the employment agreement and the non-competition and non-solicitation agreement we have entered into with him. The non-competition and non-solicitation agreement provides that Mr. Salvino will be subject to certain restrictive covenants, including (1) non-disclosure restrictions, (2) non-solicitation of DXC’s employees, clients and prospective clients during the term of his employment and for a period of twenty-four months thereafter and (3) non-competition during the term of his employment and for a period of twelve months thereafter.

There would be a six-month delay in payments and benefits provided under the employment agreement following certain terminations of Mr. Salvino’s employment if such payments and benefits were determined to be subject to the provisions of Section 409A of the Internal Revenue Code at the time of termination. The employment agreement provides for the crediting of earnings during any such payment or benefits delay period.

Change in Control and Termination of Employment Payment Tables

The tables below reflect the value of compensation and benefits that would have become payable to each of the NEOs under DXC plans and arrangements existing as of March 31, 2022 (the final day of fiscal year 2022), if the executive’s employment had terminated on that date in the circumstances explained below. These amounts are reported based upon the executive’s compensation and service levels as of such date and, if applicable, in accordance with SEC regulations, based on DXC’s closing stock price of $32.63 on March 31, 2022, the last trading day of fiscal 2022. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, retirement plans and deferred compensation plans, and benefits available generally to salaried employees, such as distributions under DXC’s broad-based 401(k) plan. The actual amounts that would be paid upon an NEO’s termination of employment can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, DXC’s stock price and the executive’s age and service.

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Potential Payments Upon Change in Control and Termination of Employment

The amounts shown in the table below reflect the value of compensation and benefits payable to the NEOs upon a qualifying termination of employment related to a change in control. For this purpose, the change in control is assumed to occur on March 31, 2022.

	Cash-based Payments		Equity-based Awards(1)		Total Payments(6)
	Cash Severance(2)	Misc. Benefits Continuation (COBRA)(3)	Performance- Vesting RSUs(4)	Service- Vesting RSUs(5)	(Cash + Equity)

Michael J. Salvino	$21,075,000	$1,000,000	$54,567,407	$10,950,106	$87,592,513

Kenneth P. Sharp	$3,710,000	$50,605	$4,303,884	$2,238,026	$10,302,515

Mary E. Finch	$4,091,000	$36,588	$6,475,383	$4,320,865	$14,923,836

William L. Deckelman Jr.	$3,507,000	$54,991	$5,172,064	$2,226,867	$10,960,922

Vinod Bagal	$3,652,500	$64,626	$5,309,534	$3,041,834	$12,068,494

1.	DXC closing stock price on March 31, 2022 ($32.63) was used for equity values.

2.

Cash severance for Mr. Salvino was calculated using three times (the fiscal year end 2022 base salary plus the fiscal 2021 annual bonus paid), plus the pro rata fiscal 2022 annual bonus paid. Cash severance for all other NEOs except Mr. Sharp was calculated using two times (the fiscal year end 2022 base salary plus the fiscal 2021 annual bonus paid), plus the pro rata fiscal 2022 target annual cash bonus. Cash severance for Mr. Sharp was calculated using two times (the fiscal year end 2022 base salary plus the fiscal 2022 target annual bonus), plus the pro rata fiscal 2022 target annual bonus.

3.

24 months of COBRA (i.e., health care continuation) benefits were used for all executives other than Mr. Salvino. The payment to Mr. Salvino is in lieu of lifetime participation in our group health plan.

4.

Unvested fiscal 2020 performance-vesting restricted stock units (PSUs) were assumed to vest at target upon a change-in-control and unvested fiscal 2021 and 2022 PSUs were assumed to vest at the greater of target or actual performance achieved as of the date of the change in control. For fiscal 2021 PSUs, actual performance achieved as of the assumed change-in-control date of March 31, 2022, would have resulted in 200% vesting of the awards. For fiscal 2022 PSUs, actual performance achieved as of the assumed change-in-control date of March 31, 2022, would have resulted in 188% vesting of the awards.

5.	Unvested time-vesting restricted stock units (RSUs) were assumed to vest upon a change-in-control.

6.	Total Payments do not reflect any potential 280G excise taxes paid by executives or any potential reduction in the payments to avoid any 280G excise taxes.

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Potential Payments Upon Non-Change in Control Termination of Employment

The amounts shown in the table below reflect the value of the compensation and benefits payable to the NEOs upon a qualifying termination of employment unrelated to a change in control.

		Cash Severance Benefit(1)	Benefits Continuation(2)	Performance- vesting RSUs(3)		Service- vesting RSUs(3)		Aggregate Payments

Michael J. Salvino	Termination without Cause/for Good Reason	$8,775,000	$1,000,000	—	(4)	$3,744,010	(4)	$13,519,010

	Death/Disability	$2,025,000	—	$16,550,555	(5)	$10,950,106	(5)	$29,525,661

Kenneth P. Sharp	Termination without Cause	$1,470,000	$25,303	—		—		$1,495,303

	Death/Disability	—	—	$795,409	(5)	$2,238,026	(5)	$3,033,435

Mary E. Finch	Termination without Cause	$1,470,000	$18,294	—		—		$1,488,294

	Death/Disability	—	—	$1,751,093	(5)	$4,320,865	(5)	$6,071,958

William L. Deckelman Jr.	Termination without Cause	$1,095,000	$27,496	—	(6)	$803,338	(6)	$1,925,834

	Retirement	—	—	—	(6)	$803,338	(6)	$803,338

	Death/Disability	—	—	$1,782,377	(5)	$2,226,867	(5)	$4,009,244

Vinod Bagal	Termination without Cause	$1,312,500	$32,313	—		—		$1,344,813

	Death/Disability	—	—	$1,694,165	(5)	$3,041,834	(5)	$4,735,999

1.

Mr. Salvino was entitled to two times (base salary plus target annual bonus), payable in twenty-four monthly installments following his termination date, plus a pro rata bonus for the year of employment termination. Messrs. Sharp and Bagal and Ms. Finch are each entitled to base salary plus target annual bonus, payable in a lump sum. Mr. Deckelman is entitled to 12 months of base salary continuation plus a pro rata annual bonus for the year of employment termination. Mr. Salvino is also entitled to a pro rata bonus for termination due to death or disability (but not any other cash severance payment). For purposes of this disclosure, the fiscal 2022 annual bonus paid is used as the pro rata bonuses described above.

2.	Mr. Salvino was entitled to $1 million in lieu of lifetime participation in our group health plan, while all the other NEOs are entitled to 12 months of Company-subsidized COBRA continuation coverage.

3.	DXC closing stock price on March 31, 2022 ($32.63) was used for equity values.

4.

For Mr. Salvino, upon termination without cause or for good reason, a pro rata portion (based on NEO’s service during the performance period) of annual cycle PSUs as to which at least one year in the performance period has elapsed at the time of termination would remain outstanding and eligible to vest at the end of the performance period, based on performance as if termination had not occurred. No value is reported in the “Performance-Vesting RSUs” column of the table above because vesting remains subject to ongoing performance conditions. As of March 31, 2022, the potential total value would be $21,673,234 which includes 0% payout of the fiscal 2020 PSUs based on performance and 200% of the fiscal 2021 PSUs based on performance. In addition, a pro rata portion of Mr. Salvino’s annual-cycle time-based RSUs vest based on service during the vesting period and his fiscal 2020 inducement RSUs vest in full (without pro ration).

5.	Upon an NEO’s termination due to death or disability, a pro rata portion of annual cycle PSUs vest at target and all service-based RSUs vest in full (without pro ration).

6.

For Mr. Deckelman (who has attained age 62 with at least 10 years of service) upon retirement or any other termination (other than by the Company for cause, death or disability), a pro rata portion (based on NEO’s service during the performance period) of annual cycle PSUs as to which at least one year in the performance period has elapsed at the time of termination would remain outstanding and eligible to vest at the end of the performance period, based on performance as if termination had not occurred. No value is reported in the “Performance-Vesting RSUs” column of the table above because vesting remains subject to ongoing performance conditions. As of March 31, 2022, the potential total value would be $2,031,868 which includes 0% payout of the fiscal 2020 PSUs based on performance and 200% of the fiscal 2021 PSUs based on performance. In addition, a pro-rata portion of service-based RSUs vest based on service during the vesting period.

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Executive Compensation

Fiscal 2022 CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are disclosing the ratio of annualized total compensation of our CEO, Mr. Salvino, to our median employee’s annual total compensation. We used the same median employee in our pay ratio calculation for fiscal 2022 as we used in fiscal 2021, as permitted under the SEC rules, because there has been no change in our employee population or compensation arrangements that we believe would significantly impact our pay ratio disclosure.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The methodology we used to determine the required disclosure consisted of the following:

•

We used January 1, 2021, as the date to identify our median employee. The median employee was determined by using total taxable income, also referred to as W-2 earnings, for all U.S. employees and equivalent total taxable income for employees located outside of the United States, for the 2020 calendar year;

•

Annualized salaries for full-time and part-time permanent employees that were not employed for the full calendar year of 2020 were used. We did not annualize the salaries of seasonal or temporary employees;

•

For employees located outside of the United States, local currency compensation was converted to U.S. dollars using the Company’s standard exchange rates for fiscal 2021, which are also used for financial reporting purposes;

•

Given DXC’s presence in approximately 70 countries, in determining the median employee we used cost-of-living adjustments to normalize differences in the underlying economic conditions of the countries where DXC operates, as permitted under the rules. Cost-of-living adjustments were based on the World Bank’s 2020 PPP ratio, or Purchasing Power Parity, for all countries outside of the United States and World Bank’s 2021 PPP ratio was used to update our median employee’s compensation data for this fiscal 2022 disclosure; and

•

As permitted by the de minimis exemption under the rules, we excluded 6,847 employees in Costa Rica (1,845), Switzerland (616), New Zealand (566), Sweden (448), Hungary (441), Lithuania (342), Ireland (302), Hong Kong (266), Portugal (259), Chile (258), Austria (250), Norway (225), Taiwan (216), Thailand (205), Serbia (113), Colombia (108), Luxembourg (106), Finland (75), Peru (74), Republic of Korea (68), Indonesia (35), Fiji (15), Panama (6), Greece (5), Croatia (2), and Cyprus (1) who, as a group, represented approximately 5% of our total employee population of nearly 131,500 on January 1, 2021. As a result of these exclusions, the employee population used to identify our median employee consisted of approximately 124,650 employees.

In accordance with the Pay Ratio Rule, we calculated the median employee’s annual total compensation in the same manner as the CEO’s annual total compensation was calculated in the fiscal 2022 Summary Compensation Table. Our previously identified median employee, determined using cost-of-living adjustments, resides in the Philippines. The annual total compensation of the median employee was $44,156. The total compensation of Mr. Salvino, our CEO, was $28,716,680, the amount reported in the “Total” column of the Summary Compensation Table. Accordingly, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 650:1. Without the application of cost-of-living adjustments, the previously identified median employee resides in India. The annual total compensation of the median employee was $31,294, resulting in a ratio of 918:1.

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About the Annual Meeting

F.    About the Annual Meeting

We are providing these proxy materials in connection with the 2022 Annual Meeting of Stockholders (the annual meeting) of DXC Technology Company (DXC or the Company and sometimes referred to with the pronouns we, us, and our).

The Notice of Internet Availability of Proxy Materials (notice), this proxy statement and any accompanying proxy card were first made available to stockholder on or about June 13, 2022. Our annual report to stockholders for the fiscal year ended March 31, 2022, is being provided with this proxy statement. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.

We are delivering proxy materials for the annual meeting under the United States Securities and Exchange Commission’s “Notice and Access” rules. These rules permit us to furnish proxy materials, including this proxy statement and our annual report to stockholders for the fiscal year ended March 31, 2022, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders received the notice, which provides instructions on how you may access and review all of the proxy materials on the Internet. The notice also instructs you as to how you may submit your proxy on the Internet. You can find more information about Notice and Access in “Questions and Answers about the Annual Meeting and Voting.”

Questions and Answers about the Annual Meeting and Voting

1.	Who is soliciting my vote?

The Board of Directors of DXC (sometimes referred to herein as the Board) is soliciting your vote at the 2022 annual meeting.

2.	When will the meeting take place?

The annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast on Tuesday, July 26, 2022. There will not be a physical location for the annual meeting.

You are entitled to participate in the annual meeting only if you were a stockholder as of the record date (as defined below) or if you hold a valid proxy for the annual meeting.

You will be able to attend the annual meeting online and submit your questions before and during the meeting by visiting www.virtualshareholdermeeting.com/DXC2022. You will also be able to vote your shares electronically at the annual meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the annual meeting).

To participate in the annual meeting, you will need to have the 16-digit control number. Without first obtaining your 16-digit control number and logging in as a “stockholder,” you will still be able to attend the meeting by logging in as a guest; however, you will not be able to vote your shares or ask questions during the meeting. If you are a beneficial owner of shares held in street name and do not have a 16-digit control number on the Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a “stockholder.”

The meeting webcast will begin promptly at 10:30 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:15 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

3.	Why a virtual meeting?

We are pleased to offer our stockholders a completely virtual annual meeting. We believe that this is the right choice for the Company, as a virtual meeting provides worldwide access, improved communication and cost savings for our

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stockholders and DXC. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

You will be able to attend the annual meeting online and submit your questions before and during the meeting by visiting www.virtualshareholdermeeting.com/DXC2022. You also will be able to vote your shares electronically at the annual meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the meeting).

4.	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call:

1-855-449-0991 (U.S. Domestic Toll Free)

1-720-378-5962 (International)

5.	How can I submit a question for the annual meeting?

You will be able to submit questions before and during the meeting. Only validated stockholders will be able to submit questions.

You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2022 and typing your question into the “Ask a Question” field, and clicking “Submit.” Stockholders may begin submitting written questions through the Internet portal at 10:00 a.m. Eastern Time on July 26, 2022. The live webcast of the annual meeting will begin at 10:30 a.m. Eastern Time.

Likewise, you will be able to submit questions before the meeting through www.proxyvote.com from the time you receive your notice until the date of the annual meeting. You will need the 16-digit control number included on your notice to log in to www.proxyvote.com and submit your question by typing your question into the “Submit a Question for Management” field and clicking “Submit.”

As is the case with an in-person meeting, subject to time constraints, all questions timely submitted and pertinent to meeting matters (including questions regarding the business and operations of the Company) will be answered during the live Q&A portion of the annual meeting. However, the Company reserves the right to edit or reject questions it deems profane, not pertinent to meeting matters or otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

All questions answered during the meeting, and any pertinent and appropriate questions received but not answered due to time constraints, will be published and answered as soon as practicable following the meeting on our investor relations website at www.dxc.com. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

6.	What is the purpose of the annual meeting?

There are three proposals scheduled to be voted on at the annual meeting:

•	to elect the 10 director nominees listed in this proxy statement;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023; and

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•	to approve, in a non-binding advisory vote, our named executive officer compensation.

7.	What are the Board of Directors’ recommendations?

The Board recommends a vote as follows:

Proposal No. 1	FOR the election of each of the 10 director nominees listed in this proxy statement

Proposal No. 2	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023

Proposal No. 3	FOR the approval, in a non-binding advisory vote, of our named executive officer compensation

8.	Who is entitled to vote at the annual meeting?

The Board of Directors set May 27, 2022 as the record date for the annual meeting (record date). All stockholders who owned DXC common stock at the close of business on the record date may attend and vote electronically at the annual meeting and any postponements or adjournments thereof.

9.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

Under the “Notice and Access” rules of the United States Securities and Exchange Commission (SEC), we are permitted to furnish proxy materials, including this proxy statement and our annual report to stockholders for the fiscal year ended March 31, 2022, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The notice also instructs you as to how you may vote your shares on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, follow the instructions for requesting such materials in the notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.

10.	Can I vote my shares by filling out and returning the notice?

No. The notice identifies the items to be voted on at the annual meeting, but you cannot vote by marking the notice and returning it. The notice provides instructions on how to cast your vote. For additional information, see “How Do I Vote?” below.

11.	Why didn’t I receive a notice in the mail about the Internet availability of proxy materials?

If you previously elected to access our proxy materials over the Internet, you will not receive a notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require hard copy delivery of the proxy materials, you will not receive the notice.

If you received a paper copy of the proxy materials or the notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. Please visit www.proxyvote.com to request complete electronic delivery. Enrollment for electronic delivery is effective until cancelled.

12.	How many votes do I have?

You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

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13.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and the notice or these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to submit proxies electronically or by telephone or to vote at the annual meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or other nominee is considered the stockholder of record with respect to those shares. If you are a beneficial owner of shares held in “street name” and do not have a 16-digit control number on the Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a “stockholder.” Without first obtaining your 16-digit control number and logging in as a “stockholder,” you will still be able to attend the meeting by logging in as a guest; however, you will not be able to vote your shares or ask questions during the meeting. If you requested printed proxy materials from your broker, bank or nominee, your broker, bank or nominee may enclose a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

14.	How many votes must be present to hold the annual meeting?

The holders of a majority of our common stock issued and outstanding and entitled to vote at the annual meeting, must be present in person (virtually) or represented by proxy at the meeting. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

As of the record date there were 229,654,849 shares of DXC common stock outstanding.

15.	How many votes are required to elect directors and adopt the other proposals?

Proposal 1—Election of each of the 10 director nominees listed in this proxy statement.

Directors are elected by a majority vote in uncontested elections. Therefore, each director nominee must receive a majority of the votes cast with respect to such nominee at the annual meeting (the number of FOR votes must exceed the number of AGAINST votes). Abstentions and broker non-votes are not counted as votes FOR or AGAINST any nominee; therefore, they will have no effect on the outcome of the vote on this proposal.

In accordance with DXC’s Corporate Governance Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee. Within 30 days following the certification of the stockholder vote, the Nominating/Corporate Governance Committee will make a recommendation to the Board of Directors as to the treatment of any director who did not receive a majority vote, including whether to accept or reject any tendered resignation. The Board of Directors will make a final determination within 90 days following the certification of the election results, and publicly disclose its decision and rationale.

Proposal 2—Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023.

This proposal requires an affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting at the meeting to be approved. Abstentions are not counted as voting;

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therefore, they will have no effect on the outcome of the vote on this proposal. We do not expect any broker non-votes on this proposal.

Proposal 3—Non-binding advisory vote to approve named executive officer compensation.

This proposal, which is non-binding, requires an affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting at the meeting to be approved. Abstentions and broker non-votes are not counted as voting; therefore, they will have no effect on the outcome of the vote on this proposal.

16.	What if I don’t give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board, or

•	return a signed proxy card but do not indicate how you wish to vote,

then your shares will be voted in accordance with the recommendations of the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you hold shares beneficially in “street name” and do not provide your broker, bank or nominee with voting instructions or attend the meeting and vote, your shares may constitute “broker non-votes” on certain non-routine proposals. Generally, broker non-votes occur on a non-routine proposal where a broker, bank or nominee is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. Broker non-votes are considered present at the annual meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a matter has been approved.

You should instruct your broker, bank or nominee how to vote. If you do not provide your broker, bank or nominee with instructions, under the rules of the New York Stock Exchange, your broker, bank or nominee will not be authorized to vote your “street name” shares with respect to any proposal other than the ratification of the appointment of the independent registered public accounting firm (Proposal 2), which is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker, bank or nominee cannot vote your shares.

17.	How do I vote shares in the Matched Asset Plan (MAP)?

If you participate in the MAP, you will receive a voting instruction form for all shares you may vote under the plan. Under the terms of the MAP, the MAP trustee votes all shares held in the DXC Stock Fund, but each participant in the MAP may direct the trustee how to vote the shares of DXC common stock allocated to his or her account. The MAP trustee will vote all unallocated shares of common stock held by the MAP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions. Regardless of which voting method you use, the deadline for returning your voting instructions to the MAP trustee is 11:59 p.m. Eastern Time on July 21, 2022.

Confidentiality of voting instructions. Your voting instructions to the MAP Trustee will be completely confidential. In no event will your voting instructions be reported to DXC.

18.	Can I change my vote after I voted?

Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your

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proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to the Corporate Secretary of DXC (20408 Bashan Drive, Suite 231, Ashburn, VA 20147), specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot electronically at the annual meeting. However, please note that if you would like to vote at the annual meeting and you are not the stockholder of record, you must have your 16-digit control number.

19.	What does it mean if I receive more than one notice, proxy or voting instruction card?

It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all notices, proxy cards and voting instruction cards you receive.

20.	Are there other matters to be acted upon at the meeting?

DXC does not know of any matter to be presented at the annual meeting other than those described in this proxy statement. If, however, other matters are properly presented for action at the annual meeting, the proxy holders named in the proxy will have the discretion to vote on such matters in accordance with their best judgment.

21.	Who is paying for the solicitation of proxies?

DXC is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, email or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of shares of DXC common stock. We have engaged the services of Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $10,000, not including incidental expenses.

22.	What if I have any questions about voting, electronic delivery or Internet voting?

Questions regarding voting, electronic delivery or Internet voting should be directed to Investor Relations at telephone 1-703-245-9700 or email address investor.relations@dxc.com.

How Do I Vote?

Your vote is important

You may vote on the Internet, by telephone, by mail or electronically at the annual meeting, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a 16-digit control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m. Eastern Time on July 25, 2022. You also will be able to vote your shares electronically at the annual meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the meeting).

Vote on the Internet

If you have Internet access, you may submit your proxy by following the instructions provided in the notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

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Vote by Telephone

You can also vote by telephone by following the instructions provided in the notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Vote by Mail

If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail.

Voting at the Virtual Meeting

Our annual meeting will be a virtual meeting of stockholders using cutting edge technology, conducted via live webcast. All stockholders of record on May 27, 2022, are invited to attend and participate at the meeting. We believe that a virtual meeting will provide expanded stockholder access and participation, improved communications and cost savings for our stockholders and our Company.

To attend the meeting and submit your questions during the meeting, please visit www.virtualshareholdermeeting.com/DXC2022. To participate in the annual meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. For more information about submitting a question before or during the virtual meeting, see “How can I submit a question for the annual meeting?” in the “Questions and Answers about the Annual Meeting and Voting” section of this proxy statement.

The shares voted electronically, by telephone or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the annual meeting.

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Additional Information

G. Additional Information

Business for 2023 Annual Meeting

Stockholder Proposals. For a stockholder proposal to be considered for inclusion in DXC’s proxy statement for the 2023 Annual Meeting of Stockholders, the written proposal must be received by DXC’s Corporate Secretary at our principal executive offices not later than February 13, 2023. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in DXC’s proxy statement is instead a reasonable time before DXC begins to print and mail its proxy materials. The proposal must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

DXC Technology Company

20408 Bashan Drive, Suite 231

Ashburn, VA 20147

Facsimile: 1-703-991-0430

Stockholders seeking to nominate directors at the 2023 Annual Meeting or who wish to bring a proposal before the meeting that is not intended to be included in DXC’s proxy statement for the 2023 Annual Meeting must comply with the advance notice deadlines contained in DXC’s Bylaws. The Bylaws provide that any such notice must be delivered not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary date of the preceding year’s annual meeting. In addition, the Bylaws specify that in the event that the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be received no earlier than the close of business on the 120th day prior to the upcoming annual meeting and not later than the close of business on the later of (1) the 90th day prior to the upcoming annual meeting and (2) the 10th day following the date on which public announcement of the date of such upcoming meeting is first made. The term “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by DXC with the SEC, or in a notice pursuant to the applicable rules of an exchange on which the securities of DXC are listed. For the 2023 Annual Meeting of Stockholders, a stockholder’s notice, to be timely, must be delivered to, or mailed and received at our principal executive offices:

•	not earlier than the close of business on March 28, 2023; and

•	not later than the close of business on April 27, 2023.

In addition to satisfying the foregoing requirements under DXC’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than DXC’s nominees must provide notice to DXC that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 27, 2023.

Householding; Availability of 2022 Annual Report and Proxy Statement

The SEC permits DXC to deliver a single copy of proxy materials to an address shared by two or more stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for the Company. To take advantage of this opportunity, DXC, and banks and brokerage firms that hold your shares, have delivered only one copy of proxy materials to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. DXC will deliver promptly, upon written or oral request, a separate copy of proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

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Additional Information

If you would like an additional copy of the proxy materials, these documents are available on the Company’s website, www.dxc.technology, under “Financials/SEC Filings.” These documents are also available without charge to any stockholder, upon request, by calling 1-703-245-9700 or writing to:

Investor Relations

DXC Technology Company

20408 Bashan Drive, Suite 231

Ashburn, VA 20147

If you share the same address with other DXC stockholders and would like to start or stop householding for your account, you can call 1-866-540-7095 or write to: Householding Department, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record and your account number(s).

If you and other stockholders at the same shared address receive multiple copies of proxy materials and would like to request householding, you can follow the same process above; once you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation.

92	2022 Proxy Statement

Appendix A

Appendix A – Independence Standards

A director is “independent” if the Board of Directors has determined that he or she has no material relationship with DXC Technology or any of its consolidated subsidiaries (collectively, the “Company”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not “independent” if:

1.

The director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

2.

The director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $120,000 in direct compensation from the Company (other than Board and Committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard;

3.

(a) The director, or an immediate family member of the director, is a current partner of the Company’s internal or external auditor; (b) the director is a current employee of the Company’s internal or external auditor; (c) an immediate family member of the director is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

4.

The director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers serves or served at the same time on that company’s Compensation Committee; or

5.

The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother-in-law and father-in-law, sons-in-law and daughters-in-law, brothers-in-law and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

93

Appendix B

Appendix B – Non-GAAP Financial Measures

Adjusted Earnings Before Interest and Taxes (Adjusted EBIT), Organic Revenue Growth, Non-GAAP Diluted Earnings Per Share, and Free Cash Flow are non-GAAP financial measures. We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. These non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes these non-GAAP measures provides investors supplemental information about the financial performance of DXC exclusive of the impacts of corporate wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary.

The Committee used certain of these Non-GAAP measures as a performance metric in structuring our annual incentive program. The use of these measures is not intended to replace comparable GAAP measures as set forth in our consolidated financial statements. We believe that these Non-GAAP measures are helpful to management and investors as a measure of operating performance because they excludes various items that do not relate to or are not indicative of operating performance.

There are limitations to the use of the non-GAAP financial measures presented in this proxy statement. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

Adjusted EBIT

A reconciliation of Net Income to Adjusted EBIT is as follows:

Fiscal Year Ended
(in millions)	March 31, 2022
Net Income	$736
Income tax expense	405
Interest income	(65)
Interest expense	204
EBIT	1,280
Restructuring costs	318
Transaction, separation, and integration-related costs	26
Amortization of acquired intangible assets	434
Gains on dispositions	(341)
Pension and OPEB actuarial and settlement gains	(684)
Debt extinguishment costs	311
Impairment losses	31
Adjusted EBIT	$1,375
EBIT Margin	7.9%
Adjusted EBIT Margin	8.5%

94	2022 Proxy Statement

Appendix B

Fiscal Year Ended
(in millions)	March 31, 2021
Net loss	($146)
Income tax expense	800
Interest income	(98)
Interest expense	361
EBIT	917
Restructuring costs	551
Transaction, separation, and integration-related costs	358
Amortization of acquired intangible assets	530
Gain on dispositions	(2,004)
Pension and OPEB actuarial and settlement losses	519
Debt extinguishment costs	41
Impairment losses	190
Adjusted EBIT	$1,102
EBIT Margin	5.2%
Adjusted EBIT Margin	6.2%

Organic Revenue Growth

A reconciliation of Total revenue growth to Organic Revenue Growth is as follows:

Fiscal Year Ended
(%)	March 31, 2022
Total revenue growth	(8.3%)
Foreign currency	(0.8%)
Acquisitions and divestitures	6.5%
Organic Revenue Growth	(2.6%)

Fiscal Year Ended
(%)	March 31, 2021
Total revenue growth	(9.4%)
Foreign currency	(1.6%)
Acquisitions and divestitures	2.2%
Organic Revenue Growth	(8.8%)

95

Appendix B

Non-GAAP Diluted Earnings Per Share

A reconciliation of Diluted Earnings per Share to non-GAAP Diluted Earnings per Share is as follows:

Fiscal Year Ended
($)	March 31, 2022
Diluted Earnings per Share as reported	$2.81
Restructuring costs	0.99
Transaction, separation, and integration-related costs	0.07
Amortization of acquired intangible assets	1.35
Impairment losses	0.09
Gain on dispositions	(0.93)
Pension and OPEB actuarial and settlement gains	(1.99)
Debt extinguishment costs	0.93
Tax Adjustment	0.17
Non-GAAP Diluted Earnings per Share	$3.50

Fiscal Year Ended
($)	March 31, 2021
Diluted Earnings per Share as reported	($0.59)
Restructuring costs	1.79
Transaction, separation, and integration-related costs	1.06
Amortization of acquired intangible assets	1.59
Impairment losses	0.55
Gain on dispositions	(4.22)
Pension and OPEB actuarial and settlement losses	1.57
Debt extinguishment costs	0.12
Tax Adjustment	0.55
Non-GAAP Diluted Earnings per Share	$2.43

Free Cash Flow

A reconciliation of Cash Flow from Operations to Free Cash Flow is as follows:

Fiscal Year Ended
(in millions)	March 31, 2022
Cash flow from Operations	$1,501
Purchase of property and equipment	(254)
Transition and transformation contract costs	(209)
Software purchased or developed	(295)
Free Cash Flow	$743

96	2022 Proxy Statement

Appendix B

Fiscal Year Ended
(in millions)	March 31, 2021
Cash flow from Operations	$124
Purchase of property and equipment	(261)
Transition and transformation contract costs	(261)
Software purchased or developed	(254)
Free Cash Flow	($652)

97

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. The world's largest companies and public sector organizations trust DXC to deploy services across the Enterprise Technology Stack to drive new levels of performance, competitiveness, and customer experience. Learn more about how we deliver excellence for our customers and colleagues at DXC.com.

www.dxc.com

DXC INVESTOR RELATIONS 20408 BASHAN DRIVE, SUITE 231 ASHBURN VA 20147

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet up until 11:59 p.m. Eastern Time on July 25, 2022 to transmit your voting instructions and to enroll for electronic delivery of subsequent stockholder communications. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DXC2022

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1.800.690.6903

To transmit your voting instructions, use any touch-tone telephone up until 11:59 p.m. Eastern Time on July 25, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Note: Regardless of which voting method you use, proxy voting instructions for shares held in the Company’s Matched Asset Plan must be given by 11:59 p.m. Eastern Time on July 21, 2022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D87708-Z83055-Z83056                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DXC TECHNOLOGY COMPANY

The Board of Directors recommends you vote “FOR” each of the nominees in Proposal 1:

1.	To elect ten nominees to the DXC Board of Directors
			For	Against	Abstain

Nominees:

	1a.	Mukesh Aghi	☐	☐	☐

	1b.	Amy E. Alving	☐	☐	☐

	1c.	David A. Barnes	☐	☐	☐

	1d.	Raul J. Fernandez	☐	☐	☐

	1e.	David L. Herzog	☐	☐	☐

	1f.	Dawn Rogers	☐	☐	☐

	1g.	Michael J. Salvino	☐	☐	☐

	1h.	Carrie W. Teffner	☐	☐	☐

	1i.	Akihiko Washington	☐	☐	☐

	1j.	Robert F. Woods	☐	☐	☐

The Board of Directors recommends you vote “FOR” Proposal 2:	For	Against	Abstain

2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023	☐	☐	☐

The Board of Directors recommends you vote “FOR” Proposal 3:	For	Against	Abstain

3. Approval, by advisory vote, of our named executive officer compensation	☐	☐	☐

Please sign, date and return this Proxy promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and elect to vote by ballot, such vote will supersede this Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE TO STOCKHOLDERS

VOTING PREVENTS ESCHEATMENT

Most states have escheatment laws which require DXC to transfer stockholder accounts when they meet that state’s criteria for abandoned property. These laws require DXC to issue a replacement stock certificate to the applicable state and the certificate in the stockholder’s possession is cancelled on the records of DXC’s transfer agent. While the specified number of years varies by state, escheatment generally occurs if you have not voted during a three-year period and you have not contacted DXC’s transfer agent during that time. After delivery to the state, the stock often is sold and claimants are given only the proceeds of the sale, which may or may not be to your benefit, depending on the subsequent trend of the stock price. In addition, it can take many months to retrieve custody of the stock or the proceeds of its sale.

Therefore, it is very important that you vote and that DXC has your current address. If you have moved, please provide your new address to DXC’s transfer agent: EQ Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874; telephone 800.468.9716; and Internet address: shareowneronline.com. Please inform EQ if there are multiple accounts or stock is held under more than one name.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D87709-Z83055-Z83056

DXC TECHNOLOGY COMPANY

ANNUAL MEETING OF STOCKHOLDERS, JULY 26, 2022

The undersigned hereby appoints MICHAEL J. SALVINO, WILLIAM L. DECKELMAN, JR. and ZAFAR A. HASAN, and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of DXC Technology Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/DXC2022, at 10:30 a.m., Eastern Time, on July 26, 2022, and at any adjournments or postponements thereof, and to consider to vote on any other matter properly coming before the meeting. If more than one of such proxies or substitutes shall be present and vote, a majority thereof shall have the powers hereby granted, and if only one of them shall be present and vote, he shall have the powers hereby granted.

This card also provides voting instructions for shares, if any, held in the Company’s Matched Asset Plan.

This proxy when properly executed will be voted in the manner directed on the reverse side. If this proxy is signed but no direction is given, this proxy will be voted “FOR” the election of each of the director nominees on the reverse side and “FOR” proposals 2 and 3. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting of Stockholders or at any adjournment or postponement thereof.

Shares allocated to this account and held in the Company’s Matched Asset Plan will be voted by the plan trustee for those shares. If the trustee does not receive voting instructions for shares held in the Matched Asset Plan by July 21, 2022, those shares will be voted in the same proportion as the shares for which voting instructions have been received.

This proxy is solicited on behalf of the Board of Directors of the Company.

This proxy may be revoked at any time prior to the voting thereof.

Note: This proxy must be signed and dated on the reverse side.

Continued and to be signed on reverse side